Exhibit 10.24

CERTAIN IDENTIFIED INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10) BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [******] INDICATES THAT INFORMATION HAS BEEN REDACTED

LEASE

10 JAY MASTER TENANT LLC,

a Delaware Limited Liability Company

Landlord

and

RENT THE RUNWAY, INC.,

a Delaware Corporation

Tenant

for

Entire 7th, 8th, 9th and 10th Floors

10 Jay Street

Brooklyn, New York

April 1, 2019

Schedule of Exhibits

Exhibit A-1	Floor Plan of the 7th Floor Premises
Exhibit A-2	Floor Plan of the 8th Floor Premises
Exhibit A-3	Floor Plan of the 9th Floor Premises
Exhibit A-4	Floor Plan of the 10th Floor Premises
Exhibit B-1	Certain Definitions
Exhibit B-2	Index of Defined Terms
Exhibit C	Landlord’s Work
Exhibit D	Form of Commencement Date Agreement

Exhibit E	Rules and Regulations
Exhibit F	Existing Mortgagee SNDA
Exhibit G-1	Existing Ground Lessor SNDA
Exhibit G-2	Existing Master Lessor SNDA
Exhibit H	Annual Interim Payments
Exhibit I	Criteria for Tenant’s Exterior Signage
Exhibit J	Terrace
Exhibit K	Form of Letter of Credit
Exhibit L	HVAC Specifications
Exhibit M	Qualifying Sublease Subtenant Recognition Agreement
Exhibit N-1	Form of MOL
Exhibit N-2	Form of Termination and Discharge of Memorandum of Lease
Exhibit O	Retail Spaces
Exhibit P	Tenant’s Conceptual Plans
Exhibit Q	Form of Collateral Access Agreement

ii

LEASE

THIS LEASE (this “Lease”) is made as of the 1st day of March, 2019 (the “Effective Date”), between 10 JAY MASTER TENANT LLC (“Landlord”), a Delaware limited liability company, and RENT THE RUNWAY, INC. (“Tenant”), a Delaware corporation.

Landlord and Tenant hereby agree as follows:

Article 1

BASIC LEASE PROVISIONS

PREMISES	The (i) entire rentable area of the 7th floor of the Building, which the parties hereby conclusively agree, without representation or warranty, contains 23,621 RSF, as more particularly shown hatched on Exhibit A-1 annexed hereto (the “7th Floor Premises”), (ii) entire rentable area of the 8th floor of the Building, which the parties hereby conclusively agree, without representation or warranty, contains 23,621 RSF, as more particularly shown hatched on Exhibit A-2 annexed hereto (the “8th Floor Premises”), (iii) entire rentable area of the 9th floor of the Building, which the parties hereby conclusively agree, without representation or warranty, contains 23,621 RSF, as more particularly shown hatched on Exhibit A-3 annexed hereto (the “9th Floor Premises”) and (iv) entire rentable area of the 10th floor of the Building, which the parties hereby conclusively agree, without representation or warranty, contains 12,188 RSF, as more particularly shown hatched on Exhibit A-4 annexed hereto (the “10th Floor Premises”; the 7th Floor Premises, the 8th Floor Premises and the 9th Floor Premises, together with the 10th Floor Premises, collectively, the “Premises”).

BUILDING	The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed upon the land known as 10 Jay Street, Brooklyn, New York.

REAL PROPERTY	The Building, together with the plot of land upon which it stands.

COMMENCEMENT DATE	April 1, 2019. Landlord and Tenant agree that as of the Effective Date, the Premises is vacant and broom-clean, and Landlord’s Work (as hereinafter defined) has been completed therein.

RENT COMMENCEMENT DATE

With respect to the 7th Floor Premises, the date that is twenty (20) months from the Commencement Date (the “7th Floor Premises Rent Commencement Date”); and

With respect to the 8th Floor Premises, the 9th Floor Premises and the 10th Floor Premises, the date that is twelve (12) months from the Commencement Date (the “8th-10th Floor Premises Rent Commencement Date”; the 7th Floor Premises Rent Commencement Date and the 8th-10th Floor Premises Rent Commencement Date, each, as and when applicable, the “Rent Commencement Date”).

EXPIRATION DATE	The last day of the calendar month in which the day immediately preceding the twelfth (12th) anniversary of the 7th Floor Premises Rent Commencement Date occurs, or the last day of any renewal or extended term, if the Term of this Lease is extended in accordance with any express provision hereof.

TERM	The period commencing on the Commencement Date and ending on the Expiration Date.

PERMITTED USES	General, administrative and executive offices and all other uses ancillary to Tenant’s business, subject to compliance with Article 3.

BASE EXPENSE YEAR	Calendar year 2019.

TENANT’S TAX PROPORTIONATE SHARE	[******]%

TENANT’S OPERATING PROPORTIONATE SHARE	[******]%

AGREED AREA OF BUILDING	221,509 RSF, as mutually agreed by Landlord and Tenant, without representation or warranty, for the purpose of calculating Tenant’s Tax Proportionate Share, and 207,222 RSF, as mutually agreed by Landlord and Tenant, without representation or warranty, for the purpose of calculating Tenant’s Operating Proportionate Share.

AGREED AREA OF PREMISES	83,051 RSF, as mutually agreed by Landlord and Tenant, without representation or warranty.

FIXED RENT	With respect to the 7th Floor Premises only and commencing on the 7th Floor Premises Rent Commencement Date:

	Period	Per Annum	Per Month

	Lease Years 1 - 5	$ [******]	$ [******]
	Lease Years 6 - 10	$ [******]	$ [******]
Lease Years 11 -
	Expiration Date	$ [******]	$ [******]

With respect to the 8th Floor Premises only and commencing on the 8th-10th Floor Premises Rent Commencement Date:

	Period	Per Annum	Per Month

	Lease Years 1 - 5	$[******]	$[******]
	Lease Years 6 - 10	$[******]	$[******]
Lease Years 11 -
	- Expiration Date	$[******]	$[******]

With respect to the 9th Floor Premises only and commencing on the 8th-10th Floor Premises Rent Commencement Date:

	Period	Per Annum	Per Month

	Lease Years 1 - 5	$[******]	$[******]
	Lease Years 6 - 10	$[******]	$[******]
Lease Years 11 -
	Expiration Date	$[******]	$[******]

With respect to the 10th Floor Premises only and commencing on the 8th-10th Floor Premises Rent Commencement Date:

	Period	Per Annum	Per Month

	Lease Years 1 - 5	$[******]	$[******]
	Lease Years 6 - 10	$[******]	$[******]
Lease Years 11 -
	Expiration Date	$[******]	$[******]

ADDITIONAL RENT	All sums other than Fixed Rent payable by Tenant to Landlord under this Lease, including Tenant’s BID Payment and Annual Interim Payment or Tenant’s Tax Payment, as applicable, Tenant’s Operating Payment, late charges, overtime or excess service charges, damages, and interest and other costs related to Tenant’s failure to perform any of its obligations under this Lease.

RENT	Fixed Rent and Additional Rent, collectively.

INTEREST RATE	The lesser of (i) [******]% per annum above the then current Base Rate, and (ii) the maximum rate permitted by applicable law.

TENANT’S ADDRESS FOR NOTICES	Until Tenant commences business operations from the Premises: Rent the Runway, Inc. 345 Hudson Street, 6th Floor New York, New York 10014 Attn: Legal Department

Thereafter:

Rent the Runway, Inc.

10 Jay Street

Brooklyn, New York 11201

Attn: Legal Department

In each case with a copy to:

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas

New York, New York 10036

Attn: Jason T. Polevoy, Esq.

LANDLORD’S ADDRESS FOR NOTICES	10 Jay Master Tenant LLC c/o Glacier Global Partners LLC 220 East 42nd Street, Suite 3002 New York, New York 10017 Attn: Yaniv Blumenfeld

With a copy to: Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Attn: Nichole D. Cortese, Esq.

BROKER(S)	Jones Lang LaSalle Brokerage, Inc. and CBRE, Inc.

LANDLORD’S CONTRIBUTION	$[******]

All capitalized terms used in this Lease without definition are defined in Exhibit B-1, and an index of defined terms is annexed hereto as Exhibit B-2.

Article 2

PREMISES, TERM, RENT

Section 2.1 Lease of Premises. Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. In addition, Landlord grants to Tenant the right to use, on a non-exclusive basis and in common with other tenants, the Common Areas.

Section 2.2 Commencement Date. (a) Upon the Effective Date, the terms and provisions hereof shall be fully binding on Landlord and Tenant prior to the occurrence of the Commencement Date. The Term of this Lease shall commence on the Commencement Date and, unless sooner terminated or extended as hereinafter provided, shall end on the Expiration Date. Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that as of the Effective Date, Landlord’s Work is complete in the Premises, and the Premises is vacant and broom-clean.

(b) Once the Commencement Date has occurred, Landlord and Tenant shall execute an agreement stating the Commencement Date, each Rent Commencement Date and the Expiration Date, in the form of Exhibit D annexed hereto, but the failure to do so will not affect the determination of such dates.

Section 2.3 Intentionally Omitted.

Section 2.4 Payment of Rent. Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by wire transfer of funds pursuant to wiring instructions provided by Landlord to Tenant by written notice from time to time, provided that Landlord shall endeavor to provide Tenant with not less than ten (10) Business Days’ advance written notice of any change in such wiring instructions, (i) Fixed Rent in equal monthly installments, in advance, on the first day of each month during the Term, commencing on the applicable Rent Commencement Date, and (ii) Additional Rent, commencing on the Commencement Date, at the times and in the manner set forth in this Lease. Notwithstanding the foregoing, Tenant shall pay the first (1st) full monthly installment of Fixed Rent applicable to the entire Premises to Landlord on or prior to April 1, 2019.

Article 3

USE AND OCCUPANCY

Section 3.1 Use and Occupancy. (a) Tenant shall use and occupy the Premises for the Permitted Uses and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use. If Tenant uses the Premises for a purpose constituting a Prohibited Use, violating any Requirement, or causing the Building to be in violation of any Requirement, then Tenant shall promptly discontinue such use upon its receipt of written notice of such violation. Tenant, at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits that may be required by applicable Requirements to be maintained by Tenant for the lawful conduct of Tenant’s business in the Premises, consistent with the Permitted Uses. Upon Tenant’s request, Landlord shall cooperate with Tenant in all reasonable respects to Tenant procuring and maintaining any licenses and/or permits required for the lawful conduct of Tenant’s business in the Premises, consistent with the Permitted uses.

(b) Notwithstanding anything to the contrary provided in this Lease, so long as Tenant obtains all permits and licenses required by Government Authorities, if applicable, Tenant may serve and/or sell alcoholic beverages to its employees and guests in the Premises or may enter into concessions with third parties to serve and/or sell alcoholic beverages to Tenant’s employees and guests in the Premises (and not to the public and not for consumption outside the Premises). Such arrangements shall not be deemed a sublease under Article 13 of this Lease and shall not require Landlord’s consent (it being agreed that any such concessionaire shall constitute a Permitted Occupant hereunder); however, this Lease shall not be contingent on Tenant’s ability to procure a liquor license or other permits or licenses that may be required for the service and/or sale of alcoholic beverages in the Premises. Tenant shall have the right to have one (1) or more pantries in the Premises and may use in each such pantry an ordinary kitchen (as opposed to industrial) grade dishwasher, refrigerator, sink, toaster oven and microwave oven (collectively referred to herein as “Permitted Equipment”), provided that no such use shall require use of a flue or other means of venting, a rotoclone, or similar type of equipment. Tenant may use Permitted Equipment to warm, heat, or re-heat foods that are cooked off-site for consumption by Tenant’s employees and guests in the Premises.

(c) Without limiting the generality of Article 25 of this Lease, Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims and any and all loss, cost, damage or expense relating to the service or sale of alcoholic beverages in and from the Premises, including, without limitation, any such claim arising from any act, omission or negligence of Tenant or Persons Within Tenant’s Control, or from any accident, injury, or damage whatsoever caused to any person or to the property of any person occurring from and after the date that possession of the Premises is delivered to Tenant until the end of the Term (or such later date that Tenant ceases to occupy the Premises), whether such claim arises or accident, injury or damages occurs within the Premises, within the Building but outside the Premises, or outside the Building, except to the extent caused by Landlord’s negligence or willful misconduct. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities (including, without limitation, reasonable out of pocket legal fees, court costs and other reasonable disbursements) incurred or made in connection with any such claim or proceeding brought thereon, and the defense thereof, and shall survive the termination of this Lease. It is understood that without this indemnification of Landlord by Tenant, Landlord would not permit the service or sale of alcoholic beverages in or from the Premises, and Tenant covenants that Tenant’s liability insurance referred to in this Lease shall cover, indemnify and hold harmless Landlord from all such matters and items mentioned in this indemnity.

Section 3.2 Certificate of Occupancy. Notwithstanding anything to the contrary contained in this Lease, the parties acknowledge that no certificate of occupancy has been issued in respect of the Building. Accordingly, and in order for Landlord to be responsible for the orderly process by which a temporary certificate of occupancy (and the final certificate of occupancy) shall be issued, Tenant shall retain Landlord’s expediter to file Tenant’s Plans for the Initial Installations with the NYC Department of Buildings (it being agreed that such expediter shall charge commercially reasonable rates competitive with those of similarly qualified expediters performing similar services in first class office buildings in the vicinity of the Building). For the avoidance of doubt, Landlord shall maintain a temporary certificate of occupancy in full force and effect until such time as a permanent certificate of occupancy is issued for the Building (which Landlord shall diligently and continuously pursue to completion).

Article 4

CONDITION OF THE PREMISES

Section 4.1 Condition. (a) Tenant has inspected the Premises and agrees to accept possession of the Premises in the condition existing on the Commencement Date “as is”, it being agreed that that the same shall be delivered vacant and broom-clean, with Landlord’s Work completed therein. Tenant acknowledges that Landlord’s Work has been completed as of the Effective Date, and except for Landlord’s Contribution and the completion of Landlord’s Post-Commencement Work (as hereinafter defined), Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant’s occupancy. Any work to be performed by Tenant in connection with Tenant’s initial occupancy of the Premises shall be hereinafter referred to as the “Initial Installations”.

(b) Notwithstanding anything to the contrary contained herein, Tenant, within ten (10) months following the Commencement Date (with time being of the essence), may give Landlord a written notice (herein called a “Latent Defects List”) specifying in reasonable detail any latent defects discovered by Tenant in the Premises with respect to Landlord’s Work (but not defects caused by Tenant or Persons Within Tenant’s Control). If Tenant shall so timely deliver a Latent Defects List, then upon confirmation of the items on said list, Landlord shall use reasonable efforts to correct any such items as soon as is reasonably practicable, provided that Tenant shall give Landlord access to the Premises for the performance of such work, and provided further, that Landlord shall perform such work so as not to unreasonably interfere with Tenant’s use and occupancy of the Premises for the conduct of its business or for the performance of the Initial Installations (it being agreed, however, that Landlord shall not be required to perform any such work on an overtime or premium-pay basis, unless (x) Tenant shall request the same, in which event Tenant shall pay the incremental increased costs thereof, or (y) the performance of such work during Ordinary Business Hours on Business Days would materially interfere with the conduct of Tenant’s business in the Premises, such that Tenant would be unable to use at least 5,000 RSF of the Premises for the ordinary conduct of its business for more than two (2) consecutive Business Days). Any dispute between Landlord and Tenant as to whether any item has been properly included on a Latent Defects List shall be subject to determination by expedited arbitration (initiated by either party) in accordance with Article 33 of this Lease, provided that any arbitrator charged with resolving such dispute shall have at least ten (10) years’ experience in construction management with respect to projects in commercial properties similar to the Building. The foregoing provisions of this Section 4.1 shall not derogate any of the repair obligations of Landlord expressly set forth in this Lease.

Section 4.2 Landlord’s Contribution. (a) Landlord shall pay to Tenant an amount not to exceed Landlord’s Contribution toward the cost of the Initial Installations (excluding any “soft costs” and Tenant’s Property), provided that as of the date on which Landlord is required to make payment thereof pursuant to Section 4.2(b): (i) this Lease is in full force and effect, and (ii) no Event of Default then exists. Tenant shall pay all costs of the Initial Installations in excess of Landlord’s Contribution. Landlord’s Contribution shall be payable solely on account of labor directly related to the Initial Installations and materials delivered to the Premises in connection with the Initial Installations (excluding any “soft costs” and Tenant’s Property), except that Tenant may apply up to 20% of Landlord’s Contribution to pay “soft cost” incurred in connection with the Initial Installations, which shall be limited to the actual architectural, consulting, engineering, expediting, permitting and filing fees incurred by Tenant in connection therewith. Tenant shall not be entitled to receive any portion of Landlord’s Contribution not actually expended by Tenant in the performance of the Initial Installations; provided, however, that so long as the Initial Installations shall have been substantially completed and an Event of Default shall not then be continuing, at any time on or after the second (2nd) anniversary of the last occurring Rent Commencement Date, Tenant shall have the right to apply any unexpended portion of Landlord’s Contribution as a credit against Fixed Rent upon prior written notice to Landlord.

(b) Landlord shall make progress payments of Landlord’s Contribution to Tenant from time to time (but not more frequently than on a monthly basis), in each case within thirty (30) days following the delivery to Landlord of a requisition therefor accompanied by (i) with the exception of the first requisition, copies of partial waivers of lien from all contractors, subcontractors, and material suppliers covering all work and materials which were the subject of previous progress payments of Landlord’s Contribution, (ii) a certification from Tenant’s architect that the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved by Landlord therefor and in accordance with applicable Requirements and (iii) a written signed statement from an authorized financial officer of Tenant outlining in detail the amount of Landlord’s Contribution being requested, along with a certification by Tenant that the amount claimed is for reimbursement to Tenant for payment to the listed parties. Landlord may withhold an amount equal to ten percent (10%) of each requisition for retainage. After the Initial Installations have been completed in the Premises, Landlord shall disburse any amount retained by it hereunder upon submission by Tenant to Landlord of Tenant’s requisition therefor accompanied by all documentation required under this Section 4.2(b), together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for the Initial Installations by Governmental Authorities having jurisdiction thereover, (B) final “as-built” plans and specifications for the Initial Installations as required pursuant to Section 5.1(c) and (C) issuance of final lien waivers by all contractors, subcontractors and material suppliers covering all of the Initial Installations. The right to receive Landlord’s Contribution is for the exclusive benefit of Tenant, and in no event shall such right be assigned to or be enforceable by or for the benefit of any third party, including any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or other person or entity.

(c) If Landlord shall fail to pay an installment of Landlord’s Contribution on a timely basis in accordance with this Section 4.2, Tenant may provide written notice of such failure to Landlord. If Landlord shall not make the required payment to Tenant within thirty (30) days after such notice shall have been given to Landlord, in bold face capitalize type with specific reference to the provisions of this Section 4.2(c), then any dispute arising between Landlord and Tenant as to whether Landlord has failed properly to pay such installment of Landlord’s Contribution shall be subject to expedited arbitration initiated by Tenant pursuant to the terms of Article 33 of this Lease, and in the event that Tenant shall obtain a final and binding determination in such arbitration to the effect that Landlord was required to pay such installment of Landlord’s Contribution, then if Landlord shall not within ten (10) days after such judgment has been obtained pay such funds to Tenant, Tenant shall have the right to offset such amount against the next installment(s) of Fixed Rent, Tenant’s BID Payment, the Annual Interim Payment, Tenant’s Tax Payment and Tenant’s Operating Payment becoming due hereunder until Tenant has been fully reimbursed therefor. For the avoidance of doubt, Landlord shall pay to Tenant any portions of any installment of Landlord’s Contribution which are not in dispute, rather than awaiting the outcome of any arbitration or negotiation regarding disputed components thereof.

Section 4.3 Landlord’s Work. Landlord has, at its own cost and expense, in a good and workmanlike manner and in compliance with applicable Laws, performed Landlord’s Work (as more particularly described and defined on Exhibit C annexed hereto).

Section 4.4 Landlord’s Post-Commencement Work; Landlord Delays. Landlord shall, at its own cost and expense, in a good and workmanlike manner and in compliance with applicable Laws, (i) encase the exposed column in the 8th Floor Premises in brick on or prior to April 15, 2019 (the “Column Work”) and (ii) pour a new concrete slab on each floor of the Premises reasonably promptly and diligently after the installation of Tenant’s conduit on each floor of the Premises (“Landlord’s Post-Commencement Work”) (which conduit shall be installed by Tenant as part of the Initial Installations). Landlord and its employees, contractors and agents shall have access to the Premises at all reasonable times for the performance of the Column Work and Landlord’s Post-Commencement Work and for the storage of materials reasonably required in connection therewith, and Tenant shall reasonably cooperate with Landlord in connection therewith. Landlord shall diligently complete the Column Work and Landlord’s Post-Commencement Work and shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises (including, without limitation, the performance of the Initial Installations) during the performance of such work, and any damage to the Premises resulting therefrom shall be promptly repaired by Landlord, at its sole cost and expense. Landlord and Tenant shall use reasonable efforts to cooperate with each other so as to permit the other to work in the Premises at the same time. There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the performance of the Column Work or Landlord’s Post-Commencement Work or the storage of any materials in connection therewith. Notwithstanding the foregoing, provided that no Event of Default shall then be continuing hereunder, if Tenant shall actually be delayed in completion of the Initial Installations due to (x) Landlord’s failure to complete Landlord’s Post-Commencement Work within seven (7) days after Tenant’s installation of Tenant’s conduit on each floor of the Premises as part of the Initial Installations (provided that Tenant shall have given Landlord at least 30 days prior notice (which notice may be given verbally) of its anticipated completion of such conduit installation) (the “Post-Commencement Work Deadline”); or (y) any wrongful act or refusal to act (where Landlord has an express duty to act) of Landlord, provided in the case of this clause (y) that Tenant shall have given Landlord notice of such wrongful act or refusal to act (where Landlord has an express duty to act) and Landlord shall have failed to cure the same within one (1) Business Day after Landlord’s receipt of such notice (an “Act or Refusal Delay”), then, as Tenant’s sole and exclusive remedy for such actual delay in completion of the Initial Installations, Tenant shall receive a credit against the Fixed Rent due hereunder commencing on the Rent Commencement Date in an amount equal to (I) 1/30 of the monthly amount of Fixed Rent due for every one (1) full day that occurs after the Post-Commencement Work Deadline until Landlord’s Post-Commencement Work is substantially completed, and/or (II) 1/30 of the monthly amount of Fixed Rent due for every one (1) full day on which any Act or Refusal Delay(s) shall continue hereunder. Notwithstanding anything to the contrary contained in this Lease, (i) Landlord and Tenant acknowledge and agree that no act, omission or refusal to act by Landlord shall constitute an Act or Refusal Delay if any other remedy (including, without limitation, deemed approval and/or rent abatement) shall be available to Tenant therefor under any other provision of this Lease (including, without limitation, pursuant to Sections 2.3, 5.1(b), 5.3, 5.13, 8.1(b), 10.10(b), 26.22 and/or Article 34), and (ii) no abatement of Fixed Rent shall be granted on any given calendar day in duplication of any other abatement of Fixed Rent accruing with respect to such calendar day. Any dispute between Landlord and Tenant as to whether Tenant has actually been delayed in completion of the Initial Installations as set forth in this Section 4.4 shall be subject to determination by expedited arbitration (initiated by either party) in accordance with Article 33 of this Lease, provided that any arbitrator charged with resolving such dispute shall have at least ten (10) years’ experience in construction management with respect to projects in commercial properties similar to the Building.

In addition to the foregoing, if Landlord shall not have completed the Column Work by April 15, 2019 (with time being of the essence), then as Tenant’s sole and exclusive remedy therefor, Tenant shall receive a credit against the Fixed Rent due and payable for the 8th Floor Premises in the amount of $[******] per day for each day after April 15, 2019 on which the Column Work shall not be completed.

Article 5

ALTERATIONS

Section 5.1 Tenant’s Alterations. (a) Except as otherwise expressly provided in Section 5.10, Tenant shall not make any alterations, additions or other physical changes in or about the Premises (collectively, “Alterations”), other than decorative Alterations, such as painting, wall coverings and floor coverings (collectively, “Decorative Alterations”), which Decorative Alterations may be performed by Tenant without Landlord’s approval, or, subject to the provisions of Section 5.10, such Alterations that (i) are non-structural and do not affect any Building Systems, (ii) affect only the Premises and are not visible from outside of the Premises, (iii) do not affect the certificate of occupancy issued for the Building or the Premises, or, prior to the issuance of a certificate of occupancy for the Building or the Premises, do not affect any then existing temporary certificate of occupancy or Alt-1 permit for work in the Building or any work in connection therewith, and (iv) do not violate any Requirements (collectively, “Non-Structural Alterations”). Tenant shall observe and comply with the Building’s rules and regulations with respect to performing all Alterations, as reasonably supplemented or amended from time to time. For the avoidance of doubt, the Initial Installations shall constitute Alterations under this Lease. Subject to Landlord’s approval of the plans and specifications therefor in accordance with this Article 5 and Tenant’s compliance with the Rules and Regulations, and provided that the same shall not adversely affect the structural integrity of the floor(s) involved or adversely affect any contiguous floors, at Tenant’s cost, Tenant may, from time to time, install internal staircase(s) (each, an “Internal Staircase”) between contiguous floors of the Premises (provided that Landlord’s structural engineer shall prepare the plans and specifications therefor, it being agreed that such engineer shall charge rates competitive with other similarly qualified structural engineers performing similar services in comparable office buildings in the vicinity of the Building). In the event that Tenant installs one (1) or more Internal Staircases as part of the Initial Installations, Landlord shall pay to Tenant an amount not to exceed $[******] in the aggregate (the “Internal Staircase Allowance”) toward the cost of any such Internal Staircase(s) to be disbursed in accordance with the provisions of Section 4.2; however, Tenant shall not be entitled to receive any portion of the Internal Staircase Allowance not actually expended by Tenant in the installation of any Internal Staircase(s) as part of the Initial Installations, nor shall Tenant have any right to apply any unexpended portion of the Internal Staircase Allowance as a credit against Rent or any other obligation of Tenant hereunder.

(b) Plans and Specifications. Prior to making any Alterations, Tenant, at its expense, shall (i) submit to Landlord for its approval, which approval shall not be unreasonably withheld or delayed, pursuant to Section 5.1(a), detailed plans and specifications (“Plans”) of each proposed Alteration (other than Decorative Alterations), and with respect to any Alteration affecting any Building System, evidence that the Alteration has been designed by, or reviewed and approved by (consistent with the standards of approval set forth in Section 5.1(a)), Landlord’s designated engineer for the affected Building System, provided such engineer charges commercially reasonable rates, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities, and (iii) furnish to Landlord certificates of worker’s compensation (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration) and commercial general liability (including property damage coverage) insurance and Builder’s Risk coverage (as described in Article 11) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, its manager, any Lessor and any Mortgagee as additional insureds. Tenant shall give Landlord not less than five (5) Business Days’ notice prior to performing any Decorative Alteration, which notice shall contain a description of such Decorative Alteration. Landlord shall respond to any request for approval of Tenant’s Plans within fifteen (15) days after such request is made. In addition, Landlord agrees to respond to any resubmission of the Plans within ten (10) days after resubmission to Landlord. If Landlord fails to respond to Tenant’s request within the applicable review period set forth herein, Tenant shall have the right to provide Landlord with a second request for approval (a “Second Request”), which shall specifically identify the Plans to which such request relates, and set forth in bold capital letters the following statement: IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THE PLANS SHALL BE DEEMED APPROVED AND TENANT SHALL BE ENTITLED TO COMMENCE CONSTRUCTION OF THE ALTERATIONS IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS PREVIOUSLY SUBMITTED TO LANDLORD AND TO WHICH LANDLORD HAS FAILED TO TIMELY RESPOND. If Landlord fails to respond to a Second Request within five (5) Business Days after receipt by Landlord, the Plans (or revisions thereto) for which the Second Request is submitted shall be deemed to be approved by Landlord, and Tenant shall be entitled to commence construction of the Alterations or portion thereof to which the Plans relate, provided that such Plans have (if required) been appropriately filed in accordance with any applicable Requirements, all permits and approvals required to be issued by any Governmental Authority as a prerequisite to the performance of such Alterations shall have been duly issued, Tenant shall otherwise have complied with all applicable provisions of this Lease relating to the performance of such Alterations, and such Alterations shall comply with the Benefits Requirements (as hereinafter defined). Landlord hereby approves in concept the design aesthetics shown on Exhibit P annexed hereto, subject to further approval of Tenant’s Plans as set forth herein and compliance with the terms and conditions of this Lease.

(c) Governmental Approvals. Tenant, at its expense, shall, as and when required, promptly obtain certificates of partial and final approval of such Alterations required by any Governmental Authority and shall, within thirty (30) days after completion of any Alterations, furnish Landlord with copies thereof, together with “as-built” Plans for such Alterations (other than Decorative Alterations and any Alterations where it would be contrary to the generally accepted industry practice to produce “as-built” Plans) prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may reasonably accept), using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may reasonably accept) and magnetic computer media of such record drawings and specifications translated in DWG format or another format reasonably acceptable to Landlord. Upon Tenant’s request, Landlord shall reasonably cooperate with Tenant in obtaining any permits, approvals and/or certificates required to be obtained by Tenant in connection with any permitted Alteration (if the provisions of the applicable Requirement require that Landlord join in such application), provided that Tenant shall reimburse Landlord for any actual and reasonable out-of-pocket costs or expenses in connection therewith, provided further that Landlord shall not charge any fees for the mere execution of any documents and Landlord shall not charge any fees under this Section 5.1(c) in duplication of fees charged to Tenant pursuant to any other terms and conditions of this Lease. Without limiting the foregoing, provided that Tenant shall have submitted to Landlord reasonably acceptable Plans for the Initial Installations, Landlord shall sign any required application for Tenant to obtain a building permit for the Initial Installations at such time as Landlord shall initially respond to Tenant’s submissions of its Plans for the Initial Installations; provided that Landlord’s execution of any such application shall not be deemed an approval of the Initial Installations or the Plans therefor or permission from Landlord for Tenant to do any work in the Premises. Landlord reserves all rights with respect to the approval of Alterations and the plans and specifications therefor and to require Tenant to withdraw or revise the applications and modify the Alterations and the plans and specification therefor in Landlord’s reasonable discretion. With respect to the Initial Installations, Tenant’s architect shall be permitted to utilize “self-certification” to obtain building permits, provided that in such event, Tenant shall indemnify and hold harmless Landlord from and against any liability due to omissions or design defects, subject to the limitations contained in this Lease.

(d) Certain Violations. If the existence of any violations of Requirements noted of record against the Real Property (other than any such violations created by any Tenant Party or which will be cured by Tenant by the performance of the Initial Installations) shall delay (or prevent) Tenant from obtaining any governmental permits, consents, approvals or other documentation required by Tenant for (A) the performance of any Initial Installations or (B) the lawful occupancy of any portion of the Premises upon completion of any Initial Installations (it being understood that the imposition of conditions by a Governmental Authority requiring the cure of any such violation as a condition precedent to obtaining any such governmental permits, consents, approvals or other documentation which shall so delay Tenant from obtaining any governmental permits, consents, approvals or other documentations shall be deemed such a prevention or delay), then, upon the giving of notice by Tenant to Landlord of such prevention or delay and of the applicable violations and such prevention or delay shall be the cause of any actual delay in Tenant’s commencement of its performance, and/or substantial completion, of the Initial Installations, Landlord shall promptly commence and thereafter diligently prosecute to completion the cure and removal of record of such violations.

Section 5.2 Manner and Quality of Alterations. (a) All Alterations shall be performed (i) in a good and workmanlike manner and free from defects, (ii) substantially in accordance with the Plans approved by Landlord therefor (or submitted to Landlord in accordance with Section 5.10 below, as applicable), and by contractors, subcontractors, architects and engineers reasonably approved by Landlord (such approval not to be unreasonably withheld or delayed), (iii) in compliance with all Requirements, the terms of this Lease and all construction procedures, rules and regulations then reasonably prescribed by Landlord, and (iv) at Tenant’s expense (subject to Landlord’s Contribution in accordance with Article 4 with respect to the Initial Installations). All materials and equipment shall be of first quality and at least equal to the applicable standards for the Building reasonably established by Landlord (which shall be consistent with comparable buildings), and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien or other encumbrance. Notwithstanding anything herein to the contrary, Tenant shall be required to use Landlord’s designated contractor in connection with any Alterations affecting a Building System (it being agreed that such contractor shall charge commercially reasonable rates competitive with those of similarly qualified contractors performing similar services in first class office buildings in the vicinity of the Building).

(b) Notwithstanding anything to the contrary set forth herein, Tenant shall be permitted to grant a security interest in any and all moveable Tenant’s Property in the Premises, provided that such moveable Tenant’s Property can be removed from the Premises without damage to the Premises or the Building (such moveable Tenant’s Property, collectively, the “Collateral Property”) in connection with customary financing secured by such Collateral Property (“Tenant Financing”), provided further that: (i) the secured party shall agree to repair any damage to the Premises and/or the Building caused by its removal of any Collateral Property therefrom and to indemnify Landlord and its Mortgagees and Lessors in connection therewith; and (ii) such secured party shall execute an agreement on a commercially reasonable form agreeing to the foregoing and to Landlord’s other standard provisions with respect to any Tenant Financing and any required secured party access to the Building and the Premises in connection therewith (it being agreed that the agreement annexed hereto as Exhibit Q (the “Collateral Access Agreement”) shall be deemed to be commercially reasonable). Landlord and Tenant acknowledge and agree that Landlord and Comerica Bank, as the initial secured party (the “Initial Secured Party”), will enter into the Collateral Access Agreement in the form annexed hereto as

Exhibit Q promptly following the Effective Date. Thereafter, during the Term, if Tenant shall replace the initial Tenant Financing with a subsequent Tenant Financing with a different secured party, then upon termination of the Collateral Access Agreement with the Initial Secured Party, Landlord shall agree to enter into another Collateral Access Agreement with the secured party under Tenant’s subsequent Tenant Financing, provided that in no event shall more than one Collateral Access Agreement be in effect at any one time.

Section 5.3 Removal of Tenant’s Property. Tenant’s Property shall remain the property of Tenant and Tenant may remove the same at any time on or before the Expiration Date. On or prior to the Expiration Date, Tenant shall, at Tenant’s expense, remove all of Tenant’s Property and, unless otherwise directed by Landlord as provided below, any Specialty Alterations from the Premises, and close up any slab penetrations in the Premises (other than any slab penetrations existing as of the Commencement Date which were not created by Tenant and any slab penetrations that are made as part of the Initial Installations). Notwithstanding the foregoing, Landlord agrees that (x) Tenant shall not be required to remove from the Premises any Internal Staircase vertically connecting one or more floors of the Premises that is installed by Tenant as part of the Initial Installations, and the same shall not be deemed to constitute Specialty Alterations hereunder, and (y) Tenant shall not be required to remove from the Premises up to two (2) private or executive restrooms (each of which may include one shower therein) on up to two (2) floors of the Premises (for a maximum aggregate of four (4) such private or executive restrooms), in each case installed by Tenant in the Premises as part of the Initial Installations, and the same shall not be deemed to constitute Specialty Alterations hereunder (provided that any multi-stall shower facility or so-called “gang shower” facility shall constitute Specialty Alterations which Tenant shall be required to remove from the Premises on or prior to the Expiration Date). Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Building caused by Tenant’s removal of any Alterations or Tenant’s Property or by the closing of any slab penetrations, and upon default thereof, Tenant shall reimburse Landlord the reasonable cost actually incurred by Landlord for repairing and restoring such damage. Any Specialty Alterations or Tenant’s Property not so removed shall be deemed abandoned and Landlord may retain or remove and dispose of same, and repair and restore any damage caused thereby, at Tenant’s reasonable cost and without accountability to Tenant. All other Alterations shall become Landlord’s property upon termination of this Lease. Notwithstanding the foregoing, Landlord shall advise Tenant, at any time during the Term, in each case within ten (10) Business Days after Tenant’s written request, as to whether Tenant will be required to remove any Specialty Alterations from the Premises, it being agreed that if Landlord fails to so identify any Specialty Alterations requiring removal within ten (10) Business Days after Tenant’s written request, then Tenant shall not be required to remove the same at the end of the Term, provided that Tenant shall give Landlord a second written notice stating in bold, capitalized letters that: “THIS IS A SECOND REQUEST FOR LANDLORD TO IDENTIFY ANY SPECIALTY ALTERATIONS INSTALLED IN THE PREMISES WHICH TENANT WILL BE REQUIRED TO REMOVE UPON THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE TERM, AND LANDLORD SHALL BE DEEMED TO HAVE WAIVED THE RIGHT TO REQUIRE REMOVAL OF ANY SPECIALTY ALTERATIONS INSTALLED IN THE PREMISES AND NOT SO IDENTIFIED IF LANDLORD SHALL NOT RESPOND TO THIS NOTICE AND IDENTIFY THE SAME WITHIN FIVE (5) BUSINESS DAYS,” and Landlord shall fail to respond to such second notice and so identify any Specialty Alterations in the Premises which Tenant will be required to remove at the end of the Term within such five (5) Business Day period; provided further that that such waiver shall have no effect on, and shall not abrogate, Landlord’s rights with respect to (i) any subsequent Specialty Alterations installed by Tenant after the date of such notice and/or (ii) any Specialty Alterations previously identified by Landlord as requiring removal, either in a prior notice to Tenant or pursuant to the express terms and conditions of this Lease.

Section 5.4 Mechanic’s Liens. Tenant, at its expense, shall discharge any lien or charge recorded or filed against the Real Property in connection with any work done or claimed to have been done by or on behalf of, or materials furnished or claimed to have been furnished to, Tenant (other than for Landlord’s Work or Landlord’s Post-Commencement Work), within twenty-five (25) days after Tenant shall have received written notice thereof by payment, filing the bond required by law or otherwise in accordance with law. Nothing contained in this Section 5.4 shall limit Tenant’s right to challenge the claim that is made by the person or entity that files a lien, provided that Tenant discharges such lien of record as aforesaid.

Section 5.5 Labor Relations. Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Building, if, in Landlord’s sole but reasonable judgment, such employment, delivery or use will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. If such interference or conflict occurs, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

Section 5.6 Tenant’s Costs. Tenant shall pay to Landlord, upon demand, all reasonable out-of-pocket costs actually incurred by Landlord in connection with Tenant’s Alterations, including reasonable and actual out-of-pocket costs incurred in connection with (a) third-party review of the Plans therefor (provided that with respect to the Initial Installations, Tenant shall only be required to pay third-party review costs in connection with Landlord’s architect’s and engineers’ review of proposed structural Alterations and proposed Alterations affecting the Building Systems, including, without limitation, the mechanical, electrical and plumbing systems of the Building) and (b) other than for the Initial Installations, the provision of Building personnel during the performance of any Alteration, to operate elevators or otherwise to facilitate Tenant’s Alterations. Tenant shall, upon request, provide Landlord with reasonable evidence of all amounts expended by it for Alterations (including any “soft costs”).

Section 5.7 Tenant’s Equipment. Tenant shall provide written notice to Landlord (which may be by email) prior to moving any heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Equipment”) into or out of the Building and shall pay to Landlord any reasonable costs actually incurred by Landlord in connection therewith. If such Equipment requires special handling, Tenant agrees (a) to employ only persons holding all necessary licenses to perform such work, (b) all work performed in connection therewith shall comply with all applicable Requirements and (c) such work shall be done only during hours reasonably designated by Landlord.

Section 5.8 Legal Compliance. The approval of Plans, or consent by Landlord to the making of any Alterations, does not constitute Landlord’s representation that such Plans or Alterations comply with any Requirements. Landlord shall not be liable to Tenant or any other party in connection with Landlord’s approval of any Plans, or Landlord’s consent to Tenant’s performing any Alterations. If any Alterations made by or on behalf of Tenant, require Landlord to make any alterations or improvements to any part of the Building in order to comply with any Requirements (“Compliance Alterations”), Tenant shall pay all reasonable costs and expenses incurred by Landlord in connection with such Compliance Alterations, as reasonably evidenced to Tenant.

Section 5.9 Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds 100 pounds per square foot “live load”. Landlord reserves the right to reasonably designate the position of all Equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof.

Section 5.10 Non-Structural Alterations. Landlord’s consent shall not be required with respect to any Non-Structural Alterations (x) which do not require the issuance of a work permit by the NYC Department of Buildings, and (y) the estimated cost of which does not exceed $[******]; provided, however, that at least ten (10) Business Days prior to making any such Non-Structural Alterations, Tenant shall submit to Landlord the Plans for such Alteration (unless Plans shall not be required by any applicable Requirement or good construction practice), and any such Alteration shall otherwise be performed in compliance with the applicable provisions of this Article 5. Tenant shall also deliver to Landlord, promptly upon request, copies of applicable contracts in order that Landlord can confirm that the Alterations in question do not require Landlord’s consent hereunder.

Section 5.11 ACP-5. As soon as reasonably practicable after Tenant provides Landlord with Tenant’s Plans (approved by Landlord and in form to be filed with the NYC Department of Buildings) for the performance of the Initial Installations in the Premises, Landlord shall provide Tenant with ACP-5 certificates in respect of such Initial Installations.

Section 5.12 Initial Space Programming. Landlord hereby agrees that, at Tenant’s request, Landlord’s architect shall prepare two (2) test fits predicated on Tenant’s initial space programing at no cost to Tenant.

Section 5.13 Benefits Requirements. Notwithstanding anything herein to the contrary, any Alterations shall (x) not alter any existing historic columns, ceilings, and moldings existing as of the date hereof, except that historic ceilings may be painted, but not skim coated where the terra cotta texture is covered and non-historic portions of ceilings and walls are not restricted, (y) keep ceilings at maximum height, except for heating, ventilation and air-conditioning (“HVAC”) and other similar installations, which, if installed, shall be set back at least three (3’) feet from any exterior windows of the Building and (z) not contain any partitions that interrupt any window openings (collectively, the “Benefits Requirement”). The parties hereto acknowledge that Landlord has availed itself of certain historical benefits programs in connection with recent renovations and upgrades to the Building. If Landlord qualifies for any such benefits, the applicable entity providing such benefits (the “Benefits Entity”) may, notwithstanding anything herein to the contrary, have the right to approve Alterations within eighteen (18) months after the installation thereof. If the Benefits Entity objects to any Alterations (an “Objection”), Landlord shall, at Landlord’s sole cost and expense, notwithstanding anything herein to the contrary, prior to the date that is eighteen (18) months after the installation of such Alterations, have the right to remove and/or alter such Alteration subject to the applicable Objection and perform the work required by the Benefits Entity to remove and/or alter the Alteration subject to the applicable Objection (any such work being referred to herein as the “Benefits Work”), provided such Benefits Work does not adversely affect the usable area of the Premises, except to a de minimis extent. Landlord and its employees, contractors and agents shall have access to the Premises at all reasonable times (which times shall be coordinated with Tenant) upon advance reasonable notice to Tenant for the performance of the Benefits Work and for the storage of materials reasonably required in connection therewith. Landlord shall diligently complete the Benefits Work and use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of the Benefits Work. In furtherance thereof, in performing the Benefits Work, Landlord shall, at Tenant’s request, employ contractors at times other than during Ordinary Business Hours on Business Days, if the performance of such work shall interfere with Tenant’s use and occupancy of the Premises during such times to more than a de minimis extent.

Except as otherwise expressly provided in this Section 5.13, there shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the performance of the Benefits Work or the storage of any materials in connection therewith for that day’s work. Notwithstanding the foregoing, if Tenant is unable to use all or a portion of the Premises for the ordinary conduct of its business solely due to the performance of the Benefits Work, and (i) Tenant furnishes a notice to Landlord (the “Benefits Abatement Notice”) stating that Tenant is unable to use all or a portion of the Premises for the ordinary conduct of its business solely due to the performance of the Benefits Work, (ii) Tenant does not actually use or occupy all or such portion of the Premises for the ordinary conduct of its business for more than two (2) Business Days, and (iii) such condition or delay has not resulted from the acts or omissions of Tenant or any Persons Within Tenant’s Control, then, as Tenant’s sole and exclusive remedy with respect thereto, the Fixed Rent shall be abated on a per diem basis with respect to the portion of the Premises Tenant does not so use or occupy for the ordinary conduct of its business for the period commencing on the third (3rd) Business Day after Tenant provides Landlord the Benefits Abatement Notice and ending on the date Landlord substantially completes the Benefits Work.

Section 5.14 Fire Stairways. Tenant shall have the right to use the fire stairways connecting the floors of the Premises as convenience stairs subject to compliance with all Building rules and regulations and applicable Requirements. Subject compliance with all Building rules and regulations and applicable Requirements, Tenant shall have the right to install breakaway locks and an internal security system in connection therewith, and shall tie such system into the Building’s security and Class E system, at Tenant’s cost and expense. Tenant shall have the right to make purely cosmetic Alterations to such fire stairways, subject to compliance with applicable Requirements, upon at least ten (10) days prior notice to Landlord. Any such Alterations made to such fire stairways by Tenant shall be maintained by Tenant at its cost and expense, and shall be restored to conform with Building standards upon the expiration or earlier termination of the Term (notwithstanding the fact that such Alterations shall not constitute Specialty Alterations).

Section 5.15 Building Violations. If any violations of Requirements exist with respect to the Building on the Commencement Date that prevent Tenant from obtaining a building permit or a final sign-off for the Initial Installations or otherwise prevent Tenant from occupying the Premises for the uses permitted hereunder, Landlord, following written notice thereof from Tenant to Landlord (a “Building Violation Notice”), shall discharge same (or cause the same to be so discharged), subject, however to Landlord’s right to contest diligently and in good faith the applicability or legality thereof. If, for a period of more than ten (10) Business Days following the date on which Tenant shall give to Landlord a Building Violation Notice, Tenant is unable to (and does not actually) perform the Initial Installations or use and occupy the Premises for the uses permitted hereunder, then as Tenant’s sole and exclusive remedy therefor, the Fixed Rent due and payable hereunder by Tenant shall abate (in proportion to the portion of the Premises so affected or rendered unusable by the violation in question, if applicable) during the period commencing on the eleventh (11th) Business Day following the date on which the Building Violation Notice is given to Landlord and ending on the date that the applicable violation is cured (or on such earlier date upon which Tenant resumes performance of the Initial Installations in the affected portion of the Premises or use and occupancy of the same).

Article 6

REPAIRS

Section 6.1 Landlord’s Repair and Maintenance. From and after the Commencement Date (subject to Unavoidable Delay), Landlord shall operate, maintain and, except as provided in Section 6.2 hereof, make all necessary repairs and replacements (both structural and nonstructural) to (i) the Building Systems, (ii) the Common Areas, (iii) the structural portions of the Building, (iv) the roof of the Building, and (v) the sidewalks adjacent to the Building. Notwithstanding anything to the contrary set forth herein, Landlord shall have no obligation to provide any services to the Terrace (as hereinafter defined) or to clean the same or to remove snow or ice from the Terrace. Notwithstanding the foregoing, if Landlord determines that snow or ice must be removed from the Terrace to protect the structural integrity of the Terrace or the roof, Tenant shall afford Landlord access to the Terrace for such removal.

Section 6.2 Tenant’s Repair and Maintenance. Tenant shall promptly, at its expense and in compliance with Article 5, make all nonstructural repairs to the Premises (and the Terrace, for so long as Tenant shall have the right to the exclusive use thereof) and the fixtures, equipment and appurtenances therein (including all electrical, plumbing, heating, ventilation and air conditioning, sprinklers and life safety systems in and serving the Premises from the point of connection to the Building Systems) (collectively, “Tenant Fixtures”) as and when needed to preserve the Premises in good working order and condition, except for reasonable wear and tear and damage for which Tenant is not responsible. All damage to the Building or to any portion thereof, or to any Tenant Fixtures requiring structural or nonstructural repair caused by or resulting from any negligence or willful misconduct of a Tenant Party or the moving of Tenant’s Property or Equipment into, within or out of the Premises by a Tenant Party, shall be repaired at Tenant’s reasonable expense by (i) Tenant, if the required repairs are nonstructural in nature and do not affect any Building System, or (ii) Landlord, if the required repairs are structural in nature, involve replacement of exterior window glass or affect any Building System. All Tenant repairs shall be of good quality utilizing new construction materials.

Section 6.3 Restorative Work. Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Building and Building Systems, including changing the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other Common Areas (collectively, “Restorative Work”), as Landlord deems necessary or desirable, and to take all materials into the Premises required for the performance of such Restorative Work provided that (a) the level of any Building service shall not decrease (except to a de minimis extent) from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such Restorative Work) and (b) Tenant is not deprived of access to or use of the Premises for the Permitted Use. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of such Restorative Work. There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others performing, or failing to perform, any Restorative Work, except as otherwise expressly provided in this Lease.

Article 7

INCREASES IN TAXES AND OPERATING EXPENSES

Section 7.1 Definitions. For the purposes of this Article 7, the following terms shall have the meanings set forth below:

(a) “Assessed Valuation” shall mean the amount for which the Real Property is assessed pursuant to the applicable provisions of the City Charter and the Administrative Code of New York, or any successor Requirements, for the purpose of imposition of Taxes.

(b) “Base BID Assessments” shall mean the BID Assessments payable with respect to the 2019/2020 Tax Year.

(c) “Base Operating Expenses” shall mean the Operating Expenses for the Base Expense Year.

(d) “Base Tax Year” shall mean the second full Tax Year immediately following the Tax Year during which the Real Property becomes Stabilized (as defined below). By way of example, if the Real Property becomes Stabilized during calendar year 2019, the Base Tax Year shall be the Tax Year commencing upon July 1, 2021 and ending upon June 30, 2022.

(e) “Base Taxes” shall mean the Taxes for the Base Tax Year.

(f) “BID Assessments” shall mean any assessments made as a result of the Building being within a business improvement district.

(g) “Comparison Year” shall mean (i) with respect to Taxes, each Tax Year commencing subsequent to the Base Tax Year, and (ii) with respect to Operating Expenses, each calendar year commencing subsequent to the Base Expense Year.

(h) “Operating Expenses” shall mean the aggregate of all costs and expenses paid or incurred by or on behalf of Landlord in connection with the ownership, operation, repair and maintenance of the Real Property, including without limitation, (i) the cost of services and utilities (including taxes and other charges incurred in connection therewith) provided to the Building, including, without limitation, water, power, gas, sewer, waste disposal, telephone and cable television facilities, fuel, supplies, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, window cleaning, maintenance and repair of sidewalks and Building exterior and services areas, gardening and landscaping; (ii) the cost of insurance premiums and deductibles, including, but not limited to, public liability, fire, property damage, wind, hurricane, earthquake, terrorism, flood, rental loss, rent continuation, boiler machinery, business interruption, contractual indemnification and property/casualty coverage insurance for the Real Property and such other insurance as is reasonably and customarily carried by operators of other first-class office buildings in the vicinity of the Building, to the extent carried by Landlord in its discretion; (iii) the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors) who perform services connected with the ownership, operation, repair and maintenance of the Real Property; (iv) any association assessments, costs, dues and/or expenses relating to the Real Property; (v) personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the ownership, operation, repair and maintenance of the Real Property; (vi) such reasonable auditors’ fees and legal fees as are incurred in connection with the ownership, operation, repair and maintenance of the Real Property; (vii) a property management fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager provided such imputed fee shall be commercially reasonable); (viii) the cost of the maintenance of any easements or ground leases benefiting the Real Property, whether by Landlord or by an independent contractor; (ix) an allowance for depreciation of personal property used in the ownership, operation, repair and maintenance of the Real Property; (x) license, permit and inspection fees; (xi) all costs and expenses required by any Governmental Authority or by applicable Requirements; (xii) the rental value of Landlord’s Building office; and (xiii) capital improvements and capital expenditures incurred after the Base Expense Year, provided that the same shall only constitute Operating Expenses if such capital improvements and capital expenditures are either (1) reasonably intended to result in a reduction in Operating Expenses (as for example, a labor-saving improvement), (2) made during any Comparison Year in compliance with Requirements, and/or (3) made to replace (rather than repair, which would be included in any event) items which Landlord would be obligated to repair under the Lease. Such capital improvements and capital expenditures shall be amortized (with interest at 2% in excess of the Base Rate at the time that such expenditure is made) on a straight-line basis over the useful life of the item in question, and the amount included in Operating Expenses in any Comparison Year shall be equal to the annual amortized amount. Operating Expenses shall not include any Excluded Expenses. If during all or part of the Base Expense Year or any Comparison Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense) to any leasable portions of the Building for any reason, then, for purposes of computing Operating Expenses for such period, the amount included in Operating Expenses for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service to such portion of the Building. In determining the amount of Operating Expenses for the Base Expense Year or any Comparison Year, if less than 95% of the Building rentable area is occupied by tenants at any time during the Base Expense Year or any such Comparison Year, Operating Expenses shall be determined for the Base Expense Year or such Comparison Year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been 95% throughout the Base Expense Year or such Comparison Year.

(i) “Stabilized” shall mean that both (x) at least ninety percent (90%) of the rentable area of the above-grade office space in the Building and (y) at least two (2) of the three (3) retail spaces in the Building (as shown on Exhibit O annexed hereto) shall have been leased to tenants, and such tenants of the office and retail premises specified in clause (x) and clause (y) shall have taken and remained in possession and/or commenced paying rent for at least ten (10) months of the applicable Tax Year.

(j) “Statement” shall mean a statement containing a reasonably detailed comparison of (i) the Base Taxes and the Taxes for any Comparison Year or (ii) the Base Operating Expenses and the Operating Expenses for any Comparison Year.

(k) “Tax Year” shall mean the twelve month period from July 1 through June 30 (or such other period as hereinafter may be duly adopted by the City of New York as its fiscal year for real estate tax purpose).

(l) “Taxes” shall mean (x) all real estate taxes, assessments, and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, and (y) all reasonable expenses (including reasonable attorneys’ fees and disbursements and experts’ and other witnesses’ fees) incurred in contesting any of the foregoing or the Assessed Valuation of the Real Property. Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord’s late payment of Taxes, (y) franchise, corporate, transfer, gift, inheritance, succession, estate or net income, personal property, sales, capital levy, capital stock, value added or excess profits taxes imposed upon Landlord or (z) BID Assessments. If Landlord elects to pay any assessment in annual installments, then (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by law, and (ii) there shall be deemed included in Taxes for each Comparison Year, the installments of such assessment becoming payable during such Comparison Year, together with interest payable during such Comparison Year, on such installments and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the Commencement Date shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees (except to the extent same are included in Operating Expenses) or the part thereof so measured or based shall be deemed to be Taxes. Taxes for the Base Tax Year and each Comparison Year shall be computed without taking into account the effects of any exemption or abatement program, such as the Industrial and Commercial Abatement Program (“ICAP”). Notwithstanding the foregoing, upon Landlord’s written request, Tenant shall use commercially reasonable efforts to cooperate, at no cost or liability to Tenant, with the requirements of any such benefits program specified by Landlord. For example, to the extent that Landlord requests that Tenant comply with the obligations of the ICAP program in connection with the performance of the Initial Installations or any subsequent Alterations, Tenant shall use commercially reasonable efforts to do so, at no cost or liability to Tenant, and Landlord shall reimburse Tenant for the reasonable and actual out-of-pocket costs of such compliance within thirty (30) days after demand (accompanied by reasonable supporting documentation).

Section 7.2 Annual Interim Payment and Tenant’s Tax Payment. (a) Subject to the terms of this Section 7.2(a) and Section 7.2(c), commencing on the first day of the first Interim Tax Year (as defined below), Tenant shall pay to Landlord, as Additional Rent, the amount set forth on Exhibit H corresponding to such Interim Tax Year (such amount corresponding to a particular Interim Tax Year being referred to herein as the “Annual Interim Payment”). Tenant shall pay to Landlord on the first (1st) day of each month during the Term that Tenant is obligated hereunder to pay the Annual Interim Payment an amount equal to 1/12th of the Annual Interim Payment for such Interim Tax Year. The first “Interim Tax Year” shall commence on July 1, 2019 and shall end on June 30, 2020. Each succeeding “Interim Tax Year” shall constitute the next succeeding twelve (12) month period (i.e., the next succeeding Tax Year); provided, however, that the last Interim Tax Year shall end on the earlier to occur of (x) the last day of the Base Tax Year and (y) the Expiration Date.

(b) Intentionally Omitted.

(c) From and after the first day of the first Comparison Year, (x) if the Taxes payable for any Tax Year after the Base Tax Year exceed the Base Taxes, Tenant shall pay to Landlord Tenant’s Tax Proportionate Share of such excess and (y) the Annual Interim Payment that was payable by Tenant pursuant to Section 7.2(a) immediately prior to the first day of the first Comparison Year (collectively, “Tenant’s Tax Payment”). For each Comparison Year in which any such Tax Year commences, Landlord shall furnish to Tenant a statement setting forth Landlord’s reasonable estimate of Tenant’s Tax Payment for such Tax Year (the “Tax Estimate”). Tenant shall pay to Landlord on the first (1st) day of each month during such Comparison Year an amount equal to 1/12th of the Tax Estimate for such Tax Year. If Landlord furnishes a Tax Estimate for a Comparison Year subsequent to the commencement thereof, then (i) until the first (1st) day of the month following the month in which the Tax Estimate is furnished to Tenant, Tenant shall pay to Landlord on the first (1st) day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.2(c) for the last month of the preceding Comparison Year; (ii) promptly after the Tax Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of the Tax Estimate previously made for such Comparison Year were greater or less than the installments of the Tax Estimate to be made for such Comparison Year in accordance with the Tax Estimate, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand, or (y) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next subsequent payments of Rent next coming due hereunder; and (iii) on the first (1st) day of the month following the month in which the Tax Estimate is furnished to Tenant, and on the first (1st) day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to 1/12th of the Tax Estimate. Landlord may, during each Comparison Year, furnish to Tenant a revised Tax Estimate for such Comparison Year, and in such case, Tenant’s Tax Payment for such Comparison Year shall be adjusted and any deficiencies paid or overpayments credited, as the case may be, substantially in the same manner as provided in the preceding sentence. After the end of each Comparison Year, Landlord shall furnish to Tenant a Statement of Taxes applicable to Tenant’s Tax Payment payable for such Comparison Year and (A) if such Statement shall show that the sums so paid by Tenant were less than Tenant’s Tax Payment due for such Comparison Year, Tenant shall pay to Landlord the amount of such deficiency within thirty (30) days after delivery of the Statement to Tenant, or (B) if such Statement shall show that the sums so paid by Tenant were more than such Tenant’s Tax Payment, Landlord shall credit such overpayment against the next subsequent payments of Rent next coming due. If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year, Tenant’s Tax Payment for such Comparison Year shall be appropriately adjusted and any deficiencies paid or overpayments credited, as the case may be, substantially in the same manner as provided in the preceding sentence. If Tenant is entitled to a credit due to an overpayment of Taxes and such credit is not exhausted by the Expiration Date, then, provided no Event of Default exists as of the Expiration Date, Landlord shall pay to Tenant an amount equal to the balance of such credit within thirty (30) days after the Expiration Date, which obligation shall survive the expiration or sooner termination of this Lease.

(d) Only Landlord may institute proceedings to reduce the Assessed Valuation of the Real Property and the filings of any such proceeding by Tenant without Landlord’s consent shall constitute an Event of Default. If the Base Taxes are reduced, the Additional Rent previously paid or payable on account of Tenant’s Tax Payment hereunder for all Comparison Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord, within thirty (30) days after demand therefor (together with Landlord’s reasonably detailed computation thereof), any deficiency between the amount of such Additional Rent previously computed and paid by Tenant to Landlord, and the amount due as a result of such recomputation.

If the Base Taxes are increased, then Landlord shall either pay to Tenant within thirty (30) days, or at Landlord’s election, credit (if prior to the Expiration Date) against the next subsequent payments of Rent due, the amount by which such Additional Rent previously paid on account of Tenant’s Tax Payment exceeds the amount actually due as a result of such recomputation. If Landlord receives a refund of Taxes for any Comparison Year, Landlord shall, at its election, either pay to Tenant within thirty (30) days, or credit against the next subsequent payments of Rent due hereunder, an amount equal to Tenant’s Tax Proportionate Share of the refund, net of any expenses reasonably incurred by Landlord in achieving such refund, which amount shall not exceed Tenant’s Tax Payment, paid for such Comparison Year (provided that, if Tenant is entitled to a credit due to an overpayment of Taxes and such credit is not exhausted by the Expiration Date, then, provided no Event of Default exists as of the Expiration Date, Landlord shall pay to Tenant an amount equal to the balance of such credit within thirty (30) days after the Expiration Date, which obligation shall survive the expiration or sooner termination of this Lease). Landlord shall be obligated to file an application or institute a proceeding seeking a reduction in the Assessed Valuation with respect to each Comparison Year, unless Landlord shall be advised by reputable tax certiorari attorney or consultant that such challenge would not be prudent in respect of such Comparison Year.

(e) Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted and, if such tax is payable by Landlord, Tenant shall pay such amounts to Landlord, within thirty (30) days of Landlord’s demand therefor.

(f) Tenant shall be obligated to make Tenant’s BID Payment and Annual Interim Payments, or Tenant’s Tax Payment, as applicable, regardless of whether Tenant may be exempt from the payment of any taxes as the result of any reduction, abatement, or exemption from Taxes granted or agreed to by any Governmental Authority, or by reason of Tenant’s diplomatic or other tax exempt status.

(g) Tenant shall not be responsible for any increase in Taxes resulting from either: (i) a sale of any portion of the Building or any interest in the Landlord entity, (ii) a financing of the Building or (iii) any capital improvements that do not directly or indirectly benefit Tenant’s occupancy of the Premises.

Section 7.3 Tenant’s Operating Payment. (a) If the Operating Expenses payable for any Comparison Year exceed the Base Operating Expenses, Tenant shall pay to Landlord Tenant’s Operating Proportionate Share of such excess (“Tenant’s Operating Payment”). For each Comparison Year, Landlord shall furnish to Tenant a statement setting forth Landlord’s reasonable estimate of Tenant’s Operating Payment for such Comparison Year (the “Expense Estimate”). Tenant shall pay to Landlord on the first (1st) day of each month during such Comparison Year an amount equal to 1/12 of the Expense Estimate. If Landlord furnishes an Expense Estimate for a Comparison Year subsequent to the commencement thereof, then (i) until the 1st day of the month following the month in which the Expense Estimate is furnished to Tenant, Tenant shall pay to Landlord on the 1st day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.3 during the last month of the preceding Comparison Year, (ii) promptly after the Expense Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Operating Payment previously made for such Comparison Year were greater or less than the installments of Tenant’s Operating Payment to be made for such Comparison Year in accordance with the Expense Estimate, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (B) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and (iii) on the first (1st) day of the month following the month in which the Expense Estimate is furnished to Tenant, and on the first (1st) day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to 1/12 of the Expense Estimate.

(b) After each Comparison Year, Landlord shall furnish to Tenant a Statement for the immediately preceding Comparison Year (and Landlord shall endeavor to do so within one hundred eighty (180) days after the end of each Comparison Year). If the Statement shows that the sums paid by Tenant under Section 7.3(a) exceeded the actual amount of Tenant’s Operating Payment for such Comparison Year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder. If the Statement shows that the sums so paid by Tenant were less than Tenant’s Operating Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within thirty (30) days after delivery of the Statement to Tenant.

Section 7.4 Non-Waiver; Disputes. (a) Landlord’s failure to render any Statement on a timely basis with respect to any Comparison Year shall not prejudice Landlord’s right to thereafter render a Statement with respect to such Comparison Year or any subsequent Comparison Year nor shall the rendering of a Statement prejudice Landlord’s right to thereafter render a corrected Statement for that Comparison Year, unless such failure continues for more than two (2) years after the Expiration Date (i.e., Landlord may not render a revised Statement or a Statement in respect of any Comparison Year more than two (2) years after the Expiration Date).

(b) Tenant, upon reasonable notice given within one hundred twenty (120) days after delivery of any Statement, may elect to have Tenant’s designated (in such notice) Certified Public Accountant (as hereinafter defined) (who may be an employee of Tenant) examine such of Landlord’s books and records (collectively “Records”) as are directly relevant to the Statement in question, together with reasonable supporting data therefor. Tenant shall have the right to audit the Base Expense Year at the time Tenant audits the first Comparison Year occurring during the Term, provided that such audit, if any, of the Base Expense Year occurs no later than two (2) years following the expiration of the Base Expense Year. In making such examination, Tenant agrees, and shall cause its designated Certified Public Accountant to agree, to keep confidential (i) any and all information contained in such Records and (ii) the circumstances and details pertaining to such examination and any dispute or settlement between Landlord and Tenant arising out of such examination, except as may be required (A) by applicable Requirements or (B) by a court of competent jurisdiction or arbitrator or in connection with any action or proceeding before a court of competent jurisdiction or arbitrator, or (C) to Tenant’s attorneys, accountants and other professionals in connection with any dispute between Landlord and Tenant; and Tenant will confirm and cause its Certified Public Accountant to confirm such agreement in a separate written agreement, if requested by Landlord. If Tenant shall not give such notice within such one hundred twenty (120) day period (with time being of the essence), then the Landlord’s Statement as furnished by Landlord shall be conclusive and binding upon Tenant. Tenant shall, at Tenant’s expense, have the right to obtain copies and/or make abstracts of the Records as it may request in connection with its verification of any such Operating Statement, subject to the foregoing confidentiality provisions. For purposes of this Lease, a “Certified Public Accountant” shall mean (x) one of the so-called “big four” accounting firms, (y) an independent and reputable certified public accounting firm having at least five (5) years of experience in commercial real estate accounting and consisting of fifteen (15) or more professionals who are certified public accountants or (z) an employee of Tenant. The Certified Public Accountant shall not be retained or paid by Tenant on a contingency fee basis.

(c) In the event that Tenant, after having reasonable opportunity to examine the Records (but in no event more than one hundred twenty (120) days from the date on which the Records are made available to Tenant), shall disagree with the Landlord’s Statement, then Tenant may send a written notice (“Tenant’s Statement”) to Landlord of such disagreement (and if Tenant shall not give such Tenant’s Statement within such one hundred twenty (120) day period (with time being of the essence), then the Landlord’s Statement as furnished by Landlord shall be conclusive and binding upon Tenant), specifying in reasonable detail the basis for Tenant’s disagreement and the amount of the Tenant’s Operating Payment Tenant claims is due. Landlord and Tenant shall attempt to resolve such disagreement. If they are unable to do so within thirty (30) days following Landlord’s receipt of Tenant’s Statement, Landlord and Tenant shall designate a Certified Public Accountant (the “Arbiter”) whose determination made in accordance with this Section 7.4(c) shall be binding upon the parties. If the determination of Arbiter shall substantially confirm the determination of Landlord, then Tenant shall pay the cost of the Arbiter. If the Arbiter shall substantially confirm the determination of Tenant, then Landlord shall pay the cost of the Arbiter. In all other events, the cost of the Arbiter shall be borne equally by Landlord and Tenant. The Arbiter shall be a member of an independent certified public accounting firm having at least ten (10) accounting professionals and having at least ten (10) years of experience in commercial real estate accounting. In the event that Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within thirty (30) days after receipt of notice from the other party requesting agreement as to the designation of the Arbiter, which notice shall contain the names and addresses of two or more Certified Public Accountants who are acceptable to the party sending such notice (any one of whom, if acceptable to the party receiving such notice as shall be evidenced by notice given by the receiving party to the other party within such thirty (30) day period, shall be the agreed upon Arbiter), then either party shall have the right to request the AAA (as hereinafter defined) in the City of New York (or any organization which is the successor thereto) to designate as the Arbiter a Certified Public Accountant whose determination made in accordance with this Section 7.4(c) shall be conclusive and binding upon the parties, and the cost charged by the AAA (or any organization which is the successor thereto), for designating such Arbiter, shall be shared equally by Landlord and Tenant. Landlord and Tenant hereby agree that any determination made by an Arbiter designated pursuant to this Section 7.4(c) shall not exceed the amount(s) as determined to be due in the first instance by the applicable Statement, nor shall such determination be less than the amount(s) claimed to be due by Tenant in Tenant’s Statement, and that any determination which does not comply with the foregoing shall be null and void and not binding on the parties. In rendering such determination such Arbiter shall not add to, subtract from or otherwise modify the provisions of this Lease, including the immediately preceding sentence. Notwithstanding the foregoing provisions of this section, Tenant, pending the resolution of any contest pursuant to the terms hereof, shall continue to pay all sums as determined to be due in the first instance by such Statement and upon the resolution of such contest, suitable adjustment shall be made in accordance therewith with appropriate refund to be made by Landlord to Tenant within thirty (30) days following written notice of such resolution (or credit allowed Tenant against Fixed Rent and Additional Rent becoming due) if required thereby. (The term “substantially” as used herein, shall mean a variance of three percent (3%) or more; provided that in no event shall Landlord be required to pay the costs of any Arbiter if Landlord shall not have been determined to have overstated the amount due from Tenant on the Landlord’s Statement in question by more than five percent (5%).)

Section 7.5 Proration. Any (a) Annual Interim Payment payable during the Interim Tax Year (or Tax Year) in which the Expiration Date occurs shall be apportioned on the basis of the number of days in such Interim Tax Year (or Tax Year) from the first day of such Interim Tax Year (or Tax Year) to the Expiration Date, (b) Tenant’s Tax Payment payable during the Tax Year in which the Expiration Date occurs shall be apportioned on the basis of the number of days in such Tax Year from the first day of such Tax Year to the Expiration Date and (c) Tenant’s Operating Payment payable during the calendar year in which the Expiration Date occurs shall be apportioned on the basis of the number of days in such calendar year from the first day of such calendar year to the Expiration Date. If Tenant is obligated hereunder to pay Tenant’s BID Payment as of the Expiration Date, any such Tenant’s BID Payment payable during the Tax Year in which the Expiration Date occurs shall be apportioned on the basis of the number of days in the Tax Year from the first day of such Tax Year to the Expiration Date. Upon the expiration or earlier termination of this Lease, any Additional Rent under this Article 7 shall be adjusted or paid within thirty (30) days after submission of the Statement for the last Interim Tax Year or Comparison Year, as applicable.

Section 7.6 No Reduction in Rent. In no event shall any decrease in Operating Expenses or Taxes in any Comparison Year below the Operating Expenses or Base Taxes, as the case may be, result in a reduction in the Fixed Rent or any other component of Additional Rent payable hereunder.

Section 7.7 Tax Incentives. (a) At Tenant’s request, Landlord shall reasonably cooperate with Tenant, in all reasonable respects and at no liability, cost or expense to Landlord, in obtaining, for the benefit of Tenant, all such state and municipal tax credits, business incentive grants (including construction grants), savings programs, relocation programs, sales tax reductions and other credits or grants, as may be available for the operation of Tenant’s businesses in the Premises for the Permitted Use.

(b) At Landlord’s request, Tenant shall reasonably cooperate with Landlord, in all reasonable respects and at no liability, cost or expense to Tenant, in obtaining, for the benefit of Landlord, all such state and municipal tax credits, business incentive grants (including construction grants), savings programs, relocation programs, sales tax reductions, and other credits or grants, as may be available to Landlord in connection with the Real Property.

Section 7.8 BID Assessments. From and after July 1, 2020, if the BID Assessments for any Tax Year exceed the Base BID Assessments, Tenant shall pay to Landlord Tenant’s Tax Proportionate Share of such excess (“Tenant’s BID Payment”). For the Tax Year commencing on July 1, 2020, and each Tax Year thereafter during the Term, Landlord shall furnish to Tenant a statement setting forth Tenant’s BID Payment for such Tax Year (the “BID Statement”). Tenant shall pay to Landlord on the first (1st) day of each month during such Tax Year an amount equal to 1/12th of Tenant’s BID Payment for such Tax Year. If Landlord furnishes a BID Statement for a Tax Year subsequent to the commencement thereof, then (i) until the first (1st) day of the month following the month in which the BID Statement with respect to the current Tax Year is furnished to Tenant, Tenant shall pay to Landlord on the first (1st) day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.8 for the last month of the preceding Tax Year; (ii) promptly after the BID Statement with respect to the current Tax Year is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of the Tenant’s BID Payment previously made for such Tax Year were greater or less than the installments of Tenant’s BID Payment to be made for such Tax Year in accordance with BID Statement with respect to the current Tax Year, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand, or (y) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next subsequent payments of Rent next coming due hereunder; and (iii) on the first (1st) day of the month following the month in which the BID Statement with respect to the current Tax Year is furnished to Tenant, and on the first (1st) day of each month thereafter throughout the remainder of such Tax Year, Tenant shall pay to Landlord an amount equal to 1/12th of Tenant’s BID Payment with respect to the current Tax Year.

Article 8

REQUIREMENTS OF LAW

Section 8.1 Compliance with Requirements.

(a) Tenant’s Compliance. Tenant, at its expense, shall comply with all Requirements applicable to the Premises and/or Tenant’s use or occupancy thereof, provided, however, that Tenant shall not be obligated to comply with any Requirements requiring any structural alterations to the Building unless the application of such Requirements arises from (i) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease. Any repairs or Alterations required for compliance with applicable Requirements shall be made at Tenant’s reasonable expense (1) by Tenant in compliance with Article 5 if such repairs or Alterations are nonstructural and do not affect any Building System and to the extent such repairs or Alterations do not affect areas outside the Premises, or (2) by Landlord if such repairs or Alterations are structural or affect any Building System or to the extent such repairs or Alterations affect areas outside the Premises. If Tenant obtains knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt notice thereof.

(b) Hazardous Materials. Tenant shall not cause or permit (i) any Hazardous Materials to be brought into the Building, (ii) the storage or use of Hazardous Materials in or about the Building or the Premises (subject to the second sentence of this Section 8.1(b)), in any manner other than in full compliance with any Requirements, or (iii) the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Building. Nothing herein shall be deemed to prevent Tenant’s use of any Hazardous Materials customarily used in the ordinary course of office work, provided such use is in accordance with all Requirements. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from the presence of Hazardous Materials in the Building which is caused or permitted by a Tenant Party. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials, and/or any claims made in connection therewith. Landlord or its agents may perform environmental inspections of the Premises at any time upon reasonable advance notice to Tenant. To Landlord’s knowledge, upon delivery to Tenant, the Premises shall be free and clear of any Hazardous Materials defined as such as of the Effective Date. If during the performance of the Initial Installations, any Hazardous Materials defined as such as of the date of this Lease are discovered in the Premises in violation of any Requirements, and such Hazardous Materials were not introduced to the Premises by or on behalf of Tenant or Persons Within Tenant’s Control, Landlord shall promptly, at Landlord’s cost and expense, either (x) remove, abate, encapsulate, or otherwise remediate (or cause to be removed, abated, encapsulated or otherwise remediated) any such Hazardous Materials, or at Landlord’s option, (y) reimburse Tenant for its reasonable and actual out-of-pocket costs and expenses for such remediation within thirty (30) days after written demand, accompanied by reasonable supporting documentation.

(c) Landlord’s Insurance. Tenant shall not cause or permit any action or condition that would (i) invalidate or conflict with Landlord’s insurance policies, (ii) violate applicable rules, regulations and guidelines of the Fire Department, Fire Insurance Rating Organization or any other authority having jurisdiction over the Building, (iii) cause an increase in the premiums of fire insurance for the Building over that payable with respect to comparable buildings, or (iv) result in Landlord’s insurance companies’ refusing to insure the Building or any property therein in amounts and against risks as reasonably determined by Landlord. If fire insurance premiums increase as a result of Tenant’s failure to comply with the provisions of this Section 8.1, Tenant shall promptly cure such failure and shall reimburse Landlord for the increased fire insurance premiums paid by Landlord as a result of such failure by Tenant.

(d) Fire and Life Safety; Sprinkler. Landlord shall deliver the Premises in compliance with local and federal fire and sprinkler code. Tenant shall thereafter maintain in good order and repair the sprinkler, fire-alarm and life-safety system installed in the Premises in accordance with this Lease, the Rules and Regulations and all Requirements. If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord’s insurers requires or recommends any modifications and/or alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire alarm and life-safety system serving the Building by reason of the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinct from general office use, any Alterations performed by Tenant or the location of the partitions, Tenant’s Property, or other contents of the Premises, Landlord (to the extent outside of the Premises) or Tenant (to the extent within the Premises) shall make such modifications and/or Alterations, and supply such additional equipment, in either case at Tenant’s reasonable expense.

(e) Landlord’s Compliance. Landlord represents and warrants to Tenant that as of the Commencement Date, to the best of Landlord’s knowledge, the Building will be in compliance with all applicable Requirements. Landlord shall, at its sole cost and expense, comply with (or cause to be complied with) all Requirements applicable to the Building which are not the obligation of Tenant hereunder, to the extent that non-compliance would impair and/or adversely affect Tenant’s use and occupancy of the Premises for the Permitted Uses, other than to a de minimis extent.

Article 9

SUBORDINATION

Section 9.1 Subordination and Attornment. (a)    Expressly conditioned upon and subject to Tenant’s obtaining subordination, nondisturbance and attornment agreements from all existing and future Mortgagees and Lessors (each, an “SNDA”) in accordance with the terms of Section 9.6 hereof, this Lease is subject and subordinate to all Mortgages and Superior Leases, and, at the request of any Mortgagee or Lessor, Tenant shall attorn to such Mortgagee or Lessor, its successors in interest or any purchaser in a foreclosure sale.

(b) In the event of any conflict between the terms of any SNDA and this Section 9.1(b), the terms of the SNDA shall govern. If a Lessor or Mortgagee or any other person or entity shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord’s written agreement to accept Tenant’s attornment and to recognize Tenant’s interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease. The provisions of this Section 9.1 are self-operative and require no further instruments to give effect hereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (i) evidencing such attornment, (ii) setting forth the terms and conditions of Tenant’s tenancy, and (iii) containing such other terms and conditions as may be required by such Mortgagee or Lessor, provided such terms and conditions do not (x) increase the Rent, (y) increase Tenant’s other obligations or (z) adversely affect Tenant’s rights under this Lease, except, in the case of clause (y) and (z) above, to a de minimis extent. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except as expressly provided in any applicable SNDA and except that such successor landlord shall not be:

(A) liable for any previous act or omission of Landlord (except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord’s interest and Tenant gives notice of such act or omission);

(B) subject to any defense, claim, counterclaim, set-off or offset which Tenant may have against Landlord;

(C) bound by any prepayment of more than one month’s Rent to any prior landlord;

(D) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord’s interest;

(E) bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord;

(F) bound by any modification, amendment or renewal of this Lease made without successor landlord’s consent;

(G) liable for the repayment of any security deposit or surrender of any letter of credit, unless and until any such security deposit actually is paid or any such letter of credit is actually delivered to such successor landlord; or

(H) liable for the payment of any unfunded tenant improvement allowance, refurbishment allowance or similar obligation.

(c) Tenant shall, from time to time, within twenty (20) days of request from Landlord execute and deliver any documents or instruments that may be reasonably required by any Mortgagee or Lessor to confirm any subordination.

(d) (i) Landlord represents and warrants to Tenant that (x) a true, correct and complete copy of each existing Superior Lease including all amendments and exhibits thereto (each, an “Existing Superior Lease”, and collectively, the “Existing Superior Leases”) (except for the rent and certain other financial provisions, which have been redacted) has been delivered to Tenant, and (y) each Existing Superior Lease is in full force and effect.

(ii) Landlord covenants and agrees not to voluntarily cancel or surrender any Existing Superior Lease or voluntarily modify any Existing Superior Lease so as to deprive Tenant of any rights under this Lease except to a de minimis extent or take or omit to take any action the effect of which would be to diminish Tenant’s receipt of any building services to the Premises nor in any manner increase the Fixed Rent or Additional Rent under this Lease, without the prior written consent of Tenant; provided, that, Landlord may voluntarily cancel or surrender an Existing Superior Lease if the applicable Lessor agrees to recognize this Lease as a direct lease between the applicable Lessor and Tenant. Landlord represents that it has the right, pursuant to the Existing Superior Leases, to purchase a tenant-in-common interest in the Premises (as defined in the Existing Superior Leases) (the “Option”) and, upon the closing of such transaction, the Landlord’s leasehold estate in the Premises (as defined in the Existing Superior Leases) shall be deemed to have merged with the fee estate in the Premises (as defined in the Existing Superior Leases). Notwithstanding anything herein to the contrary, nothing in this Section 9.1(d)(ii) shall prohibit Landlord from exercising the Option, and, in the event Landlord exercises the Option, Landlord agrees to recognize this Lease as a direct lease between Tenant and the fee owner of the Premises and either party hereto, upon the request of the other party hereto, shall enter into a direct lease identical to this Lease, except that such direct lease will reflect the fee owners (as opposed to Landlord) as the landlord thereunder and all provisions herein relating to the Existing Superior Leases will be deleted therefrom; provided that (a) if Landlord requests that Tenant enter into a new Lease pursuant to this sentence, then Landlord shall promptly reimburse Tenant for any reasonable out-of-pocket costs (including reasonable attorneys’ fees) incurred by Tenant in connection with such new Lease and (b) if Tenant requests that Landlord enter into a new Lease pursuant to this sentence, then Landlord’s and Tenant shall each be responsible for its respective out-of-pocket costs in connection with such new Lease.

Section 9.2 Mortgage Priority; Requested Lease Modifications. Any Mortgagee may elect that this Lease shall have priority over the Mortgage and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease. In connection with any financing of the Real Property, Tenant shall not unreasonably withhold its consent to any reasonable modifications of this Lease requested by any lending institution, provided such modifications do not (x) increase the Rent, (y) increase Tenant’s other obligations or (z) adversely affect Tenant’s rights under this Lease, except, in the case of clause (y) and (z) above, to a de minimis extent. Landlord shall promptly reimburse Tenant for any reasonable out-of-pocket costs (including reasonable attorneys’ fees) incurred by Tenant in connection with any such requested modifications to this Lease. Landlord represents and warrants to Tenant that the Existing Mortgagee is the sole existing Mortgagee as of the Effective Date.

Section 9.3 Tenant’s Termination Right. Subject to the terms and conditions of any applicable SNDA (including, without limitation, any time periods set forth therein), as long as any Superior Lease or Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all Lessors and/or Mortgagees of whom it has notice, and (b) a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Lessors and/or Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or omission. If any Lessor or Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Lessor or Mortgagee is proceeding with reasonable diligence to effect such remedy.

Section 9.4 Provisions. The provisions of this Article 9 shall (a) inure to the benefit of Landlord, any future owner of the Building or the Real Property, Lessor or Mortgagee and any sublessor thereof and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease or Mortgage.

Section 9.5 Future Condominium Declaration. This Lease and Tenant’s rights hereunder will be subject and subordinate to any condominium declaration, by-laws and other instruments (collectively, the “Declaration”) which may be recorded in order to subject the Building to a condominium form of ownership pursuant to Article 9-B of the New York Real Property Law or any successor Requirement, provided that the Declaration does not by its terms increase the Rent, increase Tenant’s non-Rent obligations (except to a de minimis extent) or adversely affect Tenant’s rights under this Lease (except to a de minimis extent). At Landlord’s request, and subject to the foregoing proviso, Tenant will execute and deliver to Landlord an amendment of this Lease confirming such subordination and modifying this Lease to conform to such condominium regime (with Tenant’s reasonable modifications thereto). Landlord shall promptly reimburse Tenant for any reasonable out-of-pocket costs (including reasonable attorneys’ fees) incurred by Tenant in connection with any such condominium conversion.

Section 9.6 Non-Disturbance Agreements. (a) Concurrently with the execution and delivery of this Lease, Tenant shall execute, have acknowledged and deliver to Landlord, a SNDA (the “Existing Mortgagee SNDA”) to be entered into with ACORE CAPITAL MORTGAGE, LP, the holder of the existing mortgage on the Real Property (the “Existing Mortgagee”), in the form annexed hereto as Exhibit F. Landlord shall, at Landlord’s cost and expense, cause the Existing Mortgagee to countersign, acknowledge and deliver to Tenant such Existing Mortgagee SNDA concurrently with Landlord’s execution and delivery of this Lease. Tenant shall cooperate with the Existing Mortgagee and provide such information as the Existing Mortgagee may reasonably request in connection with Landlord’s efforts to obtain the Existing Mortgagee SNDA.

(b) (i) Concurrently with the execution and delivery of this Lease, Tenant shall execute, have acknowledged and deliver to Landlord, a SNDA (the “Existing Ground Lessor SNDA”) to be entered into with SAFDI PLAZA PROPERTY LLC, the landlord (the “Existing Ground Lessor”) under the Existing Superior Lease dated November 24, 2015 (the “Existing Ground Lease”), in the form annexed hereto as Exhibit G-1. Landlord shall, at Landlord’s cost and expense, cause the Existing Ground Lessor to countersign, acknowledge and deliver to Tenant such Existing Ground Lessor SNDA concurrently with Landlord’s execution and delivery of this Lease. Tenant shall cooperate with the Existing Ground Lessor and provide such information as the Existing Ground Lessor may reasonably request in connection with Landlord’s efforts to obtain the Existing Ground Lessor SNDA.

(ii) Concurrently with the execution and delivery of this Lease, Tenant shall execute, have acknowledged and deliver to Landlord, a SNDA (the “Existing Master Lessor SNDA”) to be entered into with 10 JAY PROPERTY LLC, the master landlord (the “Existing Master Lessor”) under the Existing Superior Lease dated November 6, 2018 (the “Existing Master Lease”), in the form annexed hereto as Exhibit G-2. Landlord shall, at Landlord’s cost and expense, cause the Existing Master Lessor to countersign, acknowledge and deliver to Tenant such Existing Master Lessor SNDA concurrently with Landlord’s execution and delivery of this Lease. Tenant shall cooperate with the Existing Master Lessor and provide such information as the Existing Master Lessor may reasonably request in connection with Landlord’s efforts to obtain the Existing Master Lessor SNDA. Landlord represents and warrants that (x) the only Existing Superior Leases affecting the Building are the Existing Ground Lease and the Existing Master Lease and that Landlord has provided Tenant with redacted copies thereof, (y) if

Tenant shall comply with the terms and conditions of this Lease, then Tenant shall be in compliance with any applicable terms and conditions of the Existing Ground Lease and the Existing Master Lease; and (z) none of the provisions of the Existing Ground Lease and the Existing Master Lease which were redacted on the copies provided by Landlord to Tenant shall abrogate Tenant’s rights or increase Tenant’s obligations under this Lease.

(c) Intentionally omitted.

(d) Notwithstanding anything to the contrary contained in this Lease, Landlord shall, at Tenant’s cost and expense, cause (x) any future Mortgagee, as a condition precedent to Tenant’s agreement to subordinate this Lease to the Mortgage in question, and/or (y) any future Lessor, as a condition precedent to Tenant’s agreement to subordinate this Lease to the Superior Lease in question, to execute, acknowledge and deliver to Tenant a SNDA in substantially the same form as is annexed hereto as Exhibits F and G-2, as applicable, and Tenant shall promptly execute, have acknowledged and deliver such SNDA to any future Mortgagee or Lessor. Notwithstanding anything to the contrary set forth herein, Landlord’s failure to obtain such SNDA shall not constitute a default under this Lease, and Landlord shall have no liability hereunder in the event that any Mortgagee or Lessor shall fail or refuse to execute the same, provided that in such event, this Lease shall not be subordinate to the Mortgage or Superior Lease in question; provided further, however, that if such proposed SNDA shall be in the same form as Exhibits F and G-2, as the case may be, annexed hereto, and Tenant shall fail or refuse to execute, have acknowledged and deliver such applicable SNDA to a future Mortgagee or Lessor within ten (10) Business Days after Landlord’s written request therefor, then this Lease shall be subject and subordinate to the applicable Mortgage or Superior Lease in question without the need for any further documentation evidencing the same, provided that Landlord shall have sent to Tenant a second notice demanding that such SNDA be executed, acknowledged and delivered by Tenant, which notice shall contain in bold capital letters the following statement: “IF TENANT FAILS TO HAVE THE ENCLOSED SNDA EXECUTED, ACKNOWLEDGED AND DELIVERED TO LANDLORD WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN THE LEASE SHALL BE SUBORDINATE TO THE MORTGAGE OR SUPERIOR LEASE IN QUESTION WITHOUT THE NEED FOR ANY FURTHER DOCUMENTATION” and Tenant shall fail to so execute, have acknowledged and deliver the SNDA in question within such five (5) Business Day period.

Article 10

SERVICES

Section 10.1 Electricity. (a) Landlord shall redistribute or furnish electricity to or for the use of Tenant in the Premises, at a level sufficient to accommodate a demand load of six (6) watts per usable square foot of office space in the Premises (exclusive of the HVAC System (as hereinafter defined)). Subject to the next to last sentence of this Section 10.1(a), Tenant shall from and after the Commencement Date pay to Landlord, within thirty (30) days of demand therefor (together with reasonably detailed supporting documentation), but not more frequently than monthly, for its consumption of electricity, a sum equal to 103% of the product of (x) the Cost Per Kilowatt Hour, multiplied by (y) the actual number of kilowatt hours of electric current consumed by Tenant in such billing period. Landlord shall install and maintain a submeter or submeters, at Landlord’s expense, to measure Tenant’s consumption of electricity. The rate to be paid by Tenant for submetered electricity shall include any taxes or other charges in connection therewith. If any tax is imposed upon Landlord’s receipts from the sale or resale of electricity to Tenant, Tenant shall reimburse Landlord for such tax, if and to the extent permitted by

Requirements. For any period during which such submeter or submeters are not installed or are not operational in the Premises, Tenant shall pay for electricity monthly an amount equal to the product of (A) $0.2917, subject to adjustment for any increases or decreases in electric rates or taxes, and (B) the number of rentable square feet in the Premises. From and after the Commencement Date, all electricity used during the performance of cleaning services, or the making of any Alterations or Restorative Work in the Premises, or the operation of any supplemental or special air-conditioning systems serving the Premises, shall be paid for by Tenant.

(b) Compliance. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord’s reasonable judgment, would exceed the capacity of the electrical equipment serving the Premises. If Landlord reasonably determines that Tenant’s electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, “Electrical Equipment”), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant’s need for excess electricity and requests that additional Electrical Equipment be installed, Landlord shall, at Tenant’s reasonable expense, install such additional Electrical Equipment, provided that Landlord, in its sole judgment, determines that (i) such installation is practicable and necessary, (ii) such additional Electrical Equipment is permissible under applicable Requirements, and (iii) the installation of such Electrical Equipment will not cause permanent damage to the Building or the Premises, cause or create a hazardous condition, entail excessive or unreasonable alterations, interfere with or limit electrical usage by other current or future tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the utility serving the Building.

Section 10.2 Elevators. From and after the Commencement Date (subject to Unavoidable Delay), Landlord shall provide passenger elevator service to the Premises twenty-four (24) hours per day, seven (7) days per week; provided, however, Landlord may reduce passenger elevator service during times other than Ordinary Business Hours (it being agreed that if one (1) passenger elevator shall not be reasonably sufficient to serve the Premises at times other than during Ordinary Business Hours, then Landlord shall provide at least two (2) passenger elevators for service to the Premises at such times in Landlord’s sole but reasonable discretion). Landlord shall provide at least one freight elevator serving the Premises available upon Tenant’s prior request, on a non-exclusive “first come, first serve” basis with other Building tenants, on all Business Days from 8:00 a.m. to 6:00 p.m., which hours of operation are subject to change.

Section 10.3 Heating, Ventilation and Air Conditioning. (a) From and after the Commencement Date (subject to Unavoidable Delay), Landlord shall furnish to the Premises base Building-supplied condenser water sufficient to operate the HVAC System during Ordinary Business Hours without charge in accordance with the specifications set forth on Exhibit L annexed hereto. Landlord shall have access to all air-cooling, fan, ventilating and machine rooms and electrical closets and all other mechanical installations of Landlord (collectively, “Mechanical Installations”), and Tenant shall not construct partitions or other obstructions which may interfere in any material respect with Landlord’s access thereto or the moving of Landlord’s equipment to and from the Mechanical Installations. No Tenant Party shall at any time enter the Mechanical Installations or tamper with, adjust, or otherwise affect such Mechanical Installations. Tenant shall install, if missing, blinds or shades on all windows, which blinds and shades shall be subject to Landlord’s reasonable approval, and shall keep all of the operable windows in the Premises closed, and lower the blinds when necessary because of the sun’s position, whenever the HVAC System is in operation or as and when required by any Requirement, except in the event of an emergency. Tenant shall cooperate with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC System.

(b) Tenant, at its sole cost and expense, shall procure and maintain any permits required by Government Authorities with respect to any supplemental air conditioning system serving the Premises, and Tenant shall operate the same in compliance therewith and in compliance with all rules and regulations which Landlord may prescribe. In furtherance of the foregoing, any supplemental air conditioning systems must be equipped with automatic shutdown devices connected to the Building’s fire alarm system.

(c) Tenant, at its sole cost and expense, shall procure and maintain an annual maintenance and service contract for the maintenance and repair of all air-conditioning equipment now or hereafter serving the Premises, including without limitation, the units comprising the HVAC System and any supplemental air conditioning system serving the Premises, providing for inspections and/or service at least twice a year, to be renewed each year throughout the Term of this Lease with an air-conditioning contractor reasonably approved by Landlord. Tenant shall furnish copies of such service contract not later than thirty (30) days after the Commencement Date or the installation of any supplemental air conditioning system, as the case may be, and shall furnish copies of all renewals thereof promptly after procuring the same.

(d) Tenant shall, at its sole cost and expense, perform any and all necessary repairs to, and cause any and all replacements of, all air-conditioning equipment now or hereafter serving the Premises, including without limitation, the units comprising the HVAC System and any supplemental air conditioning system serving the Premises; provided, however, that so long as Tenant shall maintain a service contract with a reputable air-conditioning maintenance contractor reasonably approved by Landlord as required in Section 10.3(c), Landlord shall be responsible for the replacement of the units comprising the HVAC System serving the Premises and the major components thereof throughout the Term of this Lease unless such replacement is caused by Tenant’s misuse or neglect. The HVAC System and any replacements thereof, shall be and remain at all times the property of Landlord, and any supplemental air conditioning system(s) (and any replacements thereof) shall become the property of Landlord upon the expiration or earlier termination of this Lease, and Tenant shall surrender the HVAC System, any supplemental air conditioning system(s), and all such repairs and replacements to Landlord in good working order and condition on the Expiration Date, except for ordinary wear and tear, damage by fire or other casualty, if any, and other conditions requiring repair, if any, which are not the obligation of Tenant to repair under the terms of this Lease.

(e) All electricity used in connection with the operation of the HVAC System and any supplemental air conditioning system shall be supplied by Landlord upon, and subject to, all of the terms, covenants and conditions contained in Section 10.1 hereof.

(f) In the event Tenant desires to install one or more supplemental air-conditioning systems in the Premises designed to be hooked up to and to run off the main condenser water system in the Building, Tenant shall request Landlord’s consent therefor (which shall not be unreasonably withheld, conditioned or delayed) and shall submit plans and specifications therefor to Landlord for Landlord’s approval (which shall not be unreasonably withheld, conditioned or delayed). Landlord shall make available to Tenant up to seventy-five (75) tons (the “Maximum Number of Tons”) of condenser water per annum (to be applied as a total number to be allocable to any portion of the Premises at Tenant’s discretion so that the Maximum Number of Tons is not required to be allocated evenly per floor) at Landlord’s then current annual fee per ton (the “Condenser Water Charge”), which charge shall be commercially reasonable (and which as of the date of this Lease is $550.00 per ton per annum), and Tenant acknowledges that Tenant shall not be allocated condenser water in excess of such Maximum Number of Tons, unless otherwise approved by Landlord. If Landlord consents and such plans and specifications are approved, installation and operation of any such air-conditioning system shall be at Tenant’s expense and performed in accordance with the terms and conditions of this Lease, and shall be subject to payment of the Condenser Water Charge (provided that Tenant shall not be required to pay any so-called tap-in or hook-up charge in connection therewith). Such Condenser Water Charge shall be (i) in effect with respect to the number of tons of condenser water requested by and allocated to Tenant (not to exceed the Maximum Number of Tons), without regard to whether such system is actually installed or whether such condenser water is actually used by Tenant, (ii) payable from and after the date upon which Landlord reserves capacity for such system (or the Commencement Date, if later), and (iii) subject to increases to reflect actual increases in Landlord’s costs of operating the condenser water system and supplying (or reserving) such requirements for Tenant. Notwithstanding the foregoing, Landlord shall reserve up to the Maximum Number of Tons for Tenant’s use through and including the second (2nd) anniversary of the 8th-10th Floor Premises Rent Commencement Date, after which time, if Tenant shall not have requested that Landlord make any portion of such capacity available (with time being of the essence), then Landlord shall no longer be required to maintain such capacity (or the remaining portion thereof) for Tenant’s exclusive use, provided that Tenant may thereafter request condenser water, subject to availability. Tenant shall also have the right, by written notice to Landlord, at any time during the Term, to reduce the number of tons of condenser water allocated to Tenant hereunder (provided that Tenant shall not then have equipment connected to utilize the same), in which event, thirty (30) days following Landlord’s receipt of such notice, the Condenser Water Charge shall be reduced to reflect only the number of tons of condenser water that remain allocated to Tenant. For the avoidance of doubt, Tenant may allocate the condenser water made available by Landlord to the Premises as Tenant shall determine in its discretion.

Section 10.4 Overtime Freight Elevators and HVAC. The Fixed Rent does not include any charge to Tenant for the furnishing of any freight elevator service or condenser water to operate the HVAC System during any periods other than the hours set forth in Sections 10.2 and 10.3 (“Overtime Periods”) (“Overtime HVAC Service”). If Tenant desires any such services during Overtime Periods, Tenant shall deliver notice (which may be via email) to the Building office requesting such services at least 24 hours prior to the time Tenant requests such services to be provided. If Landlord furnishes freight elevator or Overtime HVAC Service during Overtime Periods, Tenant shall pay to Landlord the cost thereof at the then established rates for such services in the Building. As of the Effective Date, Landlord’s established Building-standard rate (a) for Overtime HVAC Service is $75 per hour per floor as of the date condenser water is made available to the Premises to operate the HVAC System pursuant to this Section 10.4, and (b) for freight elevator service is $200.00 per hour. A four (4) hour minimum may apply to overtime services depending on the day and time requested, to the extent that the applicable contract requires Landlord to engage the necessary personnel (including, without limitation, a building engineer) for such minimum number of overtime hours. The foregoing rates for Overtime HVAC Service and for freight elevator service during Overtime Periods shall be subject to increase or decrease, as applicable, on the first day of each calendar year during the Term by the percentage increase or decrease, as applicable, if any, in Landlord’s actual cost of providing such service as reasonably determined by Landlord by comparison to such cost on the first day of the immediately preceding calendar year. If (x) Landlord so provides Overtime HVAC Service to the Premises during an Overtime Period (as so requested by Tenant), and (y) another tenant in the same HVAC zone as Tenant requests or other tenants in the same HVAC zone as Tenant request HVAC during the same Overtime Period, then Landlord shall reduce equitably Landlord’s aforesaid charge to Tenant for HVAC during such Overtime Period to reflect such other tenant’s use, or such other tenants’ use, of HVAC during such Overtime Period. Notwithstanding anything to the contrary provided in this Article 10, Landlord shall not charge Tenant for up to a maximum of 100 hours dedicated use by Tenant of the freight elevator (or any related charges) in connection with Tenant’s Initial Installations and move in to the Premises.

Section 10.5 Cleaning. Tenant shall keep the Premises clean and in good order to the reasonable satisfaction of Landlord. Tenant shall have the right to have Tenant’s employees perform such cleaning. Tenant agrees that it shall not employ any cleaning and maintenance contractor for such purpose without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In furtherance thereof, Landlord hereby agrees that as of the date of this Lease, WeWork Community Service Associate (“WWCSA”) is an approved contractor to provide cleaning and maintenance to the Premises. In no event shall any contractor or vendor providing cleaning, maintenance, management or similar services to Tenant at the Premises, including, without limitation, WWCSA, advertise its products or services (or the products or services of any of its or their affiliates) in any manner at the Building, including, without limitation, by having its employees or agents dress in branded uniforms (other than uniforms branded with the name and/or logo of the Tenant under this Lease) while at the Premises or the Building. Landlord shall not be obligated to provide cleaning services, except Landlord shall clean the public portions of the Building.

Section 10.6 Water. From and after the Commencement Date (subject to Unavoidable Delay), Landlord shall provide tempered and cold water in the core lavatories and pantries on each floor of the Premises. If Tenant requires water for any additional purposes, Tenant shall pay for the reasonable cost of bringing water to the Premises and Landlord may install a meter to measure the water. Tenant shall pay the reasonable cost of such installation and for all maintenance, repairs and replacements thereto, and for the reasonable charges of Landlord for the water consumed.

Section 10.7 Refuse Removal. From and after the Commencement Date (subject to Unavoidable Delay), Landlord shall provide refuse removal services at the Building for ordinary office refuse and rubbish, provided Tenant removes its refuse and rubbish from the Premises and delivers same to the trash room in the Building designated by Landlord on each Business Day. Tenant shall pay to Landlord Landlord’s reasonable charge for such removal to the extent that the refuse generated by Tenant in the Premises exceeds, in any material respect, the refuse customarily generated by general office tenants on any given Business Day. Subject to the terms hereof, Tenant shall not dispose of any refuse in the Common Areas (other than the trash room(s) expressly designated by Landlord), and if Tenant does so, Tenant shall be liable for Landlord’s reasonable charge for such removal.

Section 10.8 Directory. To the extent the same is in existence, Landlord shall provide to Tenant a reasonable number of listings within the electronic Building directories (the “Directory”). There shall be no charge to Tenant for the initial programming of the Directory. Tenant shall pay to Landlord the reasonable out-of-pocket costs relating to re-programming the Directory to reflect any permitted assignee of this Lease, additional affiliates or trade names of Tenant, or any permitted subtenants of the Premises.

Section 10.9 Telecommunications. If Tenant requests that Landlord grant access to the Building to a telecommunications service provider designated by Tenant for purposes of providing telecommunications services to Tenant, Landlord shall respond to such request within ten (10) Business Days. Landlord shall not unreasonably deny access to the Building to any such additional service providers requested by Tenant, provided that such service providers shall enter into Landlord’s then-standard license agreement and pay Landlord’s then standard charges for such access and the right to provide its services (which charges shall be commercially reasonable). As of the Effective Date, (x) Spectrum and Verizon currently provide data and telecommunications services to the tenants and occupants of the Building, and (y) Landlord has approved Metro Optical as an additional service provider for the Building, subject to such service provider’s compliance with the immediately preceding sentence. Landlord represents to Tenant that there is currently one point-of-entry for telecommunications services at the Building. If Tenant desires to add an additional point-of-entry, Landlord will cooperate with Tenant to facilitate the same, at Tenant’s sole cost and expense, provided that Tenant shall comply with the terms and conditions of Article 5 hereof in connection therewith.

Section 10.10 Service Interruptions. (a) Landlord reserves the right to suspend any service when necessary, by reason of Unavoidable Delays, accidents or emergencies, or for Restorative Work which, in Landlord’s reasonable judgment, are necessary or appropriate until such Unavoidable Delay, accident or emergency shall cease or such Restorative Work is completed and Landlord shall not be liable for any interruption, curtailment or failure to supply services. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises as a result of any such interruption, curtailment or failure of or defect in such service, or change in the supply, character and/or quantity of electrical service, and to restore any such services, remedy such situation and minimize any interference with Tenant’s business. The exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Rent (except as otherwise expressly provided in this Lease), relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or any Indemnitees by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise. Landlord shall endeavor to provide Tenant with advance notice as reasonably practicable under the circumstances of any suspension, curtailment or interruption of service.

(b) Notwithstanding anything to the contrary contained in this Lease, if, by reason of Landlord’s failure to (i) make repairs required to be made by Landlord pursuant to this Lease (or if due to the performance of such repairs by Landlord) or (ii) provide the services required to be provided by Landlord under Section 10.1(a), Section 10.2 or Section 10.3(a) (such required repairs or service obligations set forth in this Section 10.10(b) being referred to individually and/or collectively as an “Abatement Event”), and as a result thereof all or a “material portion of the Premises” is rendered untenantable for the conduct of Tenant’s business, and Tenant ceases to use such portion of the Premises for the conduct of its business, and such Abatement Event continues unremedied for more than five (5) consecutive Business Days after Tenant gives written notice to Landlord of such failure and the fact that a material portion of the Premises has been rendered untenantable for the conduct of Tenant’s business by reason of such Abatement Event and that Tenant shall have ceased using such portion of the Premises for the conduct of its business, then the Fixed Rent shall be abated for such portion of the Premises during the time that such portion remains so untenantable and unused by reason of such Abatement Event after such fifth (5th) consecutive Business Day, apportioned according to the RSF of the Premises so rendered untenantable and unused. Nothing contained in this Section 10.10(b) is intended to, or shall be deemed to, make any casualty, condemnation or Unavoidable Delays or Section 10.10(a) or any event resulting from an act or omission of Tenant or its agents, employees, subtenants, licensees or contractors, an Abatement Event. For the purposes of this Section 10.10(b), a “material portion of the Premises” shall mean at least 5,000 RSF.

Section 10.11 Access to Premises. Subject to Unavoidable Delays, Landlord’s reasonable security requirements, service interruptions, and the Rules and Regulations, Tenant shall have access to the Building and the Premises twenty-four (24) hours per day, seven (7) days per week.

Section 10.12 Building Security. During the Term, the Building lobby shall be attended by at least one security personnel during Ordinary Business Hours and in a manner that is consistent with the security provided by landlords of comparable first-class office buildings in the vicinity of the Building. Subject to the terms of Article 5 hereof, Tenant shall have the right to install an internal security system for all portions of the Premises. To the extent required for entry to the Building, Tenant will be provided key cards for Landlord’s Building security system for all of its employees at Landlord’s Building-standard charge (provided that Landlord shall provide the first 400 such key cards to Tenant without charge), which shall be capable of being deactivated immediately at the request of Tenant. Landlord shall cooperate with Tenant from time to time so that Tenant can make arrangements for Tenant’s internal security system for the Premises to correspond with Landlord’s visitor security management system in the lobby of the Building so that one (1) card key may be used to gain access through both systems. Landlord shall provide lobby desk reception services at the Building’s lobby reception desk to direct Tenant’s visitors to the Premises, and Landlord shall maintain and repair the security turnstiles in the Building lobby throughout the Term.

Article 11

INSURANCE; PROPERTY LOSS OR DAMAGE

Section 11.1 Tenant’s Insurance. (a) Tenant, at its expense, shall obtain and keep in full force and effect during the Term:

(i) a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, bodily injury, death and/or property damage occurring in or about the Building, under which Tenant is named as the insured and Landlord, and any Lessors and any Mortgagees whose names have been furnished to Tenant are named as additional insureds (the “Insured Parties”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Insured Parties, and Tenant shall obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 25. The minimum limits of liability applying to the Premises shall be a combined single limit with respect to each occurrence in an amount of not less than $[******], which amount may be satisfied with a primary commercial general liability policy of not less than $[******] per occurrence / $[******] general aggregate and an excess (or “umbrella”) liability policy affording coverage, at least as broad as that afforded by the primary commercial general liability policy, in an amount not less than the difference between $[******] and the amount of the primary policy. Notwithstanding the foregoing, Landlord shall retain the right to require Tenant to increase such coverage from time to time, but not more than once per twelve (12) month period, to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by landlords for similar office space in comparable buildings in the vicinity of the Building. The self-insured retention for such policy shall not exceed $[******]. Tenant may provide such insurance coverage as part of a blanket or umbrella policy, which includes other premises of Tenant, provided that the aggregate limits of insurance coverage required to be in effect for the Premises pursuant to the terms hereof shall not be reduced as a result of claims made against other premises or property of Tenant covered under such policies, and such blanket or umbrella polices shall comply with the terms hereof;

(ii) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of “Special Form Causes of Loss” or “All Risk” property insurance policies with extended coverage, insuring Tenant’s Property and all Alterations and improvements to the Premises (including the Initial Installations), for the full insurable value thereof or replacement cost thereof, having a deductible amount, if any, not in excess of $[******];

(iii) during the performance of any Alteration, until completion thereof, Builder’s Risk insurance on an “all risk” basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Premises;

(iv) Workers’ Compensation Insurance, as required by law;

(v) Business Interruption Insurance covering a minimum of one hundred eighty (180) days of anticipated gross income;

(vi) for such period of time as Tenant shall serve alcoholic beverages, the broadest available so-called liquor law liability insurance (sometimes also known as “dram shop” insurance) policy or policies so that at all times Landlord will be fully protected against claims that may arise by reason of or in connection with the sale and dispensing of alcoholic beverages in and from the Premises; and

(vii) such other insurance in such amounts as the Insured Parties may reasonably require from time to time.

(b) All insurance required to be carried by Tenant (i) shall contain a provision that (x) no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (y) such insurance shall be non-cancellable unless the Insured Parties shall be given at least ten (10) days’ prior notice of the same, and (ii) shall be effected under valid and enforceable policies issued by reputable insurers admitted to do business in the State of New York and rated in Best’s Insurance Guide, or any successor thereto as having a “Best’s Rating” of “A-” or better and a “Financial Size Category” of at least “X” or better or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider reasonably appropriate.

(c) On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate certificates of insurance, including evidence of waivers of subrogation required to be carried pursuant to this Article 11 and that the Insured Parties are named as additional insureds (the “Certificates of Insurance”). Evidence of each renewal or replacement of the Certificates of Insurance shall be delivered by Tenant to Landlord at least ten (10) days prior to the expiration of the Policies. In lieu of the Certificates of Insurance, Tenant may deliver to Landlord a certification from Tenant’s insurance company (on the form currently designated “Acord 27” (Evidence of Property Insurance) and “Acord 25-S” (Certificate of Liability Insurance), or the equivalent, provided that attached thereto is an endorsement to Tenant’s commercial general liability policy naming the Insured Parties as additional insureds, which endorsement is at least as broad as ISO policy form “CG2011 Additional Insured – Managers or Lessors of Premises” (pre-1999 edition) or its equivalent and which endorsement expressly provides coverage for the negligence of the additional insureds, which certification shall be binding on Tenant’s insurance company, and which shall expressly provide that such certification (i) provides to the Insured Parties all the rights and privileges afforded under the Policies as primary insurance, and (ii) contains an unconditional obligation of the insurance company to advise all Insured Parties in writing at least ten (10) days in advance of any termination of the Policies.

(d) Tenant shall notify Landlord promptly of any change of the terms of any of the Policies which would be inconsistent with the terms of this Lease.

Section 11.2 Waiver of Subrogation. Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Real Property and personal property, fixtures and equipment located therein, wherein the insurer waives subrogation or consents to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any Alterations, (ii) Tenant’s Property, and (iii) any loss suffered by Tenant due to interruption of Tenant’s business.

Section 11.3 Restoration.    If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to, or egress from, the Premises, the damage to the core and shell of the Premises and the Building systems serving the same, and the damage to those portions of the Building required for Tenant’s ingress and egress to and from the Premises, shall be repaired by Landlord with reasonable dispatch, at its sole cost and expense, to substantially the condition required for delivery of the Premises on the Commencement Date, subject to the provisions of any Mortgage or Superior Lease, but Landlord shall have no obligation to repair or restore (i) Tenant’s Property, or (ii) any Initial Installations or other Alterations or improvements to the Premises. Until the restoration affecting Tenant’s occupancy of the Premises required to be performed by Landlord pursuant to the terms hereof is substantially completed or would have been substantially completed but for Tenant Delay or Tenant’s occupancy of the affected portion of the Premises, whichever is the first to occur, Fixed Rent shall be reduced in the proportion by which the area of the part of the Premises which is not usable (or accessible) and is not used by Tenant bears to the total area of the Premises. This Article 11 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force, shall have no application in any such case.

Section 11.4 Landlord’s Termination Right. Notwithstanding anything to the contrary contained in Section 11.3, if (a) the Premises are totally damaged or are rendered wholly untenantable, (b) the Building shall be so damaged that, in Landlord’s reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises are so damaged or rendered untenantable) or (c) any Mortgagee shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt or the Existing Superior Lease shall be terminated in connection with the Improvements (as defined in the Existing Superior Lease) being destroyed or damaged in whole by fire or other casualty pursuant to Section 7.01 of the Existing Superior Lease, as the case may be, then in any of such events, Landlord may, not later than ninety (90) days following the date of the damage, terminate this Lease by notice to Tenant, provided that if the Premises are not damaged, Landlord may not terminate this Lease unless Landlord similarly terminates the leases of other tenants in the Building aggregating at least 75% (including Tenant) of the portion of the Building occupied for office purposes immediately prior to such damage. If this Lease is so terminated, (i) the Term shall expire upon the 30th day after such notice is given, (ii) Tenant shall vacate the Premises and surrender the same to Landlord, (iii) Tenant’s liability for Rent shall cease as of the date of the damage, (iv) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant (which obligation shall survive the earlier termination of this Lease), and (v) Landlord shall promptly return the Security Deposit to Tenant, and thereupon neither party shall have any liability to the other under this Lease, except for any obligations expressly stated to survive the Expiration Date or termination hereof.

Section 11.5 Tenant’s Termination Right. If the Premises are totally damaged and are thereby rendered wholly untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to, or egress from, the Premises, and if Landlord elects to restore the Premises, Landlord shall, within ninety (90) days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the “Restoration Notice”) to Tenant of the date by which such contractor or architect estimates the restoration of the Premises required to be performed by Landlord, if any, shall be substantially completed. If such date, as set forth in the Restoration Notice, is more than twelve (12) months from the date of such damage, then Tenant shall have the right to terminate this Lease by giving notice (the “Termination Notice”) to Landlord not later than thirty (30) days following delivery of the Restoration Notice to Tenant. If Tenant elects not to terminate this Lease in accordance with the immediately preceding sentence, or if Tenant shall not have the right to do so hereunder, and if Landlord shall not substantially complete its required repair and restoration work by the date that is the later to occur of (x) the date estimated in the Restoration Notice and (y) the date that is fifteen (15) months after the date of the applicable casualty (subject to extension due to Unavoidable Delays not to exceed three (3) months), then Tenant shall have the further right to elect to terminate this Lease upon written notice (a “Restoration Failure Termination Notice”) to Landlord and such election shall be effective upon the expiration of thirty (30) days after the date of such notice, unless Landlord substantially completes its required repairs within such thirty (30) day period. If Tenant terminates this Lease as set forth in this Section 11.5, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice or the Restoration Failure Termination Notice, as applicable, in the manner set forth in the second sentence of Section 11.4 (and the obligations of Landlord under clauses (iv) and (v) of Section 11.4 shall survive the early termination of this Lease).

Section 11.6 Final 18 Months. Notwithstanding anything to the contrary in this Article 11, if the Premises are substantially damaged by fire or other casualty during the final eighteen (18) months of the then current Term, either Landlord or Tenant may terminate this Lease by notice to the other party within thirty (30) days after the occurrence of such damage and this Lease shall expire on the 30th day after the date of such notice. For purposes of this Section 11.6, the Premises shall be deemed wholly untenantable if Tenant shall be precluded from using more than 30% of the Premises for the conduct of its business and Tenant’s inability to so use the Premises is reasonably expected to continue for more than ninety (90) days. If the Lease is terminated pursuant to this Section 11.6, prepaid Rent relating to any period after the date of the damage shall promptly be refunded by Landlord to Tenant and Landlord shall promptly return the Security Deposit to Tenant (which obligation shall survive the early termination of this Lease), and thereupon neither party shall have any liability to the other under this Lease, except for any obligations expressly stated to survive the Expiration Date or termination hereof.

Section 11.7 Landlord’s Liability. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise, unless caused by the gross negligence or willful misconduct of Landlord, its agents or employees. None of the Insured Parties shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work, or any latent defect in the Premises or in the Building (except that Landlord shall be required to repair the same to the extent provided in Article 6). No penalty shall accrue for delays which may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant, or for any Unavoidable Delays arising from any repair or restoration of any portion of the Building, provided, however, that Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of any such repair or restoration.

Section 11.8 Landlord’s Insurance. Landlord shall carry such insurance as may be required by any Lessor or Mortgagee. If at any time there is no Mortgage or Superior Lease, then Landlord shall carry such insurance as would reasonably be expected to be carried by the owner of a comparable building.

Article 12

EMINENT DOMAIN

Section 12.1 Taking.

(a) Total Taking. If all or substantially all of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public purpose (a “Taking”), this Lease shall terminate and the Term shall end as of the date of the vesting of title and Rent shall be prorated and adjusted as of such date and thereafter neither party shall have any further liability or obligation hereunder, except as and to the extent same expressly survives such expiration or earlier termination of the term hereof.

(b) Partial Taking. Upon a Taking of only a part of the Real Property, the Building or the Premises then, except as hereinafter provided in this Article 12, this Lease shall continue in full force and effect, provided that from and after the date of the vesting of title, Fixed Rent, Tenant’s Tax Proportionate Share and Tenant’s Operating Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such Taking.

(c) Landlord’s Termination Right. Whether or not the Premises are affected, Landlord may, by notice to Tenant, within ninety (90) days following the date upon which Landlord receives notice of the Taking of all or a portion of the Real Property, the Building or the Premises, terminate this Lease, provided that Landlord elects to terminate leases (including this Lease) affecting at least 75% of the rentable area of the Building.

(d) Tenant’s Termination Right. If the part of the Real Property so Taken contains more than 15% of the total area of the Premises occupied by Tenant immediately prior to such Taking, or if, by reason of such Taking, Tenant no longer has reasonable means of access to, or egress from, the Premises, Tenant may terminate this Lease by notice to Landlord given within thirty (30) days following the date upon which Tenant is given notice of such Taking. If Tenant so notifies Landlord, this Lease shall end and expire upon the 30th day following the giving of such notice. If a part of the Premises shall be so Taken and this Lease is not terminated in accordance with this Section 12.1 Landlord shall, subject to the provisions of any Mortgage or Superior Lease, restore that part of the Premises not so Taken to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such Taking, excluding Tenant’s Property and any Tenant Alterations.

(e) Apportionment of Rent. Upon any termination of this Lease pursuant to the provisions of this Article 12, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.

Section 12.2 Awards. Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant’s Alterations (except for the cost of such Alterations solely to the extent in excess of Landlord’s Contribution); and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 12 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for (x) the cost of Tenant’s Alterations solely to the extent in excess of Landlord’s Contribution and/or (y) the then value of any Tenant’s Property so taken and/or (z) for any moving expenses; provided in each case that any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

Section 12.3 Temporary Taking. If all or any part of the Premises is Taken temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.

Article 13

ASSIGNMENT AND SUBLETTING

Section 13.1 Consent Requirements.

(a) No Transfers. Except as expressly set forth herein, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet, or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord’s prior consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 13 shall be void.

(b) Collection of Rent. If, without Landlord’s consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 13, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease.

(c) Further Assignment/Subletting. Landlord’s consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord’s consent to any further assignment or subletting requiring Landlord’s consent hereunder. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others without first complying with this Article 13.

Section 13.2 Tenant’s Notice. If Tenant desires to assign this Lease or sublet all or any portion of the Premises requiring Landlord consent hereunder, Tenant shall submit a statement to Landlord (an “A/S Statement”) containing the following information: (a) the name and address of the proposed subtenant or assignee, (b) with respect to an assignment of this Lease, a term sheet executed by Tenant and the proposed assignee and the terms and conditions of the proposed assignment, including, without limitation, the consideration payable for such assignment, any additional consideration payable for leasehold improvements or Tenant’s Property and the cost of any work to prepare the Premises for occupancy by such assignee and the date Tenant desires the assignment to be effective, and (c) with respect to a sublet of all or a part of the Premises, a term sheet executed by Tenant and the proposed subtenant containing a description of the portion of the Premises to be sublet, and the terms and conditions of the proposed subletting, including, without limitation, the consideration per rentable square foot payable for such subletting (the “Sublease Rent”), any additional consideration payable for leasehold improvements and Tenant’s Property and the cost of any work to prepare the sublet space for occupancy by such subtenant and the date Tenant desires the subletting to be effective. Such notice shall be deemed an irrevocable offer from Tenant to Landlord of the right, at Landlord’s option, if the proposed transaction is (x) an assignment of this Lease or (y) a subletting of all or substantially all of the rentable square footage of the Premises for all or substantially all of the remainder of the term of this Lease (i.e., for a term ending within the last twenty-four (24) months of the Term (the “Recapture Space”), to either terminate this Lease or to require Tenant to sublease the Recapture Space to Landlord (or its designee) pursuant to the terms and conditions of Section 13.3 below. Such option may be exercised by notice from Landlord to Tenant within thirty (30) days after delivery of Tenant’s A/S Statement along with the applicable documentation and information stated above. If Landlord exercises its option to terminate this Lease, (a) this Lease shall end and expire on the date that such assignment or sublease was to commence, provided that such date is in no event less than sixty (60) days after the date of the above notice unless Landlord agrees to an earlier date, (b) Rent shall be apportioned, paid or refunded as of such termination date, and (c) Landlord shall be free to lease the Premises (or any part thereof) to Tenant’s prospective assignee or subtenant (or to any other party in Landlord’s sole and absolute discretion).

Section 13.3 Subletting by Landlord.

(a) If Landlord shall exercise its option to sublet the Recapture Space, then, notwithstanding the terms contained in the A/S Statement, such sublease (a “Recapture Sublease”) to Landlord or its designee as subtenant (the “Recapture Subtenant”) or assignee shall:

(i) be at a rate, at all times throughout the term of the Recapture Sublease, equal to (if Tenant had proposed to sublet the Premises) the rate set forth in the A/S Statement;

(ii) otherwise be upon the same terms and conditions as those contained in the A/S Statement (other than, in the case of an assignment, payment of consideration therefor to Tenant) and (except as modified by the A/S Statement) the terms and conditions contained in this Lease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section 13.3;

(iii) give the Recapture Subtenant the unqualified and unrestricted right, without Tenant’s permission, to assign such sublease and to further sublet the Recapture Space or any part thereof and to make any and all changes, alterations, and improvements in and to the Recapture Space, provided that Tenant shall not be required to restore and/or remove any alterations made by or on behalf of any Recapture Subtenant;

(iv) provide in substance that any such changes, alterations, and improvements made in the Recapture Space may be removed, in whole or in part, prior to or upon the expiration or other termination of the Recapture Sublease provided that any material damage and injury caused thereby shall be repaired, and if not so removed, Tenant shall have no restoration and/or removal obligation in respect thereof;

(v) provide that (x) the parties to such Recapture Sublease expressly negate any intention that any estate created under the Recapture Sublease be merged with any estate held by either of said parties, and (y) at the expiration of the term of such Recapture Sublease, Tenant will accept the Recapture Space in its then existing condition, broom clean (provided that Tenant will not be required to restore any alterations made by or on behalf of the Recapture Subtenant at the end of the Lease Term); and

(vi) provide that the Recapture Subtenant or occupant shall use and occupy the Recapture Space for any purpose approved by Landlord (without regard to any limitation set forth in the A/S Statement).

(b) Until the termination of a Recapture Sublease, performance by Recapture Subtenant under a Recapture Sublease shall be deemed performance by Tenant of any similar obligation under this Lease and Tenant shall not be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of Recapture Subtenant (or any person or entity acting by, through or under Recapture Subtenant) under the Recapture Sublease or is occasioned by or arises from any act or omission of any occupant under the Recapture Sublease (or any person or entity acting by, through or under such occupant), and Landlord shall indemnify Tenant from and against any and all damages, liabilities and/or claims to the extent resulting from the acts, omissions or negligence of any Recapture Subtenant (or any person or entity acting by, through or under Recapture Subtenant) or any breach by any Recapture Subtenant (or any person or entity acting by, through or under Recapture Subtenant) under the Recapture Sublease of the provisions of this Lease.

(c) If a Recapture Subtenant or any occupant claiming by, through or under a Recapture Subtenant shall fail to give Tenant possession of the Recapture Space at the expiration of the term of the Recapture Sublease, then (w) until the date upon which Recapture Subtenant gives Tenant possession of such Recapture Space free of occupancies, Recapture Subtenant shall continue to pay all charges previously payable, and comply with all other obligations under the Recapture Sublease and the provisions of Section 13.3(b) shall continue to apply, (x) neither the Expiration Date nor the validity of this Lease shall be affected, (y) Tenant waives any rights under Section 223-a of the Real Property Law of New York, or any successor statute of similar import, to rescind this Lease and further waives the right to recover any damages from Landlord or Recapture Subtenant that may result from the failure of Landlord to deliver possession of the Recapture Space at the end of the term of the Recapture Sublease (provided that Tenant shall not be liable for any such holdover by a Recapture Subtenant or any occupant claiming by, through or under a Recapture Subtenant), and (z) Landlord, at Recapture Subtenant’s expense, shall use its reasonable efforts to deliver possession of such Recapture Space to Tenant and in connection therewith, if necessary, shall institute and diligently and in good faith prosecute holdover and any other appropriate proceeding against the occupant of such Recapture Space. Notwithstanding anything to the contrary contained herein, Tenant shall have no liability under this Lease for holding over in the Premises beyond the expiration of this Lease due to any such holdover by a Recapture Subtenant or any occupant claiming by, through or under a Recapture Subtenant.

Section 13.4 Conditions to Assignment/Subletting. (a) If Landlord does not exercise Landlord’s option provided under Sections 13.2 and 13.3 (or if Landlord shall not have the right to do so), and provided no Event of Default then exists, Landlord’s consent to the proposed assignment or subletting shall not be unreasonably withheld, conditioned or delayed. Such consent shall be granted or denied (and, if denied, the reason for such disapproval) within thirty (30) days after delivery to Landlord of (i) the documentation and information required under Section 13.2, (ii) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant (“Transferee”), the nature of its business and its proposed use of the Premises, (iii) most recent financial information with respect to the Transferee, including its most recent financial statements, and (iv) any other information Landlord may reasonably request, provided that:

(A) in Landlord’s reasonable judgment, the Transferee is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then standards of the Building, (2) is consistent with the Permitted Use, and (3) does not violate any restrictions set forth in this Lease, any Mortgage or Superior Lease or any negative covenant as to use of the Premises required by any other lease in the Building;

(B) the Transferee is reputable with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be;

(C) neither the Transferee nor any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Transferee is then an occupant of the Building, unless Landlord does not have reasonably comparably-sized space available for leasing in the Building for a comparable lease term;

(D) the Transferee is not a person or entity (or affiliate of a person or entity) with whom Landlord is then or has been within the prior six (6) months negotiating in connection with the rental of space in the Building, provided Landlord has reasonably comparably-sized space available for leasing in the Building for a comparable lease term;

(E) there shall be not more than (i) four (4) occupants with separately demised premises (including Tenant) on any full floor of the Premises and (ii) two (2) occupants with separately demised premises (including Tenant) on any partial floor of the Premises;

(F) in no event shall Tenant be permitted to sublet the Terrace (except to a subtenant of either the entire Premises or the entire 10th Floor Premises);

(G) Tenant shall, upon demand, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the Transferee and all legal costs reasonably incurred in connection with the granting of any requested consent;

(H) Tenant shall not publicly list the Premises to be sublet or assigned with a broker, agent or other entity or otherwise offer the Premises for subletting at a rental rate less than 90% of the fixed rent at which Landlord is then offering to lease comparable space in the Building for a comparable term (provided that the foregoing shall not be deemed to prohibit Tenant from listing with brokers the availability of the Premises for sublet or assignment or restrict Tenant from entering into a sublease at a lesser rental rate); and

(I) the Transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the City and State of New York.

(b) With respect to each and every subletting and/or assignment approved by Landlord under the provisions of this Lease:

(i) the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord;

(ii) no sublease shall be for a term ending later than one day prior to the Expiration Date;

(iii) no Transferee shall take possession of any part of the Premises, until an executed counterpart of such sublease or assignment has been delivered to Landlord and approved by Landlord as provided in this Section 13.4(b);

(iv) if an Event of Default occurs and is continuing as of the effective date of such assignment or subletting, then Landlord’s consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord’s consent pursuant to Section 13.8, such permission shall be void and without force and effect; and

(v) each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate; and Tenant and each Transferee shall be deemed to have agreed that effective upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such Transferee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent, (D) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any work in the subleased space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Section 13.4(b)(v) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.

Section 13.5 Binding on Tenant; Indemnification of Landlord. Notwithstanding any assignment or subletting or any acceptance of rent by Landlord from any Transferee, Tenant shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant’s part to be observed and performed, and any default under any term, covenant or condition of this Lease by any Transferee or anyone claiming under or through any Transferee shall be deemed to be a default under this Lease by Tenant; provided, however, if any such subsequent amendment to this Lease is made to a person or entity that is not an Related Entity of the predecessor Tenant without any such predecessor Tenant’s consent and such subsequent amendment shall (i) increase the rentable area of the Premises, (ii) increase the Rent payable hereunder or (iii) renew the Term hereof, in each case other than pursuant to the exercise of any option of Tenant expressly set forth herein, then such predecessor Tenant shall not be liable with respect only to such incremental increases and/or such renewal term. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from any claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons or entities claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 13.

Section 13.6 Tenant’s Failure to Complete. If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within one hundred eighty (180) days after the giving of such consent or the economic terms of such assignment or sublease are less than 95% of the terms contained in the A/S Statement or the amount of space subject to such sublease varies by more than 5% from that specified in the A/S Statement or the terms of such assignment or sublease are otherwise different from the terms contained in the A/S Statement other than to an insignificant extent, then Tenant shall again comply with all of the provisions and conditions of Sections 13.2 and 13.4 before assigning this Lease or subletting all or part of the Premises.

Section 13.7 Profits. If Tenant enters into any assignment or sublease permitted hereunder or consented to by Landlord, Tenant shall, within thirty (30) days of Landlord’s consent to such assignment or sublease (or if such assignment or sublease is permitted hereunder without Landlord’s prior consent, within thirty (30) days of the effective date of such assignment or sublease), deliver to Landlord a list of Tenant’s reasonable third-party brokerage fees, marketing, legal fees and, in the case of any sublease, any free rent provided to such subtenant, any subtenant improvement allowances and any actual costs incurred by Tenant in separately demising the sublet space (collectively, “Transaction Costs”), together with a list of all of Tenant’s Property to be transferred to such Transferee. The Transaction Costs shall be amortized, on a straight-line basis, in equal monthly installments, over the period that the Transferee is obligated to make payments to Tenant in respect of the applicable assignment or sublease. In consideration of such assignment or subletting, Tenant shall pay to Landlord:

(a) In the case of an assignment, an amount equal to 50% of all sums and other consideration paid to or for the benefit of Tenant by the Transferee for or by reason of such assignment (including, but not limited to, sums paid for the sale of any of Tenant’s Property, fixtures or leasehold improvements). For purposes of the foregoing, sums paid for the sale of any of Tenant’s Property shall be reduced by the net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns, after first deducting the applicable amortized amount of Transaction Costs. The sums payable under this clause shall be paid by Tenant to Landlord as and when paid by the assignee to Tenant.

(b) In the case of a sublease, 50% of the excess, if any, of (i) any rents, additional charges or other consideration payable under the sublease or any agreement relating thereto to or for the benefit of Tenant by the subtenant (including, but not limited to, sums paid for the sale of any of Tenant’s Property, fixtures or leasehold improvements) over (ii) the rents accruing during the term of the sublease in respect of and allocable to the subleased space pursuant to the terms of this Lease. For purposes of the foregoing, sums paid for the sale of any of Tenant’s Property shall be reduced by the net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns after first deducting the monthly amortized amount of Transaction Costs. The sums payable under this clause shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant.

(c) The amount payable under this Section 13.7 with respect to any particular Transfer is sometimes referred to herein as the “Transfer Premium.” Landlord or its authorized representatives shall have the right at all reasonable times, upon reasonable prior notice, to audit the books and records of Tenant relating to the calculation of any Transfer Premium, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than 5%, Landlord’s reasonable costs of such audit. Tenant shall have the right to submit to arbitration in accordance with Article 33 hereof any dispute in respect of the amount of the Transfer Premium. In making such examination, Landlord agrees to keep confidential any and all information contained in the books and records, except that Landlord shall have the right to disclose any of such information (x) to partners, affiliates, accountants, attorneys, employees, agents and representatives and lenders who will be directed to treat such information confidentially, (y) as required by law and (z) in connection with any legal action hereunder. Notwithstanding the foregoing, Tenant hereby agrees that the costs incurred by Tenant in the performance of Tenant’s Initial Installations in any portion(s) of the Premises that Tenant sublets (to the extent paid or reimbursed out of Landlord’s Contribution (which for purposes of this Section 13.7 shall be deemed to be $102.00 per rentable square foot of any such sublet portion of the Premises initially demised hereunder)) shall not in any case be deemed a component of Transaction Costs.

Section 13.8 Transfers.

(a) Related Entities. If Tenant is a legal entity, the transfer (by one or more transfers), directly or indirectly, by operation of law or otherwise, of a majority of the stock or other beneficial ownership interest in Tenant or of all or substantially all of the assets of Tenant (collectively “Ownership Interests”) shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article 13 shall not apply to the transfer of Ownership Interests in Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Article, the term “transfers” shall be deemed to include (x) the issuance of new Ownership Interests which results in a majority of the Ownership Interests in Tenant being held by a person or entity which does not hold a majority of the Ownership Interests in Tenant on the Effective Date, (y) the sale or mortgage of more than 50% of Tenant’s net assets, and (z) except as provided below, the sale or transfer of all or substantially all of the assets of Tenant or the assets of an operating division group or department of Tenant in one or more transactions, the merger or consolidation or conversion of Tenant into or with another business entity and the purchase of the majority of Tenant’s business as conducted in the Premises. The provisions of Section 13.1 shall not apply to transactions with a business entity into or with which Tenant is merged or consolidated or converted, to which all or substantially all of Tenant’s assets or the assets of an operating division group or department of Tenant are transferred or who purchases the majority of Tenant’s business as conducted in the Premises so long as (i) such transfer was made for a legitimate independent business purpose and not primarily for the purpose of transferring this Lease, (ii) the successor to Tenant has a tangible net worth computed in accordance with generally accepted accounting principles consistently applied that is at least equal to $100,000,000 and a net revenue that is at least equal to $10,000,000 (collectively, the “Net Worth Test”), (iii) proof reasonably satisfactory to Landlord of such satisfaction of the Net Worth Test is delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, (iv) any such transfer shall be subject and subordinate to all of the terms and provisions of this Lease, and the Transferee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such transfer, all the obligations of Tenant under this Lease, (v) Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease, and (vi) such transfer does not cause Landlord to be in default under any then existing lease at the Real Property. Tenant may also, upon prior notice to Landlord, permit any business entity which controls, is controlled by, or is under common control with Tenant (a “Related Entity”) to sublet all or part of the Premises for the Permitted Use, for so long as such entity remains a Related Entity. Such sublease shall not be deemed to vest in any such Related Entity any right or interest in this Lease nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder. For the purposes hereof, “control” shall be deemed to mean ownership of not less than 50% of all of the Ownership Interests of such corporation or other business entity. Notwithstanding the foregoing, Tenant shall have no right to assign this Lease or sublease all or any portion of the Premises without Landlord’s consent pursuant to this Section 13.8 if an Event of Default then exists under this Lease. Notwithstanding anything to the contrary contained herein, any transfer permitted under this Section 13.8 shall not afford Landlord the right to terminate this Lease pursuant to Section 13.2 or the right to any profits pursuant to Section 13.7.

(b) Applicability. The limitations set forth in this Section 13.8 shall apply to Transferee(s), if any, and any transfer by any such entity in violation of this Section 13.8 shall be a transfer in violation of Section 13.1.

(c) Modifications, Takeover Agreements. Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord of a building other than the Building (or its affiliate) agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Section 13.1 hereof.

Section 13.9 Assumption of Obligations. No assignment or transfer shall be effective unless and until the Transferee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee (a) assumes Tenant’s obligations under this Lease from and after the effective date of the assumption and (b) agrees that, notwithstanding such assignment or transfer, the provisions of Section 13.1 hereof shall be binding upon it in respect of all future assignments and transfers.

Section 13.10 Tenant’s Liability. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease (except as otherwise expressly provided in Section 13.5 hereof), or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

Section 13.11 Listings in Building Directory. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord’s discretion by notice to Tenant.

Section 13.12 Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of thirty (30) days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.

Section 13.13 Permitted Occupants. Notwithstanding anything to the contrary contained in this Article 13, up to twenty percent (20%) of the RSF of the Premises, may be used or occupied by other individuals or entities not employed by Tenant, so long as and to the extent that such individuals or entities have an ongoing business relationship with Tenant (collectively, “Permitted Occupants”), for use only as executive, general and administrative offices, without the consent of Landlord, provided that (A) Tenant shall have given prior notice to Landlord of such intended use and occupancy along with the name of each such Permitted Occupant, (B) no demising walls are installed in the Premises in connection with such occupancy (and there is no separate reception area so that the Premises shall at all times give the appearance of being solely occupied by Tenant), (C) Tenant is not entitled to and does not receive any rent from any Permitted Occupant in excess of the Rent accruing during the term of such occupancy in respect of the space occupied by such Permitted Occupant (at the rate per RSF payable by Tenant under this Lease), pursuant to the terms of this Lease, (D) no Permitted Occupant may assign its rights to license any portion of the Premises or sublet or sublicense its licensed space (or any portion thereof), (E) no Permitted Occupant’s use and occupancy of any portion of the Premises shall be deemed to create a tenancy or any other interest in the Premises except a revocable license granted by Tenant which shall cease and expire automatically without notice upon the expiration or earlier termination of this Lease, and (F) no Permitted Occupants shall perform any Alterations to any portion of the Premises. The Permitted Occupants shall have no rights against Landlord under this Lease, and all acts and omissions of the Permitted Occupants shall be deemed acts and omissions of Tenant hereunder. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all loss, liability, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) resulting from any claims that may be made against Landlord by any Permitted Occupant or by any brokers or other persons claiming a commission or similar compensation in connection with any Permitted Occupant’s license agreement. Such occupancy shall not be subject to Landlord’s rights under Sections 13.4, 13.7 or 13.8 of this Lease, but all other provisions of this Lease shall apply to such occupancy.

Section 13.14 Deemed Approval. If (w) Tenant requests Landlord’s approval of a proposed Transfer as provided in Section 13.4 hereof, (x) such request states in bold, capital letters as follows: “LANDLORD’S FAILURE TO RESPOND TO THIS REQUEST FOR CONSENT TO THIS TRANSFER WITHIN THIRTY (30) DAYS MAY RESULT IN LANDLORD BEING DEEMED TO HAVE CONSENTED TO THE TRANSFER SET FORTH HEREIN”, (y) provided that Landlord has not then responded, Tenant gives Landlord a second (2nd) request for approval of a proposed Transfer following the expiration of such thirty (30) day period that states in bold, capital letters as follows: “LANDLORD’S FAILURE TO RESPOND TO THIS SECOND REQUEST FOR CONSENT TO THIS TRANSFER WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN LANDLORD BEING DEEMED TO HAVE CONSENTED TO THE TRANSFER SET FORTH HEREIN”, and (z) Landlord fails to respond to Tenant’s request within five (5) Business Days after the date that Landlord receives such second (2nd) notice, then Landlord shall be deemed to have approved Tenant’s aforesaid request for purposes of Section 13.4 hereof, provided that in no event shall Landlord be deemed to have consented to any Transfer that is otherwise expressly prohibited by the terms of this Article 13.

Section 13.15 Qualifying Sublease Subtenant Recognition. (a) If Tenant subleases one or more full floors of the Premises (provided that the 9th Floor Premises and the 10th Floor Premises must be subleased together for such sublease to constitute a Qualifying Sublease) with Landlord’s consent in accordance with this Article 13, and such sublease constitutes a Qualifying Sublease (as hereinafter defined) and an Event of Default shall not be continuing hereunder at the time of a request for a recognition agreement, then Landlord shall execute and deliver to the subtenant under the applicable Qualifying Sublease, at Tenant’s option and request, a recognition agreement, substantially in the form annexed to this Lease as Exhibit M, which shall not be recorded. Landlord shall execute and deliver such a recognition agreement contemporaneously with the giving of Landlord’s consent to such Qualifying Sublease; provided, however, that in no event shall Landlord be deemed to have recognized the subtenant of a Qualifying Sublease unless and until such recognition agreement has been executed and delivered by Landlord (provided that Landlord agrees to execute such agreement, subject to the terms and conditions of this Section 13.15).

(b) Upon the attornment and recognition of a subtenant pursuant to the recognition agreement described in Section 13.15(a), (i) the Qualifying Sublease shall continue in full force and effect as, or as if it were, a direct lease between Landlord and such subtenant upon all of the then executory terms, conditions and covenants as are set forth in such Qualifying Sublease, except that the fixed annual rent or base rent payable thereunder shall be the greater of (x) the Fixed Rent payable under this Lease (as the same may be adjusted from time to time under this Lease) in respect of the subleased premises (prorated on a per RSF basis) and (y) the actual fixed annual rent or base rent payable under the then executory terms of the Qualifying Sublease, and except as otherwise specifically set forth in the recognition agreement annexed to this Lease as Exhibit M, and (ii) Tenant shall promptly transfer to Landlord the entire security deposit then held by Tenant, if any, deposited by the subtenant with respect to such sublease.

(c) Tenant shall reimburse Landlord, or cause Landlord to be reimbursed, within thirty (30) days after demand for all of Landlord’s reasonable, out-of-pocket costs and expenses in connection with the granting of a recognition agreement under this Section 13.15, including the costs of making investigations as to whether or not the particular sublease is a Qualifying Sublease and all reasonable attorneys’ fees and disbursements incurred in connection with any requested recognition agreement.

(d) A “Qualifying Sublease” is a sublease in form and substance reasonably satisfactory to Landlord (in accordance with the provisions of this Article 13) entered into with Landlord’s prior written consent (in accordance with the provisions of this Article 13), to a subtenant of the Tenant named herein which is a bona fide third party, that is not an affiliate of Tenant and that meets the Non-disturbance Financial Test (as hereinafter defined), of at least one (1) full floor of the Premises (provided that the 9th Floor Premises and the 10th Floor Premises must be subleased together in order for such sublease to constitute a Qualifying Sublease).

(e) The “Nondisturbance Financial Test” shall mean that the subtenant (or a guarantor of all of the subtenant’s obligations under the Qualifying Sublease, which guarantor is an entity that (i) is qualified to do business and in good standing in any of the states of the United States of America, (ii) has substantial assets (in Landlord’s reasonable determination) in the United States of America and (iii) has submitted itself in writing to the jurisdiction of the courts of the State of New York) shall have either (i) a net worth in excess of a sum equal to fifteen (15) times the greater of (A) the annual Fixed Rent payable under this Lease during the year in which the sublease in question is executed and delivered for such portion of the Premises covered by such sublease (prorated on a per RSF basis), and (B) the annual base or fixed rent payable under the sublease during the year in which the sublease in question is executed and delivered, or (ii) if the subtenant is a firm engaged in the practice of law, an accounting firm or other professional services firm, gross income in excess of fifteen (15) times the greater of (x) the sum of all annual rent in effect during the year in which the sublease in question is executed and delivered for all facilities leased by such subtenant, including the annual Fixed Rent payable under this Lease during the year in which the sublease in question is executed and delivered for such portion of the Premises covered by such sublease (prorated on a per RSF basis), and (y) the sum of all annual rent in effect during the year in which the sublease in question is executed and delivered for all facilities leased by such subtenant including the annual base or fixed rent payable under the sublease during the year in which the sublease in question is executed and delivered. Satisfaction of either of such tests shall be evidenced by the subtenant’s (or such guarantor’s) separate audited financial statements for the subtenant’s (or such guarantor’s) two (2) immediately preceding fiscal years, which shall be delivered to Landlord as a condition precedent to Landlord entering into a recognition agreement in respect of a Qualifying Sublease, or if the subtenant or such guarantor shall not have its financial statements audited, such financial statements may be certified as true, complete and accurate by a reputable, independent accounting firm.

Article 14

ACCESS TO PREMISES

Section 14.1 Landlord’s Access. (a) Landlord and utility service providers servicing the Building may erect, use and maintain concealed ducts, pipes and conduits in and through the Premises provided such use does not cause the usable area or ceiling heights of the Premises to be reduced beyond a de minimis amount. Landlord shall promptly repair any damage to the Premises caused by any work performed pursuant to this Article 14. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of and work pursuant to this Article 14.

(b) Landlord, any Lessor or Mortgagee and their respective agents shall have the right to enter the Premises at all reasonable times and upon reasonable notice (which notice may be given verbally to the person employed by Tenant with whom Landlord’s representative ordinarily discusses matters relating to the Premises), except in the case of an emergency, accompanied by a Tenant representative, provided that if Tenant shall fail to make a Tenant representative available to Landlord after Landlord has requested such representative’s presence to enter the Premises two (2) or more consecutive times over no less than two (2) days (which request may be made orally), or in the case of emergency, in each case, Landlord shall be permitted to enter the Premises without a Tenant representative, upon reasonable notice (which notice may be oral) except in the case of emergency, to (i) examine the Premises, (ii) show the Premises to prospective tenants during the last twelve (12) months of the Term, (iii) show the Premises to prospective purchasers of Landlord’s interest in the Real Property, (iv) show the Premises to Mortgagees or Lessors (or prospective Mortgagees or Lessors), (v) make repairs, alterations, improvements, additions or restorations that (I) Landlord is required to make pursuant to the terms of this Lease or (II) are reasonably necessary in connection with the maintenance, repair, or operation of the Real Property, provided that Landlord shall use reasonable efforts to minimize any interference with Tenant’s business operations in connection therewith (it being agreed, however, that Landlord shall not be required to perform any such repairs, alterations, improvements, additions or restorations on an overtime or premium-pay basis, unless (x) Tenant shall request the same, in which event Tenant shall pay the incremental increased costs thereof, or (y) the performance of such work during Ordinary Business Hours on Business Days would materially interfere with the conduct of Tenant’s business in the Premises, such that Tenant would be unable to use at least 5,000 RSF of the Premises for the ordinary conduct of its business for more than two (2) consecutive Business Days).

(c) All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, mail chutes, conduits and other mechanical facilities, Building Systems, Building facilities and Common Areas are not part of the Premises, and Landlord shall have the use thereof (except that Tenant shall have exclusive use of the Terrace to the extent permitted pursuant to Article 34 hereof) and access thereto through the Premises for the purposes of Building operation, maintenance, alteration and repair, provided that Landlord shall use reasonable efforts to minimize any interference with Tenant’s business operations in connection therewith (it being agreed, however, that Landlord shall not be required to perform any such work in the Premises on an overtime or premium-pay basis, unless (x) Tenant shall request the same, in which event Tenant shall pay the incremental increased costs thereof (provided that the same shall be commercially reasonable), or (y) the performance of such work during Ordinary Business Hours on Business Days would materially interfere with the conduct of Tenant’s business in the Premises, such that Tenant would be unable to use at least 5,000 RSF of the Premises for the ordinary conduct of its business for more than two (2) consecutive Business Days).

(d) Without limiting Landlord’s rights under Article 14, upon reasonable prior notice to Tenant (except in an emergency), which notice shall be subject to acceleration or postponement of up to one (1) week, Landlord shall have the right from time to time during the Term, subject to reasonable coordination with Tenant, to access any portion of the Premises in order to install and use the Window Washing Davits to clean the exterior of the windows of the Building (“Window Washing Work”), it being agreed that Landlord shall perform such work two (2) times per calendar year, generally during the months of March and September, and such work shall not take longer than two (2) consecutive weeks in any instance, unless caused by Unavoidable Delays or by the actions or omissions (where there is a duty to act) of Tenant. In the event Landlord requires such access in order to perform Window Washing Work, Tenant shall, within two (2) Business Days after notice thereof (which notice may be oral), remove any of Tenant’s Property from the Terrace reasonably required to be removed by Landlord in connection therewith. Landlord shall use commercially reasonable efforts to minimize any interference with the conduct of Tenant’s business at the Premises while performing and setting up for the Window Washing Work; provided, however, that in no event shall Landlord be obligated to perform Window Washing Work on an overtime or premium basis (it being agreed, however, that Landlord shall bring any required equipment into the Premises prior to Ordinary Business Hours on Business Days, and shall remove the same from the Premises after Ordinary Business Hours on Business Days). Landlord’s performance of Window Washing Work shall not be deemed a constructive eviction of Tenant, or entitle Tenant to any diminution or abatement of Rent or to any other compensation.

Section 14.2 Building Name. Landlord has the right at any time to change the name, number or designation by which the Building is commonly known. Landlord shall endeavor to give Tenant reasonable notice of any such change. Notwithstanding the foregoing, provided that the Tenant named herein or any transferee pursuant to Section 13.8 shall then be in occupancy of at least three (3) full floors of the Premises (the “Competitor Restriction Condition”), Landlord shall not, at any time during the Term, name the Building for any entity that is then a Tenant Competitor (as hereinafter defined). The “Tenant Competitors” shall mean the following companies, provided that such companies shall then be in the business of the design, manufacture, sale and/or rental of clothing: Armarium, Armoire, Asos, Banana Republic, Everlane, Forever21, Gwynnie Bee, H&M, J.Crew, JustFab, Le Tote, MM. LaFleur, Neiman Marcus, Nordstrom, Poshmark, Saks Fifth Avenue, Shopbop, Stitch Fix, StyleLend, TheRealReal, Topshop, Trunk Club, YCloset, Yeechoo, Zappos and Zara. Notwithstanding the foregoing, provided that the Competitor Restriction Condition shall then be satisfied, (x) upon notice to Landlord, Tenant may add up to five (5) entities to the list of Tenant Competitors, provided further that the same meet the definition set forth herein, and (y) substitute up to (but not in excess of) five (5) names on the list of Tenant Competitors not more frequently than one (1) time per calendar year, provided further that (i) all such entities shall then be in the business of the design, manufacture, sale and/or rental of clothing and (ii) in no event shall there be more than thirty-one (31) entities on the list of Tenant Competitors.

Section 14.3 Light and Air. If at any time any windows of the Premises are temporarily darkened or covered over by reason of any Restorative Work (provided that Landlord shall use commercially reasonable efforts to remedy such condition as promptly as possible), any of such windows are permanently darkened or covered over due to any Requirement or there is otherwise a diminution of light, air or view by another structure which may hereafter be erected (whether or not by Landlord), Landlord shall not be liable for any damages and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction.

Article 15

DEFAULT

Section 15.1 Tenant’s Defaults. Each of the following events shall be an “Event of Default” hereunder:

(a) Tenant fails to pay when due any installment of Rent and such default shall continue for ten (10) Business Days after notice of such default is given to Tenant, except that if Landlord shall have given three (3) such notices of default in the payment of any Rent in any twelve (12) month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of any Rent or an extended period in which to make payment until such time as twelve (12) consecutive months shall have elapsed without Tenant having failed to make any such payment when due, and the occurrence of any default in the payment of any Rent within such twelve (12) month period after the giving of three (3) such notices shall constitute an Event of Default; or

(b) Tenant fails to observe or perform any other term, covenant or condition of this Lease and such failure continues for more than thirty (30) days (ten (10) Business Days with respect to a default under Article 3) after notice by Landlord to Tenant of such default, or if such default (other than a default under Article 3) is of a nature that it cannot be completely remedied within thirty (30) days, failure by Tenant to commence to remedy such failure within said thirty (30) days, and thereafter diligently prosecute to completion all steps necessary to remedy such default; or

(c) Intentionally omitted; or

(d) if Tenant shall assign or sublease or otherwise transfer its interest in this Lease (or any portion thereof) in contravention of Article 13 hereof; or

(e) if Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for all or any part of its property; or

(f) a court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a trustee, receiver or liquidator of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within one hundred twenty (120) days from the date of entry thereof.

Upon the occurrence of any one or more of such Events of Default, Landlord may, at its sole option, give to Tenant five (5) Business Days’ notice of cancellation of this Lease (or of Tenant’s possession of the Premises), in which event this Lease and the Term (or Tenant’s possession of the Premises) shall terminate (whether or not the Term shall have commenced) with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in this Article 15.

Section 15.2 Landlord’s Remedies.

(a) Possession/Reletting. If any Event of Default occurs and this Lease and the Term, or Tenant’s right to possession of the Premises, terminate as provided in Section 15.1:

(i) Surrender of Possession. Tenant shall quit and surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such termination, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force (to the extent permitted by law), or otherwise in accordance with applicable legal proceedings (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons or entities from the Premises and remove any and all of their property and effects from the Premises.

(ii) Landlord’s Reletting. Landlord, at Landlord’s option, may relet all or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at such rental and upon such other conditions (which may include concessions and free rent periods) as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to accept any tenant offered by Tenant and shall not be liable for failure to relet or, in the event of any such reletting, for failure to collect any rent due upon any such reletting; and no such failure shall relieve Tenant of, or otherwise affect, any liability under this Lease. Landlord, at Landlord’s option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(b) Tenant’s Waiver. Tenant, on its own behalf and on behalf of all persons or entities claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such persons or entities might otherwise have under any Requirement (i) to the service of any notice of intention to re-enter or to institute legal proceedings, (ii) to redeem, or to re-enter or repossess the Premises, or (iii) to restore the operation of this Lease, after (A) Tenant shall have been dispossessed by judgment or by warrant of any court or judge, (B) any re-entry by Landlord, or (C) any expiration or early termination of the term of this Lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

(c) Tenant’s Breach. Upon the breach by Tenant, or any persons or entities claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies set forth above are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

Section 15.3 Landlord’s Damages.

(a) Amount of Damages. If this Lease and the Term, or Tenant’s right to possession of the Premises, terminate as provided in Section 15.1, then:

(i) Tenant shall pay to Landlord all items of Rent payable under this Lease by Tenant to Landlord prior to the date of termination;

(ii) Landlord may retain all monies, if any, paid by Tenant to Landlord, whether as prepaid Rent, a security deposit or otherwise, which monies, to the extent not otherwise applied to amounts due and owing to Landlord, shall be credited by Landlord against any damages payable by Tenant to Landlord;

(iii) Tenant shall pay to Landlord, in monthly installments, on the days specified in this Lease for payment of installments of Fixed Rent, any Deficiency; it being understood that Landlord shall be entitled to recover the Deficiency from Tenant each month as the same shall arise, and no suit to collect the amount of the Deficiency for any month, shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(iv) whether or not Landlord shall have collected any monthly Deficiency, Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency and as liquidated and agreed final damages, a sum equal to the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent during such period to be the same as was payable for the year immediately preceding such termination or re-entry) exceeds the then fair and reasonable rental value of the Premises, for the same period (with both amounts being discounted to present value at a rate of interest equal to 2% below the then Base Rate) less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 15.3(a)(iii) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord to a bona fide third party for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(b) Reletting. If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 15.3. Tenant shall not be entitled to any rents collected or payable under any reletting, whether or not such rents exceeds the Fixed Rent reserved in this Lease. Nothing contained in Article 15 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any Requirement, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 15.3.

Section 15.4 Interest. If any payment of Rent is not paid within five (5) Business Days of the date due, interest shall accrue on such payment, from the date such payment became due until paid at the Interest Rate, except that no such interest shall accrue in respect of the first (1st) installment or payment that is past due in any consecutive twelve (12) month period provided that neither such installment nor payment is past due for more than ten (10) Business Days and, if such installment or payment is past due for more than ten (10) Business Days, interest shall accrue thereon from the first day such installment or payment became past due. Tenant acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by a Mortgage covering the Premises. Therefore, in addition to interest, if any amount is not paid within 15 days after the same is due (or 30 days after the same is due with respect to any non-recurring Additional Rent), a late charge equal to 5% of such amount shall be assessed, except that no such late charge shall be due in respect of the first installment or payment of Fixed Rent that is past due in any consecutive twelve (12) month period, provided that such installment or payment is promptly made to Landlord within ten (10) Business Days after notice to Tenant that the same is past due. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any of Landlord’s rights or remedies under any other provision of this Lease.

Section 15.5 Other Rights of Landlord. If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Fixed Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, whenever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord for such items for more than ten (10) Business Days after notice from Landlord to Tenant demanding the payment of such arrears.

Article 16

LANDLORD’S RIGHT TO CURE; FEES AND EXPENSES

If Tenant defaults in the performance of its obligations under this Lease, Landlord, without waiving such default, may perform such obligations at Tenant’s expense: (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any Requirement, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after ten (10) Business Days from the date Landlord gives notice of Landlord’s intention to perform the defaulted obligation (unless Tenant has commenced curing such defaulted obligation and is then diligently prosecuting the cure of such default). All out-of-pocket costs and expenses incurred by Landlord in connection with any such performance by it and all costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord as a result of any default by Tenant under this Lease (beyond any applicable grace, notice and cure periods) or in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord or in which Landlord is a party to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord within 10 Business Days of demand therefor, with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all out-of-pocket costs and expenses which, pursuant to this Lease are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord within thirty (30) days after receipt of Landlord’s invoice for such amount (together with reasonably detailed supporting documentation).

Article 17

NO REPRESENTATIONS BY LANDLORD; LANDLORD’S APPROVAL

Section 17.1 No Representations. Except as expressly set forth herein, Landlord and Landlord’s agents have made no warranties, representations, statements or promises with respect to the Building, the Real Property or the Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise. Tenant is entering into this Lease after full investigation and is not relying upon any statement or representation made by Landlord not embodied in this Lease.

Section 17.2 No Money Damages. Wherever in this Lease Landlord’s consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make or exercise, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) and/or any right to terminate this Lease based upon Tenant’s claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. In no event shall either party be liable for (except, in the case of Tenant, as provided in Article 18 hereof), and Tenant and Landlord hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Lease. Notwithstanding anything contained in this Section 17.2 to the contrary, Tenant shall have the right to submit to arbitration in accordance with Article 33 hereof any dispute in respect of whether Landlord has unreasonably withheld, conditioned or delayed any consent or approval to any Alteration pursuant to Section 5.1 or any assignment or subletting pursuant to Section 13.4 requested by Tenant hereunder which Landlord agreed not to unreasonably withhold, condition or delay hereunder, and Tenant’s sole remedy in all such circumstances shall be that, upon the decision of the arbitrator that consent was unreasonably withheld, conditioned or delayed, the requested consent or approval shall be deemed to have been granted as provided above without any further proceedings or any action being required.

Section 17.3 Reasonable Efforts. For purposes of this Lease, “reasonable efforts” by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

Article 18

END OF TERM

Section 18.1 Expiration. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant’s Property and Tenant’s Specialty Alterations as may be required pursuant to Article 5.

Section 18.2 Holdover Rent. Landlord and Tenant recognize that Landlord’s damages resulting from Tenant’s failure to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent payable hereunder, and will be impossible to accurately measure. Accordingly, if possession of the Premises is not surrendered to Landlord on the Expiration Date or sooner termination of this Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall (a) pay to Landlord for each month (or any portion thereof, without proration) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of the Term, a sum equal to 150% of the Fixed Rent plus 100% of Additional Rent payable by Tenant under this Lease for the last full calendar month of the Term in the case of the first month (or any portion thereof) of any holdover, and thereafter 200% of the Fixed Rent plus 100% of Additional Rent payable by Tenant under this Lease for the last full calendar month of the Term in the case of any month (or any portion thereof, without proration) thereafter, (b) if Tenant holds over for more than ninety (90) days, be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant, and (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant, and (c), if Tenant holds over for more than ninety (90) days, indemnify Landlord against all claims for damages by any New Tenant. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 18.2.

Section 18.3 Waiver of Stay. Tenant expressly waives, for itself and for any person or entity claiming through or under Tenant, any rights which Tenant or any such person or entity may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor Requirement of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 18.

Article 19

QUIET ENJOYMENT

Provided this Lease is in full force and effect and no Event of Default then exists, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms and conditions of this Lease and to all Superior Leases and Mortgages.

Article 20

NO SURRENDER; NO WAIVER

Section 20.1 No Surrender or Release. No act or thing done by Landlord or Landlord’s agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord.

Section 20.2 No Waiver. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

Article 21

WAIVER OF TRIAL BY JURY; COUNTERCLAIM

Section 21.1 Jury Trial Waiver. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS IN ANY WAY ARISING OUT OF OR CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE.

Section 21.2 Waiver of Counterclaim. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to interpose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

Article 22

NOTICES

Except as otherwise expressly provided in this Lease, all consents, notices, demands, requests, approvals or other communications given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by United States registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service (for next Business Day delivery) making receipted deliveries, addressed to Landlord and Tenant as set forth in Article 1, and to any Mortgagee or Lessor who shall require copies of notices and whose address is provided to Tenant in writing, or to such other address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 22. Any such approval, consent, notice, demand, request or other communication shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given or three (3) Business Days after it shall have been mailed as provided in this Article 22 or one (1) Business Day after delivery to a nationally recognized overnight delivery service (for next Business Day delivery), whichever is earlier. Attorneys for the parties may send any notice under this Lease.

Article 23

RULES AND REGULATIONS

Subject to the terms of this Article 23, all Tenant Parties shall observe and comply with the Rules and Regulations, as reasonably supplemented or amended from time to time. Landlord reserves the right, from time to time, to adopt reasonable additional Rules and Regulations and to amend the Rules and Regulations then in effect, provided such additional Rules and Regulations do not (i) increase Tenant’s monetary obligations under this Lease, (ii) increase Tenant’s non-monetary obligations under this Lease, or (iii) adversely affect or reduce Tenant’s rights under this Lease, except, in each case, to a de minimis extent. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, provided that Landlord shall enforce any of the Rules and Regulations against Tenant in a non-discriminatory fashion. In the event of any conflict between the terms of this Lease and the Rules and Regulations, the terms of this Lease shall control.

Article 24

BROKER

Each of Landlord and Tenant represents and warrants to the other that neither it nor its agents have dealt with any broker in connection with this Lease other than Broker(s). Landlord shall indemnify, defend, protect and hold Tenant harmless from and against any and all Losses which Tenant may incur by reason of any claim of or liability to any broker, finder or like agent (including Broker(s)) arising out of any dealings claimed to have occurred between Landlord and the claimant in connection with this Lease, and/or the above representation being false. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all Losses which Landlord may incur by reason of any claim of or liability to any broker, finder or like agent (other than Broker(s)) arising out of any dealings claimed to have occurred between Tenant and the claimant in connection with this Lease, and/or the above representation being false. Landlord agrees to pay a commission to Broker(s) pursuant to one or more separate agreements.

Article 25

INDEMNITY

Section 25.1 Tenant’s Indemnity. Tenant shall not do or permit to be done any act or thing upon the Premises or the Building which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement, and shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant shall indemnify, defend, protect and hold harmless each of the Landlord Indemnitees from and against any and all Losses, resulting from any claims (i) against the Landlord Indemnitees arising from any act, omission or negligence of any Tenant Parties, except to the extent caused by the negligence or willful misconduct of the Landlord Indemnitees, (ii) against the Landlord Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises, and (iii) against the Landlord Indemnitees resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed or performed.

Section 25.2 Landlord’s Indemnity. Landlord shall indemnify, defend, protect and hold harmless each of the Tenant Indemnitees from and against any and all Losses, resulting from any claims against the Tenant Indemnitees arising from any act, omission or negligence of any Landlord Parties, except to the extent caused by the negligence or willful misconduct of the Tenant Indemnitees.

Section 25.3 Defense and Settlement. If any claim, action or proceeding is made or brought against any party is entitled to indemnification under this Lease (the “Indemnitee”), then upon demand by an Indemnitee, the other party (the “Indemnitor”), at its sole cost and expense (or at the expense of its insurer), shall resist or defend such claim, action or proceeding in the Indemnitee’s name (if necessary), by attorneys approved by the Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed (attorneys for the Indemnitor’s insurer shall be deemed approved for purposes of this Section 25.3). Notwithstanding the foregoing, an Indemnitee may, at its own expense, retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability in excess of the amount available under Indemnitor’s liability insurance. If the Indemnitor or its insurer fails to diligently defend, then the Indemnitee may retain separate counsel at Tenant’s reasonable expense. The Indemnitor may compromise or settle any such claim, action or proceeding; provided, however, that if the compromise or settlement of any such claim, action or proceeding does not result in the complete and unconditional release of the indemnified party, such compromise or settlement will require the Indemnitee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Article 26

MISCELLANEOUS

Section 26.1 Delivery. This Lease shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

Section 26.2 Transfer of Real Property. Landlord’s obligations under this Lease shall not be binding upon the Landlord named herein after the sale, conveyance, assignment or transfer (collectively, a “Transfer”) by such Landlord (or upon any subsequent landlord after the Transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such Transfer, Landlord (and any such subsequent Landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder arising from and after the date of Transfer, and the transferee of Landlord’s interest (or that of such subsequent Landlord) in the Building or the Real Property, as the case may be, shall be deemed, without any further written agreement, to have assumed all obligations under this Lease arising from and after the date of Transfer.

Section 26.3 Limitation on Liability. (a) The liability of Landlord for Landlord’s obligations under this Lease shall be limited to Landlord’s interest in the Real Property (and the undistributed proceeds therefrom) and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the “Landlord Parties”) in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Landlord Parties shall be personally liable for the performance of Landlord’s obligations under this Lease.

(b) Landlord shall not look to the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Tenant (collectively, the “Tenant Parties”) in seeking either to enforce Tenant’s obligations under this Lease or to satisfy a judgment for Tenant’s failure to perform such obligations; and none of the Tenant Parties shall be personally liable for the performance of Tenant’s obligations under this Lease.

Section 26.4 Rent. All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tenant’s BID Payment, Annual Interim Payment, Tenant’s Tax Payment, Tenant’s Operating Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.

Section 26.5 Entire Document. This Lease (including any Schedules and Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, provided that in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control.

Section 26.6 Governing Law. This Lease shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of laws principles.

Section 26.7 Unenforceability. If any provision of this Lease, or its application to any person or entity or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other person or entity or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

Section 26.8 Lease Disputes. (a) Landlord and Tenant agree that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the State of New York or the federal courts for the Southern District of New York and for that purpose hereby expressly and each party hereto irrevocably submits itself to the jurisdiction of such courts. Landlord and Tenant agree that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.

(b) To the extent that Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant irrevocably waives such immunity in respect of its obligations under this Lease.

Section 26.9 Representations. Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by Tenant. Landlord represents and warrants that this Lease has been duly authorized, executed and delivered by Landlord.

Section 26.10 Estoppel. (a) Within ten (10) Business Days following request from Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord and Tenant, (i) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent and Additional, Rent then payable, (iii) stating whether or not, to Tenant’s knowledge, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (iv) stating the amount of the security, if any, under this Lease, (v) stating whether there are any subleases or assignments affecting the Premises, (vi) stating the address of Tenant to which all notices and communications under the Lease shall be sent, and (vii) responding to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 26.10 may be relied upon by any purchaser or owner of the Real Property or the Building, or all or any portion of Landlord’s interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or assignee thereof or by any Lessor, or assignee thereof.

(b) From time to time, within ten (10) Business Days following a request by Tenant, Landlord shall deliver to Tenant a written statement executed and acknowledged by Landlord, in form reasonably acceptable to Tenant and Landlord, (i) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or, if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent and all Additional Rent have been paid, (iii) stating whether or not, to Landlord’s knowledge, Tenant is in default under this Lease, and, if Landlord asserts that Tenant is in default, setting forth the specific nature of all such defaults, (iv) stating the amount of the security, if any, under this Lease, and (v) responding to any other matters reasonably requested by Tenant. Landlord acknowledges that any statement delivered pursuant to this Section 26.10(b) may be relied upon by any prospective or actual sublessee of the Premises or assignee of this Lease, permitted transferee of or successor to Tenant, or by any lender of Tenant.

Section 26.11 Certain Interpretational Rules. For purposes of this Lease, whenever the words “include”, “includes”, or “including” are used, they shall be deemed to be followed by the words “without limitation” and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

Section 26.12 Parties Bound. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns.

Section 26.13 Memorandum of Lease. This Lease shall not be recorded; however, concurrently with the execution and delivery of this Lease, Landlord and Tenant shall execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording in the form annexed as Exhibit N-1 hereto (the “MOL”), and either Landlord or Tenant may record such MOL. Within ten (10) days after the end of the Term, Tenant shall enter into a discharge of such MOL in the form annexed hereto as Exhibit N-2 (the “Discharge”) and execute (and have acknowledged) any required forms for the filing of such Discharge as shall be required to discharge the MOL from the land records.

Section 26.14 Counterparts. This Lease may be executed in two (2) or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

Section 26.15 Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to any Rent and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

Section 26.16 Inability to Perform. This Lease and the obligation of Tenant to pay Rent and to perform all of the other covenants and agreements of Tenant hereunder shall not be affected, impaired or excused by any Unavoidable Delays. Landlord shall use reasonable efforts to promptly notify Tenant of any Unavoidable Delay which prevents Landlord from fulfilling any of its obligations under this Lease.

Section 26.17 Vault Space. Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, no vaults, vault space or other space outside the boundaries of the Real Property are included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license. If any such license shall be revoked, or if the amount of such space shall be diminished as required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not (a) constitute an actual or constructive eviction, in whole or in part, (b) entitle Tenant to any abatement or diminution of Rent, (c) relieve Tenant from any of its obligations under this Lease, or (d) impose any liability upon Landlord. Any fee, tax or charge imposed by any Governmental Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

Section 26.18 Adjacent Excavation; Shoring. If an excavation shall be made, or shall be authorized to be made, upon land adjacent to the Real Property, Tenant shall, upon reasonable notice, afford to the person or entity causing or authorized to cause such excavation license to enter upon the Premises for the purpose of doing such work as such person or entity shall deem necessary to preserve the wall of the Building from injury or damage and to support the same by proper foundations. In connection with such license, Tenant shall have no right to claim any damages or indemnity against Landlord, or diminution or abatement of Rent, provided that Tenant shall continue to have access to the Premises.

Section 26.19 No Development Rights. Tenant acknowledges that it has no rights to any development rights, air rights or comparable rights appurtenant to the Real Property and Tenant consents, without further consideration, to any utilization of such rights by Landlord. Tenant shall promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 26.19 shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” (as such term is defined in Section 12-10 of Zoning Lot of the Zoning Resolution of the City of New York) in the Real Property.

Section 26.20 Financial Statements. Tenant shall, from time to time, but not more frequently than once per twelve (12) month period upon Landlord’s written request (made in connection with the request of any Lessor or Mortgagee or prospective Lessor, Mortgagee or purchaser of the Building), in each case within ten (10) Business Days after such request is made, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Tenant’s then most recent full and partial fiscal years immediately preceding such request, certified by an independent certified public accountant or an authorized financial officer of Tenant and in form reasonably satisfactory to Landlord. Landlord and its agents and employees shall treat all financial information regarding Tenant (including any such information transmitted pursuant to Sections 27.6, 27.7 and 27.8 hereof) as confidential (unless the same shall be public information), and, upon request by Tenant, shall confirm such confidentiality obligation in writing in a commercially reasonable form reasonably acceptable to Landlord and its agents.

Section 26.21 Signage. (a) Tenant shall have the right to place a sign on the main entrance to the Premises and in the elevator lobby on any whole floor of the Building that it occupies, subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and Tenant shall have the right to have its name listed in the directory in the elevator lobby of any partial floor of the Building that it occupies in accordance with Landlord’s standard signage program.

(b) So long as (a) this Lease remains in full force and effect, (b) the Tenant named herein is leasing at least three (3) full floors from Landlord at the Building, and (c) Tenant named herein is in occupancy of 75% or more of the Premises (i.e., such that Tenant shall not have subleased the same), subject to the terms of this Section 26.21(b), Tenant shall have the right to have erected, replaced, removed and maintained one (1) sign that identifies the Tenant named herein and displays such Tenant’s name and logo on a plaque on the exterior of the Building adjacent to the main entrance to the Building on John Street meeting the criteria set forth on Exhibit I (such sign being referred to herein as “Tenant’s Exterior Sign”), provided that the same shall be in compliance with all applicable Requirements and shall have been approved by all applicable Governmental Authorities, including, without limitation, the Landmarks, Historic Preservation and NPS, at Tenant’s cost and expense. The location, size, and specifications of Tenant’s Exterior Sign shall be subject to compliance with applicable Requirements, Landlord’s consent and to Landmarks’ approval. The installation and removal of Tenant’s Exterior Sign shall be performed by Landlord at Tenant’s cost. Landlord shall maintain and repair Tenant’s Exterior Sign and Tenant shall pay to Landlord, as Additional Rent, an amount equal to the reasonable costs incurred by Landlord for such maintenance and repair, on or prior to the thirtieth (30th) day after the date that Landlord gives to Tenant an invoice therefor, together with reasonable supporting documentation for the charges set forth therein.

(c) All Tenant’s signage installed pursuant to this Section 26.21 shall constitute Specialty Alterations that must be removed, whether or not Landlord reserves the right so to require Tenant pursuant to Section 5.3, and Tenant shall remove the same and restore any damage caused thereby to the Premises and/or the Building at Tenant’s sole cost and expense.

Section 26.22 Self-Help. (a) Provided that no Event of Default under this Lease is then continuing, in the event Tenant advises Landlord in writing as set forth in this Section (except in the event of an emergency, in which case oral notice shall suffice, provided that the same shall be followed by written notice as soon as reasonably practicable) of a claim by Tenant that Landlord has failed to perform its repair and/or maintenance obligations within the Premises expressly set forth in this Lease, Tenant shall have the right to remedy such Landlord failure, provided that such failure by Landlord to perform such repair and/or maintenance obligations within the Premises (x) materially and adversely affects Tenant’s ability to conduct its normal business operations therein or (y) threatens the preservation of property or the safety of Tenant or Persons Within Tenant’s Control (i.e., an emergency). Nothing contained in this Section 26.22 shall be deemed to permit Tenant to exercise its self-help rights with respect to any Building systems or any portion of the Building outside the Premises.

(b) Tenant’s right to remedy Landlord’s failure to make required repairs or perform required maintenance in the Premises as set forth in Section 26.22(a) shall arise only after Tenant shall have first delivered to Landlord written notice of such failure as set forth below. If Landlord fails to commence to remedy a failure to perform its repair and/or maintenance obligations in the Premises within thirty (30) days after delivery of Tenant’s notice or fails to diligently pursue the same, Tenant may deliver a second written notice of such failure to Landlord stating in bold capital letters the following: “LANDLORD HAS FAILED TO PERFORM ITS REPAIR/MAINTENANCE OBLIGATIONS IN THE PREMISES UNDER THE LEASE. IF LANDLORD FAILS TO COMMENCE TO REMEDY LANDLORD’S FAILURE TO PERFORM SUCH OBLIGATIONS WITHIN FIVE (5) BUSINESS DAYS AFTER TENANT’S DELIVERY OF THIS NOTICE, TENANT INTENDS TO EXERCISE ITS RIGHT OF SELF-HELP UNDER SECTION 26.22 OF THE LEASE,” and if Tenant delivers such second notice and Landlord fails to commence such remedy or diligently pursue the same within such five (5) Business Day period, then Tenant shall immediately have the right to remedy such failure as provided above. Notwithstanding the time periods described above, Landlord shall use good faith efforts to commence performance of its outstanding repair and/or maintenance obligations in the Premises as soon as commercially practicable. Notwithstanding anything to the contrary contained in this Section 26.22(b), in the event that Landlord’s failure to perform its repair and/or maintenance obligations in the Premises results in an emergency that threatens the preservation of property or the safety of Tenant or any Persons Within Tenant’s Control, the provisions of this Section 26.22(b) shall not apply.

(c) If Tenant performs any of Landlord’s repair and/or maintenance obligations in the Premises under this Lease in accordance with the terms and conditions of this Section 26.22, Landlord shall pay to Tenant its reasonable out-of-pocket costs of such performance within thirty (30) days after a statement is given to Landlord of the amount of such costs and the parties to which such payments have been made, together with supporting documentation. If Landlord fails to pay to Tenant the amounts owed pursuant to the prior sentence within the time period provided, Tenant shall have the right upon notice given to Landlord to offset the amount owed to Tenant against the Fixed Rent thereafter payable under this Lease, unless Landlord notifies Tenant that Landlord disputes either (x) the propriety of Tenant’s self-help action and/or (y) that the costs incurred by Tenant in connection therewith were excessive, in either of which event(s), Tenant shall not offset such amounts unless it prevails in the arbitration referred to in Section 26.22(d). Nothing contained in this Section 26.22 shall be interpreted to impose any obligation on Tenant to perform any of Landlord’s obligations or to absolve Landlord from performing the same.

(d) In the event Landlord contends that Tenant improperly exercised its self-help rights set forth in this Section 26.22 and/or that the costs incurred by Tenant in exercising such rights were excessive, such dispute shall be settled by expedited arbitration in accordance with Article 33 of this Lease. In the event Tenant is the prevailing party in the foregoing arbitration, Landlord shall pay to Tenant the costs incurred by Tenant in exercising such rights. If Landlord is the prevailing party in the foregoing arbitration, in that the arbitrator finds that Tenant improperly exercised its self-help rights under this Section 26.22, then Landlord shall not be obligated to reimburse Tenant for its costs. If the arbitrator finds Tenant properly exercised its rights under this Section 26.22, but that its costs were excessive, Landlord shall only be obligated to reimburse Tenant for the portion of such costs which were not found to be excessive.

(e) The terms of this Section 26.22 and the self-help right granted to Tenant herein shall be personal to the Tenant named in this Lease (or any permitted transferee pursuant to Section 13.8), and may not be assigned to any other Tenant.

Article 27

SECURITY

Section 27.1 Tenant has deposited with Landlord on the signing of this Lease $[******] (the “Security Deposit”) by Letter of Credit (as defined and further described in Section 27.2), as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Tenant agrees that in the event (i) of the occurrence of an Event of Default that is then continuing or (ii) Tenant has defaulted in the performance of any of its obligations under this Lease, including the payment of any item of Rent, and the transmittal of a Notice of default by Landlord is barred by applicable law, Landlord may draw upon the Letter of Credit in whole or in part (from time to time in the case of partial draws) and use, apply or retain the whole or any part of such proceeds, to the extent required for the payment of any Fixed Rent, Tenant’s BID Payment, Annual Interim Payment, Tenant’s Tax Payment or Tenant’s Operating Payment, or any other sum as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of the default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord). If Landlord applies or retains any portion or all of the proceeds of the Letter of Credit, Tenant shall forthwith restore the amount so applied or retained by delivering an additional or new Letter of Credit. Tenant’s failure to restore the amount so applied or retained within ten (10) Business Days after Landlord has drawn upon the Letter of Credit shall constitute an Event of Default under this Lease. Provided there is no uncured default, any balance of the proceeds of the Letter of Credit held by Landlord and not used, applied or retained by Landlord as above provided, and any remaining Letter of Credit, shall be returned to Tenant within sixty (60) days after (x) the Expiration Date or the effective date of the earlier termination of this Lease and (y) delivery of possession of the entire Premises to Landlord in accordance with the terms of this Lease.

Section 27.2 Tenant shall deliver to Landlord a clean, irrevocable and unconditional letter of credit (such letter of credit, and any replacement thereof as provided herein, is called a “Letter of Credit”) issued and drawn upon any commercial bank approved by Landlord with offices for banking purposes in the City of New York (“Issuing Bank”), which Letter of Credit shall have a term of not less than one (1) year, be substantially in the form annexed hereto as Exhibit K and otherwise in form and content reasonably satisfactory to Landlord, be for the account of Landlord and be in the then applicable amount of the Security Deposit set forth on the Reference Page, as such amount shall be reduced pursuant to the terms of this Article 27 below. The Letter of Credit shall provide that:

(1) The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

(2) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the Term, unless the Issuing Bank sends written notice (the “Non-Renewal Notice”) to Landlord by certified or registered mail, return receipt requested, at least sixty (60) days prior to the expiration date of the Letter of Credit, to the effect that it elects not to have such Letter of Credit renewed;

(3) The Letter of Credit delivered in respect of the last year of the Term shall have an expiration date of not earlier than sixty (60) days after the Expiration Date; and

(4) The Letter of Credit shall be transferable by Landlord as provided in Section 27.4.

The Issuing Bank shall have combined capital, surplus and undivided profits of at least $500 million, a financial strength rating of at least “B”, and a long-term bank deposit rating of at least “Aa”, as published by Moody’s Investors Services, Inc., or its successor (collectively, the “Issuing Bank Criteria”). If at any time during the Term, the Issuing Bank does not maintain the Issuing Bank Criteria, then Landlord may so notify Tenant and, unless Tenant delivers a replacement Letter of Credit from another commercial bank approved by Landlord meeting the Issuing Bank Criteria within thirty (30) days after receipt of such notice, Landlord may draw the full amount of the Letter of Credit and hold the proceeds in a cash security deposit in accordance with this Article 27. Landlord hereby agrees that, as of the date of this Lease, Comerica Bank is approved as Tenant’s Issuing Bank.

Section 27.3 Landlord, after receipt of the Non-Renewal Notice, shall have the right to draw the entire amount of the Letter of Credit and to hold the proceeds as a cash Security Deposit. Landlord shall release such proceeds to Tenant upon delivery to Landlord of a replacement Letter of Credit complying with the terms hereof.

Section 27.4 In the event of the sale or lease of the Building or the Real Property, Landlord shall have the right to transfer the Security Deposit, without charge to Landlord or its transferee for such transfer, to the purchaser or lessee, and upon the delivery of the Security Deposit to such purchaser or lessee, Landlord shall be released by Tenant from all liability for the return of such Security Deposit. In such event, Tenant agrees to look solely to the new Landlord for the return of said Security Deposit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant shall execute such documents as may be reasonably necessary to accomplish such transfer or assignment of the Letter of Credit.

Section 27.5 Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit held hereunder, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the security shall be deemed to be applied to the payment of the Fixed Rent and Additional Rent due Landlord for periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord’s damages.

Section 27.6 Provided that an Event of Default shall not then exist and Tenant shall have delivered to Landlord, subject to the last grammatical sentence of Section 26.20, proof in the form of Tenant’s most recent audited financial statement (and Tenant’s then-current unaudited financial statement, certified by an officer of Tenant) that Tenant’s revenue is equal to or greater than the revenue indicated in Tenant’s audited financial statement for Tenant’s fiscal year ending February 3, 2018 that was previously provided to Landlord (the “Revenue Test”), Tenant may reduce the Security Deposit by the sum of $[******] (to $[******]) following the payment of the forty-eighth (48th) monthly installment of Fixed Rent due hereunder, by delivering to Landlord an amendment to the Letter of Credit evidencing the reduction (which Landlord shall promptly countersign) or by exchanging a Letter of Credit in the reduced amount with the original Letter of Credit.

Section 27.7 Provided that an Event of Default shall not then exist and Tenant satisfies the Revenue Test, Tenant may reduce the Security Deposit by the sum of $[******] (to $[******]) following the payment of the sixtieth (60th) monthly installment of Fixed Rent due hereunder, by delivering to Landlord an amendment to the Letter of Credit evidencing the reduction (which Landlord shall promptly countersign) or by exchanging a Letter of Credit in the reduced amount with the original Letter of Credit.

Section 27.8 Provided that an Event of Default shall not then exist and Tenant satisfies the Revenue Test, Tenant may reduce the Security Deposit by the sum of $[******] (to $[******]) following the payment of the seventy-second (72nd) monthly installment of Fixed Rent due hereunder, by delivering to Landlord an amendment to the Letter of Credit evidencing the reduction (which Landlord shall promptly countersign) or by exchanging a Letter of Credit in the reduced amount with the original Letter of Credit.

Section 27.9 If Tenant is entitled to any reduction of the Security Deposit in accordance with the terms of this Article 27, then Landlord shall reasonably cooperate with Tenant to amend or replace the Letter of Credit to reflect such reduction. Tenant shall have the right to submit to arbitration in accordance with Article 33 hereof any dispute in respect of whether Tenant satisfies the Revenue Test.

Article 28

CERTAIN AMENITIES

Section 28.1 Bicycle Storage Room. Landlord shall furnish and provide for use by all tenants of the Building (including Tenant), on a non-exclusive, unreserved basis, throughout the Term (with the exception of temporary closures for such periodic cleaning, repairs, maintenance and upgrades as Landlord reasonably deems necessary or desirable), a bicycle storage room.

Section 28.2 Rooftop Terrace. (a) From and after the Commencement, Tenant shall have non-exclusive access to and use of the terrace located on the rooftop of the Building (the “Rooftop Terrace”) during the Term together with the other tenants and occupants of the Building, subject to the terms and conditions of this Section. In addition, Tenant shall have the right, upon prior notice and subject to scheduling with Landlord, to reserve exclusive access to and use of the Rooftop Terrace up to four (4) times per calendar year, at times other than during Ordinary Business Hours (or on Business Days starting at or after 4:00 p.m.), for private events with Tenant’s employees and invitees. Tenant shall not pay any rental or licensing fees to Landlord for such limited exclusive use of the Rooftop Terrace; however, Tenant shall obtain any licenses and permits required in connection with any such exclusive use at its sole cost and expense, and Tenant shall pay to Landlord, as Additional Rent, any reasonable and actual out-of-pocket costs incurred by Landlord for engineering or security personnel dedicated to such private events (as determined by Landlord in its reasonable discretion) and for rubbish removal necessitated thereby. If Tenant desires to reserve the Rooftop Terrace for its exclusive use at times other than during Ordinary Business Hours (or on Business Days starting at or after 4:00 p.m.) in excess of the allotted four (4) times per calendar year, Tenant shall pay Landlord’s then-standard rental or licensing fee therefor as Additional Rent.

(b) Tenant’s exclusive reservation and use of the Rooftop Terrace in accordance with the terms and conditions of this Section 28.2 shall be subject to all of the terms and conditions of this Lease, including, without limitation, Article 11 and Article 25 hereof, as if the Rooftop Terrace were part of the Premises for the duration of any such exclusive use.

(c) For the avoidance of doubt, Landlord shall not be required to procure any public assembly permit in connection with Tenant’s use of the Rooftop Terrace. The current maximum permitted occupants for the Rooftop Terrace is seventy-four (74) persons and is subject to change. Tenant’s use of the Rooftop Terrace shall not violate such occupancy limitation.

(d) Notwithstanding the foregoing, Landlord hereby reserves the right, upon at least ninety (90) days prior written notice to Tenant, to discontinue offering the use of the Rooftop Terrace as a Building amenity if Landlord shall lease the same exclusively to a third party in Landlord’s sole discretion; provided, however, that in such event, from and after the date on which the Rooftop Terrace shall no longer be offered as an amenity available for Tenant’s use, Tenant shall receive, as Tenant’s sole and exclusive remedy therefor, a reduction in the annual Fixed Rent payable in respect of each of the 7th Floor Premises and the 8th Floor Premises by $3.00 per RSF on each such floor of the Premises for so long as such Rooftop Terrace shall not be available for use by the tenants of the Building (including Tenant) as a common amenity.

Article 29

RENEWAL TERM

Section 29.1 Renewal Term. Tenant shall have the right to renew the Term for all or a portion of the Premises constituting not less than two (2) contiguous full floors, from the top-down or from the bottom-up as designated by Tenant in its Exercise Notice (the “Renewal Premises”), for up to two (2) renewal terms of five (5) years each (each, a “Renewal Term,” and collectively, the “Renewal Terms”) commencing (x) with respect to the first Renewal Term on the day after the expiration of the initial Term, and (y) if this Lease shall have been extended for the first Renewal Term in accordance with the provisions of this Article, then with respect to the Second Renewal Term, on the day immediately following the last day of the first Renewal Term (each a “Renewal Term Commencement Date”). For the avoidance of doubt, in no event shall Tenant have the right to extend this Lease for the second Renewal Term unless Tenant shall have duly exercised its right to extend the Term of this Lease for the first Renewal Term in accordance with the provisions of this Article. Each Renewal Term shall commence only if (a) Tenant notifies Landlord (the “Exercise Notice”) of Tenant’s exercise of such renewal right not later than twelve

(12) months prior to the then Expiration Date, (b) at the time of the exercise of such right and immediately prior to the Renewal Term Commencement Date, no Event of Default shall have occurred and be continuing hereunder, and (c) the Tenant named herein (or any permitted transferee pursuant to Section 13.8), occupies not less than two (2) full floors of the Premises (the “Occupancy Threshold”) at the time the Exercise Notice is given. If Tenant fails to designate the Renewal Premises in such Exercise Notice, then the Renewal Premises shall be the entire Premises. Time is of the essence with respect to the giving of the Exercise Notice. The Renewal Term shall be upon all of the agreements, terms, covenants and conditions of this Lease, except that (x) the Fixed Rent shall be determined as provided in Section 29.2, (y) during the Second Renewal Term, Tenant shall have no further right to renew the Term, and (z) the Base Tax Year shall be the Tax Year commencing on the July 1st of the calendar year in which the Renewal Term Commencement Date occurs and the Base Taxes shall be the Taxes payable for the Base Tax Year. Upon the commencement of each Renewal Term, (1) such Renewal Term shall be added to and become part of the Term, (2) any reference to “this Lease”, to the “Term”, the “term of this Lease” or any similar expression shall be deemed to include such Renewal Term, (3) the expiration of such Renewal Term shall become the then Expiration Date, and (4) if the Renewal Premises constitute less than the entire Premises at the time the Exercise Notice is given, Tenant’s Tax Proportionate Share, Tenant’s Operating Proportionate Share and the Security Deposit shall be equitably adjusted based on the rentable area of the Renewal Premises. Any termination, cancellation or surrender of the entire interest of Tenant under this Lease at any time during the Term shall terminate any right of renewal of Tenant hereunder. Notwithstanding anything to the contrary contained in this Section 29.1, if at any time during the Term prior to the giving of an Exercise Notice, Tenant shall not satisfy the Occupancy Threshold by virtue of a sublease or license of all or a portion of the Premises to one or more third parties for a term (or terms, as the case may be) expiring during the last twenty-four (24) months of the Term, then Tenant’s right to renew the Term pursuant to this Article 29 shall immediately terminate and be of no further force and effect. After the giving of an Exercise Notice, Landlord shall have the right, in its sole discretion, to waive the requirement of continued compliance with the conditions set forth in clauses (b) and (c) above, and no breach of such conditions may be used by Tenant to nullify Tenant’s giving of an Exercise Notice.

Section 29.2 Renewal Term Rent. The annual Fixed Rent payable during the Renewal Term shall be equal to 100% of the annual Fair Market Value (as hereinafter defined) as of the applicable Renewal Term Commencement Date. “Fair Market Value” shall mean the fair market annual rental value of the Renewal Premises that a willing tenant would pay and a willing landlord would accept (with neither under any compulsion to act) as of the applicable Renewal Term Commencement Date for a term equal to the Renewal Term, based on comparable space in the Building, and on comparable space in comparable buildings in the DUMBO neighborhood of Brooklyn, taking into account all relevant factors. By not later than nine (9) months prior to the applicable Renewal Term Commencement Date, Landlord shall advise Tenant by delivery of written notice (the “Rent Notice”) of Landlord’s determination of Fair Market Value prior to the applicable Renewal Term Commencement Date. If Tenant disputes Landlord’s determination of Fair Market Value in accordance with Section 29.3 below, the dispute shall be resolved by arbitration as provided in Section 29.3. If the Fixed Rent payable during the applicable Renewal Term is not determined prior to the applicable Renewal Term Commencement Date, Tenant shall pay Fixed Rent in an amount equal to the Fair Market Value for the Premises set forth in the Rent Notice (the “Interim Rent”). Upon final determination of the Fixed Rent for the applicable Renewal Term, Tenant shall commence paying such Fixed Rent as so determined, and within thirty (30) days after such determination Tenant shall pay any deficiency in prior payments of Fixed Rent or, if the Fixed Rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of Fixed Rent in an amount equal to the difference between each installment of Interim Rent and the Fixed Rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped.

Section 29.3 Arbitration. If Tenant desires to dispute Landlord’s determination of Fair Market Value set forth in a Rent Notice, Tenant shall give notice to Landlord of such dispute within thirty (30) days after delivery of the Rent Notice (with time being of the essence), and Tenant shall include in such notice Tenant’s determination of Fair Market Value (a “Rent Dispute Notice”). In such event, if the parties shall not have agreed upon Fair Market Value for the Renewal Premises within thirty (30) days after Tenant’s delivery of the Rent Dispute Notice (the “Rent Negotiation Period”), such dispute shall be determined by arbitration in accordance with the then prevailing Expedited Procedures of the Arbitration Rules for the Real Estate Industry of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the rules shall be modified as follows:

(a) Each party shall appoint an arbitrator to act on its behalf, which arbitrator shall be a real estate broker or appraiser with at least ten (10) years full-time commercial experience who is familiar with the fair market value of first-class office space in the Borough of Brooklyn, City of New York, New York. Failure on the part of Tenant to so appoint an arbitrator within thirty (30) days after the expiration of the Rent Negotiation Period shall constitute a waiver of Tenant’s right thereto (and in such event the arbitration shall be conducted solely by the arbitrator appointed by Landlord). Within ten (10) Business Days after receipt of notice identifying Tenant’s arbitrator (or after Tenant shall have waived its right to appoint an arbitrator as set forth herein), Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf.

(b) If each party shall appoint an arbitrator, the two (2) arbitrators chosen pursuant to Section 29.3(a) shall meet within ten (10) Business Days after the second arbitrator is appointed and shall seek to reach agreement on Fair Market Value. If within twenty (20) days after the second arbitrator is appointed the two (2) arbitrators are unable to reach agreement on Fair Market Value then the two (2) arbitrators shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two (2) arbitrators pursuant to Section 29.3(a). If they are unable to agree upon such appointment within five (5) Business Days after expiration of such twenty (20) day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five (5) Business Days after expiration of the foregoing five (5) Business Day period, then either party, on behalf of both, may request appointment of such a qualified person by the then president of the Real Estate Board of New York. The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Section 29.3(c). Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

(c) Fair Market Value shall be fixed by the third arbitrator in accordance with the following procedures. Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Market Value supported by the reasons therefor. The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of Fair Market Value, but any such determination shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall conduct such hearings and investigations as he or she deem appropriate and shall, within thirty (30) days after being appointed, select which of the two (2) proposed determinations most closely approximates his or her determination of Fair Market Value. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two (2) proposed determinations. The determination he or she chooses as that most closely approximating his or her determination of the Fair Market Value shall constitute the decision of the third arbitrator and shall be final and binding upon the parties. The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of this Lease. Promptly following receipt of the third arbitrator’s decision (or final determination of Fixed Rent for the applicable Renewal Term by acceptance or agreement in accordance with this Article), the parties shall enter into an amendment to this Lease evidencing the extension of the Term for the applicable Renewal Term and confirming the Fixed Rent for the applicable Renewal Term, but the failure of the parties to do so shall not affect the effectiveness of the third arbitrator’s determination or such other acceptance or agreement as to Fixed Rent for the applicable Renewal Term as may have occurred in accordance with this Article.

(d) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

(e) Landlord and Tenant hereby agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. Landlord and Tenant each: (x) consent to the entry of judgment in any court of the determination rendered in any arbitration held pursuant to this Article 29 or otherwise pursuant to this Lease; and (y) acknowledge that any determination rendered in any arbitration held pursuant to this Article 29 or otherwise pursuant to this Lease, whether or not such determination has been entered for judgment, shall be final and binding upon Landlord and Tenant.

Section 29.4 Option Personal. The right of Tenant to renew the Term of this Lease for the Renewal Terms granted to Tenant in this Article 29 shall be personal to the Tenant named in this Lease (or any permitted transferee pursuant to Section 13.8), and may not be assigned to any other Tenant.

Article 30

RIGHT OF FIRST OFFER

Section 30.1 Exercise of Right. If at any time prior to the last forty-eight (48) months of the Term (as the same may be extended) all or any portion of the rentable area of the Building that is not subject to this Lease (the “Expansion Space”) is, or Landlord reasonably believes the same is to become, Available (as hereinafter defined) and Landlord proposes to lease such Expansion Space, Landlord shall deliver notice thereof to Tenant (an “Expansion Notice”) setting forth a description of the Expansion Space in question, the RSF of such Expansion Space, Landlord’s determination of the Expansion Space Fair Market Value (as hereinafter defined) for such Expansion Space and the date Landlord reasonably anticipates that such Expansion Space will become Available (the “Anticipated Expansion Space Commencement Date”), which Anticipated Expansion Space Commencement Date shall be no sooner than ninety (90) days following the date of delivery of such Expansion Notice and no later than sixteen (16) months following the date of delivery of such Expansion Notice. Provided that all of the conditions precedent set forth in this Article 30 are satisfied by Tenant, Tenant shall have the option (an “Expansion Option”), exercisable by Tenant delivering irrevocable notice to Landlord (an “Acceptance Notice”) within thirty (30) days of delivery by Landlord of the applicable Expansion Notice (with time being of the essence), to lease the Expansion Space described in the related Expansion Notice upon the terms and conditions set forth in this Article 30. An Expansion Option may be exercised only with respect to all of the Expansion Space that is the subject of an applicable Expansion Notice. If Tenant fails to timely give an Acceptance Notice with respect to any Expansion Space (with time being of the essence), Tenant shall be deemed to have rejected Landlord’s offer to lease the applicable Expansion Space and Landlord shall have no further obligation and Tenant shall have no further rights with respect to that particular Expansion Space during the Term. Notwithstanding any of the foregoing to the contrary, if Tenant shall exercise an Expansion Option after the date that is forty-eight (48) months prior to the then expiration of the Term, the applicable Acceptance Notice shall also constitute an Exercise Notice pursuant to Article 29 and contain all the information required by, and be subject to the terms of, such Article.

Section 30.2 Definitions. (a) “Available” shall mean that at the time in question (i) no person or entity leases or occupies the Expansion Space that is the subject of an Expansion Notice, whether pursuant to a lease or other agreement, and (ii) no person or entity holds any option or right to lease or occupy such Expansion Space (it being agreed that, as of the Effective Date, the only such precedent option or right is the right of first offer held by Soho Works NY, LLC in respect of the sixth (6th) floor of the Building). In addition to the foregoing, so long as a tenant or other occupant leases or occupies a portion of the applicable Expansion Space, Landlord shall be free to extend any such tenancy or occupancy, whether or not pursuant to a lease or other agreement, and such space shall not be deemed to be Available. Notwithstanding anything herein to the contrary contained herein, Landlord shall have the absolute right to (x) execute initial leases with respect to all or any portion of the Expansion Space (any such leases, collectively, the “Initial Leases”) without offering same to Tenant in accordance with the terms of this Article 30 and (y) lease all or any portion of any space demised by the Initial Leases (without offering same to Tenant in accordance with the terms of this Article 30) to the tenant or occupant thereof at the time of such renewal or extension, whether or not pursuant to a lease or other agreement. In no event shall Landlord be liable to Tenant for any failure by any then existing tenant or occupant to vacate any of the Expansion Space. Subject to the terms of this Section 30.2 with respect to Initial Leases, from and after the date hereof, Landlord shall not grant any rights to any tenant or other occupant of the Building with respect to any Expansion Space unless such rights are subordinate to the rights granted Tenant hereunder, except to tenants and other occupants leasing or occupying the applicable Expansion Space as of the date hereof or pursuant to Initial Leases or to new tenants or occupants of a portion of the Expansion Space after Landlord shall have duly offered such portion of the Expansion Space to Tenant pursuant to this Article 30.

(b) “Expansion Space Fair Market Value,” with respect to each Expansion Space, shall mean 100% of the fair market annual rental value of such Expansion Space at the commencement of the leasing of such Expansion Space for a term commencing on the applicable Expansion Space Commencement Date (as hereinafter defined) and ending on the then Expiration Date that a willing tenant would pay and a willing landlord would accept (with neither under any compulsion to act), as determined based on comparable space in the Building and in comparable buildings in the vicinity of the Building, taking into account all relevant factors.

Section 30.3 Conditions to Exercise. Tenant shall have no right to exercise an Expansion Option unless all of the following conditions have been satisfied on the date the applicable Acceptance Notice is delivered to Landlord and on the Expansion Space Commencement Date:

(a) No Event of Default shall have occurred and be continuing;

(b) The Tenant named herein (or any permitted transferee pursuant to Section 13.8) then occupies at least 85% of the Premises (i.e., such that Tenant shall not have subleased the same); and

(c) Tenant shall then satisfy the Revenue Test.

After the giving of an Acceptance Notice, Landlord shall have the right, in its sole discretion, to waive the requirement of continued compliance with the conditions set forth in clauses (a) through (c) above, and no breach of such conditions may be used by Tenant to nullify Tenant’s giving of an Acceptance Notice.

Section 30.4 Incorporation of Expansion Space. Effective as of the date on which Landlord delivers vacant possession of an Expansion Space to Tenant (with respect to each such Expansion Space, the “Expansion Space Commencement Date”):

(a) Fixed Rent for such Expansion Space shall be the Expansion Space Fair Market Value as determined in accordance with this Article 30.

(b) Tenant shall pay Tenant’s BID Payment, Tenant’s Operating Payment, and the Annual Interim Payment or Tenant’s Tax Payment, as applicable, with respect to such Expansion Space in accordance with the provisions of Article 7 the Agreed Area of Premises shall be increased by the RSF of such Expansion Space set forth in the applicable Expansion Notice;

(c) The RSF of the Expansion Space shall be as set forth in the applicable Expansion Notice (which the parties agree shall be the RSF of such Expansion Space for all purposes of this Lease) and Tenant’s Tax Proportionate Share and Tenant’s Operating Proportionate Share shall be appropriately adjusted;

(d) The applicable Expansion Space shall be delivered in its “as is” condition and broom clean, and Landlord shall not be obligated to perform any work with respect thereto or make any contribution to Tenant to prepare such Expansion Space for Tenant’s occupancy, except that Landlord shall perform Landlord’s Work therein prior to the Expansion Space Commencement Date;

(e) The applicable Expansion Space shall be added to and be deemed to be a part of the Premises for all purposes of this Lease (except as otherwise provided in this Section 30); and

(f) If Tenant shall not lease the entirety of a floor of the Building, then upon the exercise of an Expansion Option and if Tenant shall thereafter lease the remainder of such floor hereunder, the Premises shall, from and after Tenant’s leasing of the remainder of such floor, include the common corridors and lavatories on such floor and such entire floor shall be measured using REBNY standards for full floor measurement and a 27% loss factor.

Section 30.5 Possession. In no event shall Landlord be obligated to incur any fee, cost, expense or obligation, nor to prosecute any legal action or proceeding, in connection with the delivery of any Expansion Space to Tenant nor shall Tenant’s obligations under this Lease with respect to the Premises or such Expansion Space be affected thereby. Landlord shall not be subject to any liability and this Lease shall not be impaired if Landlord shall be unable to deliver possession of any Expansion Space to Tenant on any particular date. Tenant hereby waives any right to rescind this Lease or any Acceptance Notice under the provisions of Section 223-a of the Real Property Law of the State of New York, and agrees that the provisions of this Section 30.5 are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a. Landlord agrees that it shall not waive any rights it may have against any person or entity holding over in the Expansion Space, without any obligation to enforce any such rights. Notwithstanding anything to the contrary provided in this Lease, if Landlord fails to deliver vacant possession of any Expansion Space in accordance with the terms of this Lease prior to the date that is six (6) months after the Anticipated Expansion Space Commencement Date (an “Expansion Space Outside Delivery Date”), Tenant shall have the right within thirty (30) days after the Expansion Space Outside Delivery Date in question, as its sole and exclusive remedy therefor, to cancel this Lease solely in respect of such Expansion Space by giving notice of cancellation to Landlord. If Tenant timely delivers the aforesaid cancellation notice, this Lease in respect of such Expansion Space shall terminate thirty (30) days after the date of such notice (and any prepaid Rent with respect to such Expansion Space shall promptly be refunded by Landlord to Tenant), unless Landlord delivers vacant possession of such Expansion Space in the condition required by this Lease within thirty (30) days after Tenant gives such cancellation notice, in which case Tenant’s cancellation notice shall be void and this Lease in respect of such Expansion Space shall continue in full force and effect. Failure by Tenant to exercise such right to cancel this Lease in respect of such Expansion Space within such 30-day period shall constitute a waiver of such right; time being of the essence with respect thereto.

Section 30.6 Arbitration. If Tenant disputes Landlord’s determination of the Expansion Space Fair Market Value for any Expansion Space pursuant to Section 30.1, Tenant shall give notice to Landlord of such dispute within ten (10) Business Days after delivery of the Expansion Notice (with time being of the essence), and such dispute shall be determined by arbitration in accordance with the then prevailing Expedited Procedures of the Arbitration Rules for the Real Estate Industry of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the rules shall be modified as follows:

(a) In its demand for arbitration Tenant shall specify the name and address of the person to act as the arbitrator on Tenant’s behalf. The arbitrator shall be a real estate broker with at least ten (10) years full-time commercial brokerage experience who is familiar with the fair market value of first-class office space in the DUMBO neighborhood of Brooklyn. Failure on the part of Tenant to make the timely and proper demand for such arbitration (with time being of the essence) shall constitute a waiver of the right thereto and the Fixed Rent in respect of the Expansion Space in question shall be as set forth in the Expansion Notice applicable thereto. Within ten (10) Business Days after the service of the demand for arbitration, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified.

(b) The two (2) arbitrators chosen pursuant to Section 30.6(a) shall meet within ten (10) Business Days after the second arbitrator is appointed and shall seek to reach agreement on Expansion Space Fair Market Value. If within twenty (20) days after the second arbitrator is appointed the two (2) arbitrators are unable to reach agreement on Expansion Space Fair Market Value then the two (2) arbitrators shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two (2) arbitrators pursuant to Section 30.6(a). If they are unable to agree upon such appointment within five (5) Business Days after expiration of such twenty (20) day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five

(5) Business Days after expiration of the foregoing five (5) Business Day period, then either party, on behalf of both, may request appointment of such a qualified person by the then president of the Real Estate Board of New York. The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Section 30.6(c). Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

(c) The Expansion Space Fair Market Value of the applicable Expansion Space shall be fixed by the third arbitrator in accordance with the following procedures. Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Expansion Space Fair Market Value in respect of the applicable Expansion Space supported by the reasons therefor. The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of such Expansion Space Fair Market Value, but any such determination shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall conduct such hearings and investigations as he or she deem appropriate and shall, within thirty (30) days after being appointed, select which of the two (2) proposed determinations most closely approximates his or her determination of such Expansion Space Fair Market Value. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two (2) proposed determinations. The determination he or she chooses as that most closely approximating his or her determination of the Expansion Space Fair Market Value in respect of the applicable Expansion Space shall constitute the decision of the third arbitrator and shall be final and binding upon the parties. The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of this Lease. Promptly following receipt of the third arbitrator’s decision (or final determination of Fixed Rent for the applicable Expansion Space by acceptance or agreement in accordance with this Article), the parties shall enter into an amendment to this Lease evidencing the expansion of the Premises and confirming the Fixed Rent for the Expansion Space in question, but the failure of the parties to do so shall not affect the effectiveness of the third arbitrator’s determination or such other acceptance or agreement as to Fixed Rent for the Expansion Space in question as may have occurred in accordance with this Article.

(d) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

(e) Landlord and Tenant hereby agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. Landlord and Tenant each: (x) consent to the entry of judgment in any court of the determination rendered in any arbitration held pursuant to this Article 30 or otherwise pursuant to this Lease; and (y) acknowledge that any determination rendered in any arbitration held pursuant to this Article 30 or otherwise pursuant to this Lease, whether or not such determination has been entered for judgment, shall be final and binding upon Landlord and Tenant.

Section 30.7 Agreement of Terms. Landlord and Tenant, at either party’s request, shall promptly execute and exchange an appropriate agreement evidencing the leasing of each Expansion Space and the terms thereof in a form reasonably satisfactory to both parties, but no such agreement shall be necessary in order to make the provisions hereof effective.

Section 30.8 Option Personal. The Expansion Option granted to Tenant in this Article 30 shall be personal to the Tenant named in this Lease (or any permitted transferee pursuant to Section 13.8), and may not be assigned to any other Tenant.

Article 31

INTENTIONALLY OMITTED

Article 32

TENANT’S CANCELLATION OPTION

Section 32.1 Tenant’s Cancellation Option. Provided that (i) an Event of Default under this Lease shall not then be continuing, (ii) this Lease shall be in full force and effect at all times mentioned below, and (iii) Tenant shall not have assigned its interest in this Lease in a transaction requiring Landlord’s consent, Tenant shall have the right to cancel this Lease as to either (x) the 7th Floor Premises only or (y) the entire Premises (the “Cancellation Option”), effective as of the seventh (7th) anniversary of the 8-10th Floor Premises Rent Commencement Date (the “Cancellation Option Termination Date”), provided that (A) Tenant shall have given Landlord, at least twenty-four (24) months prior to the Cancellation Option Termination Date, a written notice (the “Cancellation Notice”) of Tenant’s cancellation of this Lease as to either the 7th Floor Premises only or the entire Premises effective as of the Cancellation Option Termination Date (it being agreed that such notice must specify whether the Lease shall be terminated as to the entire Premises or only the 7th Floor Premises in order for such notice to be effective), and (B) Tenant shall pay to Landlord, on or prior to the Cancellation Payment Deadline (as hereinafter defined) as a condition to the effectiveness thereof, with time being of the essence, an amount equal to the sum of (a) the unamortized portion (amortized at the rate of 8%) of the brokerage commission, free rent and Landlord’s Contribution as of the Cancellation Option Termination Date, plus (b) an amount equal to four (4) months’ Fixed Rent as of the Cancellation Option Termination Date, plus (c) four (4) months’ aggregate Tenant’s BID Payment, Annual Interim Payment, Tenant’s Tax Payment and Tenant’s Operating Payment (at the rate payable as of the date that is twenty-four (24) months prior to the Cancellation Option Termination Date) (the sum of the amounts payable pursuant to clauses (a) through (c) hereof, collectively, the “Cancellation Payment”). Notwithstanding the foregoing, the Cancellation Payment shall be equitably prorated if Tenant elects to cancel this Lease as to the 7th Floor Premises only. Within sixty (60) days after the 8-10th Floor Premises Rent Commencement Date, Landlord shall deliver to Tenant Landlord’s reasonably detailed calculation of clause (a) of the Cancellation Payment, and the “Cancellation Payment Deadline” shall mean the later to occur of (X) the date on which Tenant gives the Cancellation Notice to Landlord and (Y) five (5) Business Days after the date on which Landlord provides notice of the amount of Landlord’s calculation of clause (a) of the Cancellation Payment calculation to Tenant. In the event that this Lease shall terminate pursuant to the terms of this Section 32.1, Landlord shall promptly return the Security Deposit to Tenant, and thereupon neither party shall have any liability to the other under this Lease, except for any obligations expressly stated to survive the Expiration Date or termination hereof. Any dispute between Landlord and Tenant as to the calculation of the Cancellation Payment shall be subject to determination by expedited arbitration (initiated by either party) in accordance with Article 33 of this Lease.

Section 32.2 Time is of the essence with respect to the giving of the Cancellation Notice by Tenant and the making of the Cancellation Payment by Tenant by the applicable date set forth above; provided, that if Tenant is not notified by Landlord of any adjustment to a Tenant’s Tax Payment amount or a Tenant’s Operating Payment amount prior to Tenant’s timely rendering of the Cancellation Payment to Landlord, the amount rendered shall be promptly adjusted between Landlord and Tenant and either paid or refunded, as appropriate, but notwithstanding the need for such adjustment (which may not occur until after the deadline for Tenant to timely pay the Cancellation Payment), the Cancellation Payment shall be deemed to have been timely made. Upon the timely giving of the Cancellation Notice and the timely payment of the Cancellation Payment, the Term of this Lease as to the 7th Floor Premises only or the entire Premises, as the case may be, shall expire on the Cancellation Option Termination Date as if such date were the Expiration Date and neither party shall have any further rights or obligations under this Lease (or with respect to the 7th Floor Premises, as applicable) except for such rights and obligations which expressly survive the termination or expiration of the Term hereof.

Section 32.3 For the avoidance of doubt, if Tenant shall exercise its option to cancel this Lease as set forth in this Article 32 as to the entire Premises, then, except as otherwise agreed to in writing by Landlord, any sublease of any portion of the Premises shall terminate as of the Cancellation Option Termination Date, and Tenant shall cause any and all subtenants of any portion of the Premises to vacate and surrender the entire Premises to Landlord on or prior to the Cancellation Option Termination Date, in the condition required for surrender of the Premises upon the Expiration Date. For the avoidance of doubt, if Tenant shall exercise its option to cancel this Lease as set forth in this Article 32 as to the 7th Floor Premises only, then, except as otherwise agreed to in writing by Landlord, any sublease of any portion of the 7th Floor Premises shall terminate as of the Cancellation Option Termination Date, and Tenant shall cause any and all subtenants of any portion of the 7th Floor Premises to vacate and surrender the entire 7th Floor Premises to Landlord on or prior to the Cancellation Option Termination Date, in the condition required for surrender of the 7th Floor Premises upon the Expiration Date. Tenant shall indemnify and hold harmless Landlord from and against all costs, liabilities and expenses (including reasonable attorneys’ fees and disbursements) incurred in causing any such subtenants of the relevant portion of the Premises to so vacate and surrender the same, and Tenant acknowledges that the terms and conditions of Article 18 of this Lease shall be expressly applicable to any such holdover. Tenant shall cause any and all sublease(s) for any portion of the Premises entered into prior to the deadline for the giving of the Cancellation Notice to contain a provision whereby the applicable subtenant shall acknowledge and agree that the sublease will automatically terminate upon the Cancellation Option Termination Date if Tenant shall exercise its right to cancel this Lease as set forth in this Article 32.

Section 32.4 The Cancellation Option granted to Tenant in this Article 32 shall be personal to the Tenant named in this Lease (or any permitted transferee pursuant to Section 13.8), and may not be assigned to any other Tenant.

Article 33

ARBITRATION

In any arbitration which, pursuant to the express provisions of this Lease, is governed by this Article 33, either party may submit the dispute for resolution by arbitration in the City of New York in accordance with the Arbitration Rules for the Real Estate Industry of the American Arbitration Association (“AAA”), except that the terms of this Article 33 shall supersede any conflicting or otherwise inconsistent rules. Provided the rules and regulations of the AAA so permit, (i) the AAA shall, within 2 Business Days after such submission or application, select a single arbitrator having at least ten (10) years’ experience in leasing and management of commercial properties similar to the Building, (ii) the arbitration shall commence two (2) Business Days thereafter and shall be limited to a total of seven (7) hours on the date of commencement until completion, with each party having no more than a total of two (2) hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party, and (iii) the arbitrator shall make a determination within three (3) Business Days after the conclusion of the presentation of Landlord’s and Tenant’s cases, which determination shall be limited to a decision upon (A) whether Landlord acted reasonably in withholding its consent or approval, or (B) the specific dispute presented to the arbitrator, as applicable (and the arbitrator shall not be permitted to modify any of the terms of this Lease). The arbitrator’s determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. All actions necessary to implement such decision shall be undertaken as soon as possible, but in no event later than ten (10) Business Days after the rendering of such decision. The arbitrator’s determination may be entered in any court having jurisdiction thereof. All fees payable to the AAA for services rendered in connection with the resolution of the dispute shall be paid by the unsuccessful party. The arbitrator shall not be entitled to award monetary damages or to alter any of the terms or conditions expressly set forth in this Lease.

Article 34

TERRACE

Section 34.1 So long as this Lease is in full force and effect, no Event of Default is then continuing hereunder, and Tenant (and/or its affiliates) shall then lease the entire 10th Floor Premises hereunder, Tenant shall have the right throughout the Term, subject further to compliance with all applicable Requirements and the Rules and Regulations, to the exclusive use of that portion of the setback on the tenth (10th) floor on the North and West sides of the Building within the area shown outlined (as opposed to hatched) on Exhibit J annexed hereto (the “Terrace”). The Terrace shall not be included in the RSF of the Premises, and Tenant shall not be required to pay Fixed Rent, Tenant’s BID Payment, Annual Interim Payment, Tenant’s Tax Payment or Tenant’s Operating Payment for Tenant’s use of the Terrace. Accordingly, Tenant shall not be entitled to any abatement of, or credit against, Fixed Rent, Tenant’s BID Payment, Annual Interim Payment, Tenant’s Tax Payment or Tenant’s Operating Payment for any condition affecting the Terrace (such as, by way of an example, a casualty to the Terrace); provided, however, that in the event that (x) any damage shall be caused to the Terrace or the underling roof of the Building due to the gross negligence or willful misconduct of Landlord or its employees, agents or contractors, and the need for Landlord to repair such damage shall prevent Tenant from using and/or accessing the Terrace (except to a de minimis extent) for more than ten (10) consecutive Business Days, or Landlord shall otherwise take action to prevent Tenant from using all or a portion of the Terrace for more than ten (10) consecutive Business Days (except if due to Unavoidable Delays, a change in applicable Laws, actions required to facilitate cyclical compliance with applicable Laws (including Local Law 11) and/or an emergency), then in any such case, Tenant shall receive, as its sole and exclusive remedy therefor, a credit against Fixed Rent in the Terrace Adjustment Amount on a per diem basis for each day after such tenth (10th) consecutive Business Day until use and access to the Terrace (or the applicable portion thereof) shall have been restored. The “Terrace Adjustment Amount” shall mean the quotient obtained by (I) multiplying [******] by the number of square feet of Terrace so affected and (II) dividing such product by 365.

Section 34.2 Landlord shall not be required to procure any public assembly permit for Tenant in connection with Tenant’s use of the Terrace; however, Landlord shall cooperate with any efforts by Tenant to secure the same at Tenant’s sole cost and expense. Landlord represents that the existing condition and configuration of the Terrace are suitable for non-public assembly use by up to (but not more than) 74 persons in accordance with applicable Requirements, and the existing means of access to the Terrace shall be in compliance with applicable Requirements on the Commencement Date.

Section 34.3 Landlord shall not be obligated to perform any work or to contribute to the cost of any Alterations to prepare the Terrace for Tenant’s use. Tenant shall make no Alterations on or to the Terrace without Landlord’s prior written consent, which consent shall be granted or withheld in accordance with the provisions of Article 5. At the end of the Term, Tenant shall remove all of such Alterations made by Tenant to the Terrace and shall repair any damage to the Terrace and the Building caused by such removal, and restore the surface of the Terrace to its condition immediately preceding the installation of such improvements (it being agreed that any such Alterations shall constitute Specialty Alterations hereunder), ordinary wear and tear and damage caused by casualty, condemnation and the negligence or willful misconduct of Landlord or its employees, agents or contractors excepted.

Section 34.4 At any time during the Term when Tenant shall have the exclusive right to use the Terrace as set forth herein, Tenant may place planters and other personal property on the Terrace, provided that (a) such property shall not require structural reinforcement and shall not be heavier than the roofing system or structural slab that the Terrace was designed to hold (unless Tenant, at its expense, installs such structural reinforcement after first having obtained Landlord’s consent in accordance with Article 5) and (b) the weight and location of such planters and other personal property shall have been approved by Landlord, which approval shall not be unreasonably withheld. To the extent that Tenant’s use of, or installations on the Terrace, results in any water damage to the roof, Tenant, at its expense, shall replace the waterproofing membrane on the tenth (10th) floor setback on the northern and western sides of the Building, including any ancillary work necessary to provide a comprehensive waterproofing system in the affected area of such roof, all in accordance with Article 5 of this Lease.

Section 34.5 At all times during the Term, Landlord shall have access to the Terrace in accordance with Article 14 of this Lease, subject to satisfaction of the Non-Interference Condition. As used herein, the “Non-Interference Condition” shall mean the obligation of Landlord to diligently use commercially reasonable efforts to minimize interference with and any adverse impact (to more than a de minimis extent) upon Tenant’s use and occupancy of the Premises or any part thereof. In furtherance of the foregoing, solely in the event of an emergency or if required by Requirements, Landlord without liability to Tenant, except as otherwise expressly provided in Section 34.1 hereof, shall have the right to erect and maintain scaffolding on or about the Terrace. In connection therewith Landlord agrees to use commercially reasonable efforts (subject to Tenant’s Delays and Unavoidable Delays) to minimize interference with Tenant’s use of the Terrace and to complete in a timely manner any work performed by Landlord that involves the installation of such scaffolding on or about the Terrace.

Section 34.6 At any time during the Term when Tenant shall have the exclusive right to use the Terrace as set forth herein, Tenant shall comply, and shall cause any and all Persons Within Tenant’s Control, to comply with all of the terms, covenants and obligations on the part of Tenant to be kept, observed and performed pursuant to this Lease with respect to the Terrace as if the same were the Premises hereunder (it being agreed that except as expressly set forth to the contrary in this Article 34 or elsewhere in this Lease, the provisions of this Lease shall apply to the Terrace as if the same were the Premises hereunder). For the avoidance of doubt, (i) Tenant acknowledges and agrees that the terms and conditions of Articles 5, 11 and 25 of this Lease shall be applicable to the Terrace as if the same were the Premises hereunder; and (ii) notwithstanding anything to the contrary contained in Article 13 of this Lease, Tenant shall have no right to sublease the Terrace or allow the same to be used by others (other than Persons Within Tenant’s Control) without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion (provided, however, that Tenant shall have the right to sublease the Terrace in connection with a sublease of the entire Premises in accordance with Article 13 hereof).

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:		TENANT:

10 JAY MASTER TENANT LLC,		RENT THE RUNWAY, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Mark Weissman	By:	/s/ Jennifer Hyman

Its:	Authorized Signatory	Its:	Jennifer Hyman, Chief Executive Officer

		By:	/s/ Scarlett O’Sullivan

		Its:	_Jennifer Hyman, Chief Executive Officer

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

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CERTAIN IDENTIFIED INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10) BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [******] INDICATES THAT INFORMATION HAS BEEN REDACTED.

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (this “Agreement”), made as of December 10, 2020 with an effective date as of April 1, 2020 (the “Effective Date”), by and between 10 JAY MASTER TENANT LLC, a Delaware limited liability company, having an office c/o Glacier Global Partners LLC, 220 East 42nd Street, Suite 3002, New York, New York 10017 (“Landlord”), and RENT THE RUNWAY, INC., a Delaware corporation, having an office at 10 Jay Street, Brooklyn, New York 11201 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are the current parties to that Lease, dated as of April 1, 2019 (the “Original Lease”), which Original Lease has been amended by that letter agreement dated November 14, 2019 (the “Letter Agreement”; the Original Lease as amended by the Letter Agreement, collectively, the “Lease”), whereby Landlord leases to Tenant certain premises in the building located at 10 Jay Street, Brooklyn, New York, for a term expiring on November 30, 2032; and

WHEREAS, Landlord and Tenant desire to amend the Lease upon and subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:

1. Capitalized Terms; Definitions. All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meanings as are ascribed to such terms in the lease.

2. Deferred Rental; Deferred Rental Payments.

(a) Landlord and Tenant hereby agree to defer the Fixed Rent payable by Tenant under the Lease for the 8th Floor Premises, the 9th Floor Premises and the 10th Floor Premises for the period of April 1, 2020 through June 30, 2020 in the aggregate amount of $[******] (the “Deferred Rental”).

(b) Tenant agrees to pay the Deferred Rental to Landlord, without demand and without interest or late fees no later than the earlier of (i) than June 1, 2021 or (ii) the closing date of a Liquidation Event (as such term if defined in the Company’s Certificate of Incorporation) (such date, the “Deferred Rental Deadline”). Notwithstanding the foregoing, Tenant may elect to repay the Deferred Rental, in full or in part, at any time sooner than the Deferred Rental Deadline. If the Lease shall be terminated prior to payment in full of the Deferred Rental, then any such remaining outstanding amount of the Deferred Rental shall immediately become due and payable upon such termination of the Lease (as amended by this Agreement).

3. No Brokers. Landlord represents and warrants to Tenant that Landlord has not dealt with any broker, agent or finder in connection with this Agreement. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker, agent or finder in connection with this agreement. The execution and delivery of this Agreement shall be conclusive evidence that the parties have relied upon the foregoing representations and warranties. Landlord and Tenant shall indemnify and hold harmless the other party from and against any and all claims for commission, fee or other compensation by any broker, agent or finder who claims to have dealt with the indemnitor in connection with this Agreement and for any and all costs incurred by the indemnitee in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements. The terms and conditions of this section 3 shall survive the termination or expiration of the Lease.

4. No Default. As of the date of this Amendment, the parties hereto hereby agree and acknowledge that no event of default currently exists under the Lease and that Tenant is in not default under the Lease beyond any applicable cure period and to Landlord’s knowledge, no event has occurred which, with the giving of notice or passage of time, or both, could result in such default by Tenant.

5. No Oral Modification. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by Landlord and Tenant.

6. Ratification; Conflicts. Except as and to the extent modified by this Agreement, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall remain in full force and effect. In the event of any conflict between this Amendment and the Lease, this Amendment shall control.

7. Counterparts; Electronic Signatures, etc. This Agreement is offered for signature by Tenant and it is understood that this Agreement shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully-executed copy of this Agreement to Tenant. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. An executed counterpart of this Agreement transmitted by facsimile, email or other electronic transmission shall be deemed an original counterpart and shall be as effective as an original counterpart of this Agreement and shall be legally binding upon the parties hereto to the same extent as delivery of an original counterpart.

8. Effectiveness. This Amendment shall be effective as of April 1, 2020 upon execution and delivery by Landlord, and shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and permitted assigns.

*                *                 *

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

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IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

10 JAY MASTER TENANT LLC, a Delaware limited liability company

By:	Tigerjoy Manager LLC,
its Managing Member

By:	Tigerjoy Capital LLC,
its sole Member

By:	140 Wendover Lane II, LLC,
its Co-Manager

By:	/s/ Mark Weissman
Name: Mark Weissman
Title: Sole Member

By:	Galileo Real Estate Corp.,
Its Co-Manager

By:	/s/ Gil Geva
Name: Gil Geva
Title: President and Treasurer

RENT THE RUNWAY, INC., a Delaware corporation

By:	/s/ Scarlett O’Sullivan
Name: Scarlett O’Sullivan
Title: CFO

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